                          MASTER CONTRIBUTION AGREEMENT

                         dated as of September 25, 2000

                                      among

                  JACOBS REALTY INVESTORS LIMITED PARTNERSHIP,

                  RICHARD E. JACOBS, solely as Trustee for the
                    Richard E. Jacobs Revocable Living Trust,

                  RICHARD E. JACOBS, solely as Trustee for the
                         David H. Jacobs Marital Trust,

                        CBL & ASSOCIATES PROPERTIES, INC.

                                       and

                      CBL & ASSOCIATES LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                     CONTRIBUTIONS OF INTERESTS AND MERGERS

1.1    Contributions of Interests..............................................3
1.2    Excluded Outparcels.....................................................9
1.3    No Representations.....................................................12
1.4    Release................................................................14

                                   ARTICLE II

                                 CONSIDERATION

2.1    Consideration..........................................................16

                                   ARTICLE III

                    TITLE AND OTHER PROPERTY RELATED MATTERS

3.1    Title to the Properties................................................22
3.2    Title Defects..........................................................24
3.3    Condemnation...........................................................27
3.4    Destruction or Damage..................................................28
3.5    Insurance..............................................................30

                                   ARTICLE IV

                                   COVENANTS

4.1    Agreement to Explore a Potential Alternate Transaction.................30
4.2    Amendment to the OP Partnership Agreement..............................30
4.3    Existence..............................................................30
4.4    Commercially Reasonable Efforts........................................31
4.5    HSR Act Filings........................................................31
4.6    Conduct of Business....................................................31
4.7    Registration Rights Agreement..........................................35
4.8    Voting and Standstill Agreement........................................35
4.9    Department Store Issues................................................35

4.10   Amendment to Rights Agreement..........................................35
4.11   Jacobs Employees.......................................................36
4.12   Limitation on Actions by CBL...........................................37
4.13   Expenses...............................................................37
4.14   Partner Consents.......................................................38
4.15   Stockholder Approval...................................................39
4.16   Tax Treatment..........................................................41
4.17   Estoppel Certificates..................................................43
4.18   Reservation of REIT Stock..............................................44
4.19   Assumption of Guaranties...............................................44
4.20   Non-Competition Agreement..............................................45
4.21   Randolph Mall..........................................................45
4.22   Refinancings...........................................................45
4.23   Resignation of Officers................................................46
4.24   No Solicitation........................................................46
4.25   Transition Services Agreement..........................................47
4.26   Financial Statements...................................................47
4.27   Post-Closing Cooperation...............................................47
4.28   Environmental Insurance................................................47
4.29   Insurance Claims.......................................................48
4.30   Computer Leases........................................................48
4.31   Weston Management Options..............................................48

                                    ARTICLE V

                                 TAX PROTECTION

5.1    Section 704(c) Method..................................................48
5.2    Protection Period......................................................49
5.3    Certain Permitted Transactions.........................................49
5.4    Debt Protection Period.................................................50
5.5    Indemnity..............................................................53
5.6    Damages................................................................57
5.7    Towne Mall.............................................................57
5.8    Midland Mall...........................................................58
5.9    Initial Capital Accounts...............................................58
5.10   Third Party Beneficiaries..............................................58
5.11   Preservation of Tax Status.............................................59
5.12   Income Tax Reporting...................................................59

                                   ARTICLE VI

                                     CLOSING

6.1    Closing................................................................60
6.2    Closing Deliveries by JRI..............................................63
6.3    Closing Deliveries by the Operating Partnership........................69
6.4    Deferred Closings......................................................73

                                   ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

7.1    Conditions Precedent to Obligation of the REIT and the Operating
       Partnership............................................................75
7.2    Conditions Precedent to Obligations of the Jacobs Parties..............78

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

8.1    Representations and Warranties of CBL..................................80
8.2    Representations and Warranties of JRI..................................89
8.3    General Provisions....................................................102
8.4    Survival..............................................................105

                                   ARTICLE IX

                                INDEMNIFICATION

9.1    Obligation of CBL to Indemnify........................................106
9.2    Obligation of JRI to Indemnify........................................106
9.3    Limitations on Recovery...............................................106
9.4    Indemnification for Certain Historical Liabilities....................109
9.5    Indemnification for Matters Relating to Weston Management and for
       Certain Known Claims..................................................111
9.6    Covenant to Maintain Net Assets.......................................111

                                    ARTICLE X

                                  TERMINATION

10.1   Termination Rights....................................................111
10.2   Termination upon Default or a Failure of a Condition Precedent........113

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1   Broker................................................................114
11.2   Expenses..............................................................115
11.3   Further Assurances....................................................115
11.4   Payment of Expenses...................................................115
11.5   Notices...............................................................115
11.6   Assignment............................................................117
11.7   Waiver................................................................117
11.8   Incorporation of Recitals and Schedules...............................117
11.9   Confidentiality; Press Releases.......................................118
11.10  Merger................................................................119
11.11  GOVERNING LAW.........................................................119
11.12  Jurisdiction..........................................................119
11.13  Captions..............................................................119
11.14  Counterparts..........................................................119
11.15  Severability..........................................................120
11.16  Prior Negotiations; Construction......................................120
11.17  Litigation Expenses...................................................120
11.18  No Recordation........................................................120
11.19  Competitive Activities................................................120
11.20  No Obligations of Property Owners.....................................121
11.21  WAIVER OF TRIAL BY JURY...............................................121
11.22  Relationship of JRI to the Jacobs Parties.............................121
11.23  General Limitation on Liabilities.....................................121


EXHIBITS
--------

EXHIBIT A    PROPERTIES AND PROPERTY OWNERS
EXHIBIT B    INTERESTS AND OUTSIDE PARTNERS
EXHIBIT C-1A FORM OF INTEREST CONTRIBUTION AGREEMENT (WITHOUT OPTION) EXHIBIT C-1B FORM OF INTEREST CONTRIBUTION AND OPTION AGREEMENT
EXHIBIT C-2  FORM OF DEED CONTRIBUTION AGREEMENT
EXHIBIT C-3  FORM OF CONTRIBUTION AGREEMENT (WESTON MANAGEMENT)
EXHIBIT D-1  FORM OF JRI OPTION AGREEMENT
EXHIBIT D-2  FORM OF OP OPTION AGREEMENT
EXHIBIT E    FORM OF OPTION INTEREST VOTING AGREEMENT

EXHIBIT F    TITLE COMMITMENTS
EXHIBIT G    FIRST AMENDMENT TO OP PARTNERSHIP AGREEMENT
EXHIBIT H-1  REGISTRATION RIGHTS AGREEMENT
EXHIBIT H-2  ADDENDUM TO REGISTRATION RIGHTS AGREEMENT
EXHIBIT I    VOTING AND STANDSTILL AGREEMENT
EXHIBIT J    FORM OF CONTINUING LOAN INDEMNITY AGREEMENT
EXHIBIT K    NON-COMPETITION AGREEMENT
EXHIBIT L    TRANSITION SERVICES AGREEMENT
EXHIBIT M    REQUIRED DEBT ALLOCATIONS
EXHIBIT N    FORM OF GUARANTY
EXHIBIT O    FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT P    FORM OF OPINION OF COUNSEL TO JRI
EXHIBIT Q    FORM OF LENDER CONSENTS
EXHIBIT R    OUTSIDE PARTNER CONSENTS
EXHIBIT S-1  FORM OF OPINION OF COUNSEL TO CBL
EXHIBIT S-2  FORM OF TAX OPINION OF COUNSEL TO CBL
EXHIBIT T    LEASE TERM SHEET
EXHIBIT U    FORM OF RELEASE
EXHIBIT V    ASSURANCE AGREEMENT


SCHEDULES
---------

SCHEDULE 1.2(a)            EXCLUDED OUTPARCELS
SCHEDULE 2.1(a)            RELEASE PRICING
SCHEDULE 2.1(b)(ii)        OUTSIDE PARTNER INTERESTS
SCHEDULE 3.1(b)(i)         INITIAL TITLE OBJECTIONS
SCHEDULE 3.1(b)(ii)        DELIVERED SURVEYS
SCHEDULE 3.1(b)(v)         RENT ROLLS
SCHEDULE 3.2(c)            REMEDIAL ACTIONS
SCHEDULE 4.6(iii)(A)       AMENDMENTS TO ORGANIZATIONAL DOCUMENTS
SCHEDULE 4.6(iii)(B)       PERMITTED TRANSACTIONS
SCHEDULE 4.6(vi)           APPROVED LEASES
SCHEDULE 4.9               DEPARTMENT STORE ISSUES
SCHEDULE 4.15(b)-1         SHARE OWNERSHIP LIMITATION AMENDMENT
SCHEDULE 4.15(b)-2         REIT BOARD RESOLUTION
SCHEDULE 4.15(b)-3         SHARE OWNERSHIP AGREEMENT
SCHEDULE 4.17-1            ANCHORS
SCHEDULE 4.17-2            FORM OF TENANT ESTOPPEL
SCHEDULE 4.17-3            GROUND LEASES
SCHEDULE 4.17-4            FORM OF GROUND LESSOR ESTOPPEL
SCHEDULE 4.17-5            REA PARTIES
SCHEDULE 4.17-6            FORM OF REA PARTY ESTOPPEL

SCHEDULE 4.17-7            FORM OF LENDER ESTOPPEL
SCHEDULE 4.17-8            FORM OF OUTSIDE PARTNER ESTOPPEL
SCHEDULE 4.19              GUARANTIES AND INDEMNITIES
SCHEDULE 4.28              ENVIRONMENTAL INSURANCE
SCHEDULE 5.7               REPRESENTATIONS AND WARRANTIES (TOWNE MALL)
SCHEDULE 7.1(j)            RELATED PARTY LOANS
SCHEDULE 8.1(c)            OUTSTANDING SUBSCRIPTIONS
SCHEDULE 8.1(d)            CONSENT, APPROVAL AND NOTICE REQUIREMENTS
SCHEDULE 8.1(g)            GOVERNMENTAL CONSENTS
SCHEDULE 8.1(i)            OTHER LIABILITIES
SCHEDULE 8.1(p)            OTHER MERGER AGREEMENTS
SCHEDULE 8.2(a)(ii)        JACOBS THIRD PARTY CONSENTS
SCHEDULE 8.2(b)(i)         CONSENTS TO PLEDGES OF INTERESTS
SCHEDULE 8.2(b)(ii)        JACOBS PARTIES' ORGANIZATIONAL DOCUMENTS
SCHEDULE 8.2(c)            PENDING CLAIMS
SCHEDULE 8.2(d)            NON-COMPLIANCE WITH LAWS
SCHEDULE 8.2(e)            INTELLECTUAL PROPERTY OF JACOBS PARTIES
SCHEDULE 8.2(f)            PENDING TAX AUDITS
SCHEDULE 8.2(i)(iv)        FORMATION DOCUMENTS
SCHEDULE 8.2(i)(vii)       PARTNER LOANS
SCHEDULE 8.2(i)(viii)      MANAGEMENT AND LEASING CONTRACTS
SCHEDULE 8.2(i)(x)             CURRENT WESTON MANAGED PROPERTIES
SCHEDULE 8.2(k)            ANCHOR DOCUMENTS
SCHEDULE 8.2(l)            LEASING COMMISSIONS AND FEES
SCHEDULE 8.2(m)            OPERATING CONTRACTS
SCHEDULE 8.2(n)            CONTINUING LOANS
SCHEDULE 8.2(o)            ENVIRONMENTAL REPORTS
SCHEDULE 8.2(p)            CASUALTY INSURANCE POLICIES
SCHEDULE 8.2(s)            OTHER LIABILITIES
SCHEDULE 8.2(y)            OWNERSHIP OF CORPORATIONS
SCHEDULE 9.5               NON-EXCLUDED ENVIRONMENTAL LIABILITIES

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Additional Filings.......................................................4.15(a)
Affected Interests.....................................................5.5(d)(i)
Agreement...............................................................Preamble
Aggregate Excess Cure Amount...........................................8.3(c)(i)
Anchors.....................................................................4.17
Anchor Documents..........................................................8.2(k)
Associate Interests.....................................................Preamble
Associates..............................................................Preamble
Business Day..........................................................2.1(a)(ii)
Cary Note.............................................................1.1(a)(vi)
CBL.....................................................................Preamble
CBL Material Adverse Effect...............................................8.1(a)
CBL's Representatives.....................................................8.3(b)
CIGNA.................................................................4.22(a)(i)
Claims....................................................................1.4(a)
Closing...................................................................6.1(a)
Closing Date..............................................................6.1(a)
Code.........................................................................5.1
commercially reasonable efforts...........................................1.1(a)
Commission................................................................8.1(l)
Commitment................................................................3.1(a)
Common Units...........................................................8.1(c)(i)
Condemnation..............................................................3.3(a)
Consent Solicitation Documentation.......................................4.14(b)
Consideration.........................................................2.1(a)(ii)
Continuing Loan.......................................................1.1(b)(ii)
Continuing Loan Guaranty....................................................4.19
Contributed Assets...........................................................5.1
Contribution Agreement (Weston Management).............................1.1(a)(v)
Contributor Party.........................................................1.4(a)
Contributors............................................................Preamble
Core Properties...........................................................6.4(a)
Cure Amount...............................................................8.3(c)
Cure Cutoff Date..........................................................6.4(b)
Deed Contribution Agreement............................................1.1(a)(i)
Defaulting Party............................................................10.2
Deferred Closing..........................................................6.4(b)
Deferred Closing Date.....................................................6.4(b)
Delivered Surveys.....................................................3.1(b)(ii)

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Delivery Date...............................................................5.12
De Minimis Cure Amount.................................................8.3(c)(i)
DHJ.....................................................................Preamble
Disposition..................................................................5.2
Encumbrance...............................................................3.2(a)
Environmental Law.........................................................8.2(o)
Environmental Reports.....................................................8.2(o)
Estoppel Certificate........................................................4.17
Excess Cure Amount.....................................................8.3(c)(i)
Exchange Act..............................................................8.1(l)
Exchange Rights..........................................................4.16(c)
Excluded Liability........................................................9.4(a)
Excluded Outparcels.......................................................1.2(a)
Excluded Property.........................................................6.4(a)
Excluded Property Manager...................................................4.31
Expense Reimbursement.......................................................10.1
Fee Owner.................................................................1.2(c)
Financial Statements......................................................8.2(r)
First Amendment..............................................................4.2
Foreign Owner.............................................................8.2(u)
Governmental Authority....................................................7.1(e)
Ground Lessor...............................................................4.17
Guarantor...................................................................4.19
Guaranty Opportunity......................................................5.4(c)
Hazardous Materials.......................................................1.4(a)
HSR Act...................................................................4.5(a)
ICOA Closing...........................................................2.1(c)(i)
ICOA Option Closing...................................................2.1(c)(ii)
ICOA Option Closing Date..............................................2.1(c)(ii)
Indemnitor................................................................5.4(d)
Individual Protected Party.............................................5.5(d)(i)
Initial Period...........................................................10.1(a)
Initial Scheduled Principal Closing Date..................................6.1(a)
Initial Title Objections...............................................3.1(b)(i)
Inquiry...................................................................9.3(b)
Interest Contribution Agreement.......................................1.1(a)(ii)
Interest Contribution Agreement (Without Option).......................1.1(a)(i)
Interest Contribution and Option Agreement............................1.1(a)(ii)
Interests...............................................................Preamble

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Jacobs Interests........................................................Preamble
Jacobs-Managed Property...................................................3.2(a)
Jacobs Parties..........................................................Preamble
Jacobs Third Party Consents...........................................8.2(a)(ii)
Jacobs Trusts...........................................................Preamble
JG Realty.............................................................6.2(f)(ii)
JRI.....................................................................Preamble
JRI Option Agreement......................................................1.2(a)
JRI Partnership Agreement.............................................8.2(b)(ii)
Lease Term Sheet.........................................................4.6(vi)
Leasing Contracts...................................................8.2(i)(viii)
Mall Employees..............................................................4.11
Management Contracts................................................8.2(i)(viii)
Maximum Financing Adjustment Amount...............................1.1(b)(iii)(E)
New Entity..............................................................Preamble
New Loan..............................................................1.1(b)(ii)
New Units................................................................4.16(c)
Non-Competition Agreement...................................................4.20
OP Option Agreement.......................................................1.2(b)
OP Partnership Agreement.....................................................4.2
OP Units..................................................................8.1(a)
Operating Contracts.......................................................8.2(m)
Operating Partnership...................................................Preamble
Opinion of Counsel.......................................................4.16(c)
Option Interest Voting Agreement.......................................2.1(c)(i)
Other Exceptions..........................................................3.2(a)
Outside Partners........................................................Preamble
Partial Properties......................................................Preamble
Partial Property Owners.................................................Preamble
Partner Consent..........................................................4.14(a)
Permitted Exceptions......................................................3.1(b)
Person....................................................................1.3(a)
Principal Closing.........................................................6.1(a)
Principal Closing Date....................................................6.1(a)
Property................................................................Preamble
Property Material Adverse Effect......................................8.2(a)(ii)
Property Owner..........................................................Preamble
Property-Specific Monetizable Claim.......................................8.3(c)
Protected Parties............................................................5.1

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Protection Period............................................................5.2
Proxy Statement..........................................................4.15(a)
PTP......................................................................4.16(c)
Qualified Protection Opportunity..................................5.4(b), 5.4(c)
Ready to Mail Notice...................................................6.1(c)(i)
Registration Rights Agreement................................................4.7
REIT....................................................................Preamble
REIT Board Resolution....................................................4.15(b)
REIT Stock............................................................8.1(c)(ii)
REIT Stockholders Meeting................................................4.15(b)
REJ.....................................................................Preamble
Remaining Portfolio......................................................11.9(a)
Remove....................................................................3.2(b)
Rent Rolls................................................................8.2(j)
Response Period........................................................3.2(d)(i)
Richard Jacobs Group........................................................4.10
Rights...................................................................4.16(c)
Rights Agreement............................................................4.10
SCU Issuance Proposal....................................................4.15(b)
SCUs..................................................................2.1(a)(ii)
SEC Documents.............................................................8.1(l)
SEC Financial Statements..................................................8.1(l)
Securities Act.........................................................8.1(c)(i)
Share Ownership Limitation Amendments....................................4.15(b)
Subsequent Scheduled Principal Closing Date...............................6.1(b)
Subsequent Title Objections...............................................3.2(a)
Substantial Casualty......................................................3.4(a)
Substantial Condemnation..................................................3.3(a)
Tenant Note...............................................................6.2(s)
TIAA.....................................................................10.1(c)
Title Company.............................................................3.1(a)
Title Documents...........................................................3.1(a)
Title Objection...........................................................3.2(b)
Title Policies............................................................3.1(a)
Transfer..............................................................5.5(d)(ii)
Transferred Interest..................................................5.5(d)(ii)
Transferring Protected Party..........................................5.5(d)(ii)
Transition Services Agreement...............................................4.25
Unit Transfer............................................................4.16(c)

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Updated Survey............................................................3.2(c)
Voting and Standstill Agreement..............................................4.8
Weston Management.......................................................Preamble
100% Properties.........................................................Preamble
100% Property Owners....................................................Preamble

                          MASTER CONTRIBUTION AGREEMENT

     THIS MASTER CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 25th day of September, 2000, by and among JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 25425 Center Ridge Road, Westlake, Ohio 44145 ("JRI"), Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ" and, together with the REJ, the "Jacobs Trusts"; JRI and the Jacobs Trusts are referred to herein collectively as the "Jacobs Parties"), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "REIT"), and CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"; the Operating Partnership and the REIT are referred to herein collectively as "CBL"), each having an address at One Park Place, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421.

                              W I T N E S S E T H:
                              --------------------


     WHEREAS, the Jacobs Parties, directly or through affiliates, own partnership or limited liability company interests in the owners of the twenty-one (21) regional mall shopping centers identified on Exhibit A (each, a "Property", and collectively, the "Properties").

     WHEREAS, with the exception of East Towne Mall and West Towne Mall (which are owned by the same partnership) and Wausau Center (which is owned by two partnerships), each of the Properties is owned by a separate partnership or limited liability company (each, a "Property Owner", and collectively, the "Property Owners") as identified on Exhibit A.

     WHEREAS, the ownership interests in each of the Property Owners owned directly or indirectly by the Jacobs Parties are referred to as the "Jacobs Interests".

     WHEREAS, certain current or former associates and/or partners of affiliates of JRI identified on Exhibit B hereto (the "Associates") also own, directly and/or indirectly, partnership or limited liability company interests in the Property Owners as more fully set forth on Exhibit B (such interests, collectively, the "Associate Interests"; the Associate Interests, together with the Jacobs Interests, are referred to herein collectively as the "Interests").

     WHEREAS, certain institutional investors and other outside partners who have thus far not expressed a willingness to participate in the contribution transactions contemplated by this Agreement (such Persons who are also identified on Exhibit B, the

"Outside Partners") also own interests in the Property Owners of certain of the Properties as identified on Exhibit B (such Properties, the "Partial Properties", and the Property Owners thereof, the "Partial Property Owners"); and the Property Owners of the remaining Properties are owned by some combination of the Jacobs Parties and the Associates as identified on Exhibit B (such Properties, the "100% Properties", and the Property Owners thereof, the "100% Property Owners").

     WHEREAS, the percentage interests of the Jacobs Parties, the Associates and the Outside Partners in each of the Property Owners are as set forth on Exhibit B.

     WHEREAS, the Jacobs Trusts own directly and/or indirectly all of the partnership interests in Weston Management Company Limited Partnership, a Delaware limited partnership ("Weston Management"), which partnership, at the Principal Closing, will own the management and leasing contracts applicable to each of the Properties (other than Kentucky Oaks Mall) being contributed to the Operating Partnership at the Principal Closing and will not own any other material assets.

     WHEREAS, prior to the applicable Closing, the Jacobs Parties have agreed to use commercially reasonable efforts to cause the Associates who own direct Interests in each of the 100% Property Owners to contribute their Interests in each such Property Owner to a separate newly-formed limited liability company (each, a "New Entity").

     WHEREAS, at the applicable Closing, the Jacobs Parties (a) have agreed to contribute and to use commercially reasonable efforts to cause the New Entities to contribute the Interests in the 100% Property Owners to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), or, if any Associate is unwilling to contribute its direct Interests in any 100% Property to a New Entity, to cause the 100% Property Owner of that 100% Property to transfer the 100% Property in the form of an outright deed/leasehold interest transfer in lieu of the Interest contributions described above for such Property, (b) have agreed to contribute, and to seek to cause the Associates to contribute, their respective direct and/or indirect interests in each of the Partial Property Owners to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), (c) have agreed to approach each of the Outside Partners identified on Schedule 2.1(b)(ii) to determine whether they are interested in contributing their respective interests in the Partial Property Owners to the Operating Partnership (it being understood that the Jacobs Parties are under no obligation to cause any such contributions), and (d) have agreed to contribute all of their direct and/or indirect interests in Weston Management to the REIT and/or the Operating Partnership or an affiliate thereof, as requested by the Operating Partnership, in each case in exchange for cash and special partnership interests in the Operating Partnership on the terms set forth below.

     WHEREAS, JRI, the New Entities, the Associates that own direct Interests in the Partial Property Owners, the affiliates of the Jacobs Parties that own Interests in the Property Owners, any Outside Partners that contribute interests in any of the Partial Property Owners and any Property Owners that contribute Properties pursuant to Deed Contribution Agreements are collectively referred to herein as the "Contributors".

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                     CONTRIBUTIONS OF INTERESTS AND MERGERS

     1.1 Contributions of Interests. (a) Subject to and on the terms and conditions hereinafter set forth, on the date and at the time and place provided for in Section 6.1 or Section 6.4:

          (i) Each of the Jacobs Parties agrees (A) to contribute, transfer, assign and deliver all of its right, title and interest in and to its Interests in each 100% Property Owner, and to cause its affiliates to contribute, transfer, assign and deliver all of their right, title and interest in and to their Interests in each 100% Property Owner, to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) for that Property in the form attached as Exhibit C-1A hereto (each such agreement, an "Interest Contribution Agreement (Without Option)") and (B) to use commercially reasonable efforts to cause each of the Associates that owns a direct Interest in a 100% Property Owner to contribute, transfer, assign and deliver all of its right, title and interest in and to the relevant Interest in each 100% Property Owner, to a New Entity, and, subsequently, to use commercially reasonable efforts to cause each New Entity to contribute, transfer, assign and deliver all of its right, title and interest in and to the Interests in each 100% Property Owner to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) for that Property, provided, however, that in the event that any Associate is unwilling to participate in the foregoing restructuring process, the Jacobs Parties will, in lieu of such restructuring and contribution, cause each 100% Property Owner in which such Associate holds any direct Interests to transfer the relevant 100% Property in the form of an outright deed/leasehold interest transfer to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to a Deed Contribution Agreement for that 100% Property in the form attached as Exhibit C-2 hereto (each such agreement, a "Deed Contribution Agreement");

          (ii) Each of the Jacobs Parties agrees to contribute all of its right, title and interest in and to its Interests in each Partial Property Owner to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) or an Interest Contribution and Option Agreement in the form of Exhibit C-1B hereto (each such agreement, an "Interest Contribution and Option Agreement"; each Interest Contribution Agreement (Without Option) and Interest Contribution and Option Agreement is referred to herein as an "Interest Contribution Agreement") for that Property;

          (iii) JRI agrees to use commercially reasonable efforts to cause each Associate that owns an Associate Interest in a Partial Property Owner to enter into the Interest Contribution Agreement relating thereto and to contribute the relevant Associate Interest to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to the terms thereof;

          (iv) JRI agrees to approach the Outside Partners identified on
     Schedule 2.1(b)(ii) to determine whether any such Outside Partner is interested in contributing its interests in any Property Owner that owns a Property identified on such Schedule to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement for that Property, which offer shall expire fifteen (15) days prior to the Principal Closing Date (it being understood that the Jacobs Parties are under no obligation to cause any of the Outside Partners to contribute their interests to the Operating Partnership and that contributions by Outside Partners are not a condition precedent to any Closing contemplated herein); and

          (v) Each of the Jacobs Parties agrees to contribute all of its right, title and interest in and to the outstanding partnership interests in Weston Management to the REIT and/or the Operating Partnership (or an affiliate thereof) pursuant to a Contribution Agreement (Weston Management) in the form attached hereto as Exhibit C-3 (the "Contribution Agreement (Weston Management)").

          (vi) At the Closing with respect to Cary Towne Center, JRI agrees to cause JG Cary Joint Venture to contribute to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) the promissory note evidencing the capital improvements loan in the original principal amount of $27,801,293.53 made by it to Cary Venture Limited Partnership (the "Cary Note").

For purposes of this Agreement, and without intending to expand the meaning of the phrase "commercially reasonable efforts," the parties hereto acknowledge that commercially reasonable efforts will not be interpreted as requiring the initiation or settlement of litigation, disproportionate payouts to any partners, the payment of money (other than usual and customary expenses associated with negotiating and closing transactions of the nature set forth herein) or reallocations of the Consideration or any component thereof among Properties or Contributors.

     (b) (i) JRI agrees to use commercially reasonable efforts to obtain the Outside Partner, lender and other third-party consents and waivers necessary to facilitate the contributions described in Section 1.1(a) above. JRI also agrees to update CBL periodically upon CBL's request on the status of its efforts to obtain the foregoing consents and waivers. In the event that JRI, after using commercially reasonable efforts, is unable to obtain any such consent or waiver on or before the date that is thirty (30) days prior to the Initial Scheduled Principal Closing Date, CBL shall have the right, after consultation with JRI, to approach any such third-party directly in an effort to help JRI obtain such consent or waiver; if CBL exercises this right, it will provide JRI copies of all correspondence to and from CBL and/or its agents relating thereto and will advise JRI promptly of all actions taken by it and the results thereof.

     (ii) If any lender with a loan secured by any Property, which loan is expected to remain outstanding following the Closing with respect to such Property (such loan, a "Continuing Loan"; the parties currently expect that the loans set forth on Schedule 8.2(n) will be Continuing Loans), is unwilling to grant its consent to the contribution of that Property, or the contribution of the Interests in the Property Owner of that Property, to CBL as contemplated in this Agreement, and a refinancing of that Continuing Loan on or before the Closing Date with respect to that Property is not prohibited by the terms of the related loan documents, CBL and JRI agree to use commercially reasonable efforts to refinance such Continuing Loan at or before the Closing for that Property on terms that comply with the next sentence and that will permit its contribution to CBL (any such replacement financing, a "New Loan"). JRI agrees to use commercially reasonable efforts to obtain a New Loan on terms (including rate, maturity, principal amount, escrows, reserves, indemnities and other material terms) no less favorable to CBL than the terms of the loan being refinanced thereby and in compliance with the terms of Section 1.1(b)(iii)(G) below. In addition, JRI will pay the prepayment penalty or premium due to the prior lender, if any, in connection with any such refinancing, as well as the legal, due diligence and other costs (including, without limitation, points, fees, lender's title insurance premium and mortgage recording taxes) incurred by the borrower and, to the extent required, by the lender in connection with each such refinancing.

     (iii) If it becomes necessary for JRI to replace any existing loan with a New Loan as contemplated above and, despite its efforts, JRI is not able to obtain a New Loan with terms that are comparable to the relevant existing loan, the differences between the two financings will be accounted for as follows:

          (A) If the interest rate payable on any New Loan exceeds the interest rate on the related existing loan (it being understood that when comparing the rates of any two loans the parties will make such adjustments as are necessary to compare the "effective interest rates" (e.g, to take into account the effect of up-front points or exit fees and differences in method of calculation such as 12/30/360 vs. actual/365, and in the case of any loan for which the borrower makes contingent interest payments, the effective interest rate for such loan will be determined based on the assumption that contingent interest payable for each remaining year of the loan would have been equal to the aggregate actual contingent interest payments made during the twelve months preceding the refinancing) so that the comparison can be made on an economically equivalent basis), JRI will reduce the effective interest rate of the New Loan to the interest rate of the relevant existing loan by, at JRI's election, (1) paying the lender an up-front payment, (2) purchasing an interest rate cap or swap from a counterparty, and pursuant to such documents as are, acceptable to CBL (which acceptance will not be unreasonably withheld, conditioned or delayed) or (3) reducing the number of SCUs to be delivered by CBL at the Closing for the relevant Property by the quotient of (I) the present value (determined using the interest rate on the existing loan as the discount rate) of the difference between (x) the aggregate of all scheduled interest payments to be paid by the borrower pursuant to the terms of the New Loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the New Loan (which will match the maturity of the existing loan) and (y) the aggregate of all scheduled interest payments (as determined and adjusted, in each case, in accordance with principles set forth above) to be made by the borrower pursuant to the terms of the existing loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the existing loan and (II) 32.25.

          (B) If the effective interest rate payable on a New Loan secured by Columbia Mall or Regency Mall is less than the interest rate on the related existing loan, CBL will increase the effective interest rate of the New Loan for the remainder of the term of the relevant existing loan to the interest rate of the relevant existing loan by increasing the number of SCUs to be delivered by CBL at the Closing for the relevant Property by the quotient of (I) the present value (determined using the interest rate on the existing loan as the discount rate) of the difference between (x) the aggregate of all scheduled interest payments to be made by the borrower pursuant to terms of the existing loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the existing loan and (y) the aggregate of all scheduled interest payments to be paid by the borrower pursuant to the terms of the New Loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the New Loan (which will match the maturity of the existing loan) and (II) 32.25.

          (C) The principal balance of a New Loan may not exceed the principal balance of the related existing loan without CBL's prior consent, which consent may be withheld in CBL's sole discretion. If, with CBL's approval, the principal balance of the New Loan exceeds the principal balance of the existing loan, then at the Closing for the relevant Property there will be no change in the Consideration payable in respect of that Property, but CBL will be entitled to a credit in the closing adjustments for that Property in an amount equal to the amount by which the principal balance of the New Loan exceeds the principal balance of the existing loan. For the purposes of this clause (C), the principal balance of an existing loan will be the expected principal balance of such existing loan on the Closing Date for such Property, taking into account all scheduled amortization payments with respect to such loan whether or not such payments are actually made.

          (D) If the principal balance of the New Loan is lower than the principal balance of the existing loan, then at the Closing for the relevant Property the SCU component of Consideration will be increased (and the increase will be allocated to the contributors of the relevant Property) by a number of SCUs equal to the quotient of (I) the amount by which the principal balance of the existing loan exceeded the principal balance of the New Loan and (II) 32.25. For the purposes of this clause (D), the principal balance of an existing loan will be the expected principal balance of such existing loan on the Closing Date for such Property, taking into account all scheduled amortization payments with respect to such loan whether or not such payments are actually made.

          (E) The provisions of clauses (B) and (D) above are subject to the limitation that if the sum of (x) the aggregate number of additional SCUs that CBL would be required to deliver pursuant to those clauses in respect of all New Loans plus (y) the aggregate number of additional SCUs that CBL would be required to deliver pursuant to Section 4.22(b) exceeds 310,078 (such number, the "Maximum Financing Adjustment Amount"), then CBL may, in its sole discretion, elect to cap the number of SCUs to be delivered in respect of New Loans pursuant to clauses (B) and (D) above at the Maximum Financing Adjustment Amount, and in that case, at the relevant Closing (or Closings), CBL instead will be required to, or will cause the applicable property owner (or, in the case of a Partial Property, the applicable CBL entity receiving the Interests in the relevant Partial Property Owner) to, deliver a promissory note to each Contributor whose aggregate number of SCUs was limited by this clause (E). Any such promissory note will be secured by a second mortgage on the applicable Property if permitted by the lender of the New Loan, or, in the case of a Partial Property, a first security interest in the interests in the applicable Property Owner received by CBL pursuant to the terms of this Agreement, and will otherwise be an unsecured obligation of the applicable Property Owner (or, in the case of a Partial Property, the CBL entity receiving the related Interests). The form of any such promissory notes will be mutually agreed between CBL and JRI, each acting in a commercially reasonable manner, and will incorporate the following terms: the principal amount will be the product of 32.25 and the number of SCUs not delivered to the Contributor beneficiary thereof because they exceed the Maximum Financing Adjustment Amount, the scheduled maturity will be the scheduled maturity date of the New Loan in respect of which the SCUs otherwise would have been delivered, the interest rate will be the interest rate that was payable on the loan that was refinanced and the covenants, defaults and other provisions of the promissory note will be consistent with the terms of the New Loan insofar as they relate to the maker of the note.

          (F) If any substantive term or provision (other than the principal amount or rate) of any New Loan differs from and is less favorable to the borrower than the corresponding term or provision of the loan being refinanced in any material respect, the less favorable term will be subject to

     CBL's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. For clarification, except as set forth in clause (G) below, CBL will not be entitled to reject any such less favorable term or provision if at the time of the refinancing the lender's requirement of that term or provision is consistent with the practice of lenders making loans of comparable size and with comparable security in the mortgage financing market generally.

          (G) No New Loan will be a "securitized" loan, although the terms and conditions of a New Loan may include provisions customarily used by securitization lenders if the maker of the New Loan so requires (and such provisions are consistent with that lender's lending practice generally). Each New Loan, if any, will be made by an institutional lender (i.e., a bank, savings and loan association, commercial credit company, pension fund, insurance company or another traditional whole-loan provider). In addition, unless approved by CBL in its sole discretion, no New Loan will require payment of contingent interest or any other similar participation amounts, or any escrows, any debt service, leasing, capital expenditure or other similar reserves or any escrow arrangements (other than reserves or escrow arrangements for periodic payments such as insurance premiums and real estate taxes or reserves or escrow arrangements comparable to those in existence with respect to the related existing loan ) or any indemnities or guaranties (other than indemnities/guaranties for fraud, misappropriation, environmental matters and other traditional non-recourse carveouts) in amounts in excess of the indemnities or guaranties supporting the related existing loan.

          (H) In the case of a Closing involving any Partial Property, the adjustments described above for such Partial Property are subject to further adjustment to account for the fact that less than all of the outstanding interests in the Partial Property are being contributed to the Operating Partnership in connection with the transactions contemplated herein (i.e., the actual adjustment will be the product of the amount described above and the aggregate percentage interests in the Partial Property Owner that are being contributed to CBL in connection with the transactions contemplated herein (assuming that all of the interests in such Partial Property Owner that are subject to an Interest Contribution Agreement are contributed)).

     1.2 Excluded Outparcels. (a) The Properties and/or Interests to be contributed to the Operating Partnership as contemplated in this Agreement do not and will not include any of the parcels identified on Schedule 1.2(a) hereto as an excluded parcel (such parcels, "Excluded Outparcels") unless, in the case of any Excluded

Outparcel, by the Closing in respect of the Property to which it relates, JRI has been unable to obtain the consents or satisfy any of the other requirements identified on Schedule 1.2(a) or Schedule 3.1(b)(i) for that Excluded Outparcel. Accordingly, the Jacobs Parties will be entitled to take such actions, at their sole cost and expense, as are necessary to transfer the Excluded Outparcels that are currently owned by any Property Owner to a separate entity at or prior to the Closing in respect of the Property to which it relates, including obtaining subdivisions and releases of the relevant Excluded Outparcels from the documents evidencing Continuing Loans and each of the required consents and satisfying the other requirements identified on Schedule 1.2(a). If the Jacobs Parties are unable to obtain the required consents or satisfy any of the other requirements in respect of any Excluded Outparcel prior to the Closing for the Property to which the Excluded Outparcel relates, the Excluded Outparcel will be included in the assets contributed to the Operating Partnership at that Closing and CBL and the applicable Property Owner will enter into an Option Agreement in favor of JRI in the form of Exhibit D-1 hereto (each, a "JRI Option Agreement") by which JRI will be entitled to require that the Property Owner distribute such Excluded Outparcel to JRI (or its designee) upon request once JRI has obtained the required consents and satisfied the other requirements for that Excluded Outparcel identified on Schedule 1.2(a) and Schedule 3.1(b)(i). If the granting or recording of a JRI Option Agreement is prohibited by the terms of the relevant Continuing Loan or, in the case of a Partial Property, the terms of the organizational documents of the Partial Property Owner, JRI will be responsible for obtaining any required consent of the lender for that Continuing Loan or the relevant Outside Partner, as the case may be, prior to the granting or recording of such JRI Option Agreement, as applicable.

     (b) For each Excluded Outparcel (other than (i) the Excluded Outparcels identified on Schedule 1.2(a) hereto without an option price and (ii) in the event that one or more of the potential transactions identified on Schedule 4.6(iii)(B) hereto closes, the Excluded Outparcels relating to such closed transactions), at the Closing with respect to the Property to which it relates (or, if applicable, upon the later distribution of such Excluded Outparcel to JRI or its designee as contemplated above), the entity that will own that Excluded Outparcel after such Closing (or, if applicable, after such later distribution) and the Operating Partnership will enter into an Option Agreement for such Excluded Outparcel in the form attached hereto as Exhibit D-2 (each, an "OP Option Agreement") pursuant to which the JRI affiliate that owns the Excluded Outparcel will grant the Operating Partnership (or its designee) an option to purchase the relevant Excluded Outparcel for a stated price (as also set forth in Schedule 1.2(a)) during the first year (or during the first three
(3) years with respect to the Dev. Add'l Parcel 1 at Hanes Mall and Dev. Add'l Parcel 2 at Fashion Square Mall) following the Closing in respect of the Property to which the Excluded Outparcel relates (or, if applicable, during the first year (or the first three (3) years, as the case may be) following the distribution of any such Excluded Outparcel to the Jacobs Parties or their designee as contemplated above), and also will grant the Operating Partnership a right of first offer on the Excluded Outparcel for an agreed period beyond the first (or third, as the case may be) anniversary of Closing

(or, if applicable, the first (or third, as the case may be) anniversary of the distribution of such Excluded Outparcel to the Jacobs Parties or their designee as contemplated above). Each such option will be senior to any encumbrance that JRI or the optionee may place on the Excluded Outparcel.

     (c) CBL and JRI confirm and agree that (x) with respect to each of the Excluded Outparcels identified on Schedule 4.6(iii)(B), CBL has declined to purchase such parcel on the terms available to JRI in the potential transaction described on Schedule 4.6(iii)(B) for that parcel and that, notwithstanding the provisions of the OP Option Agreement relating to that parcel, JRI will be entitled to continue pursuing the transaction described on Schedule 4.6(iii)(B) for that parcel for one (1) year from the date of this Agreement in the same manner and on the same terms as would have applied if CBL or its designee had declined to exercise its option pursuant to the relevant OP Option Agreement, and (y) if any such proposed transaction has not been documented in a binding purchase and sale agreement or has not closed by the time of the first Closing that includes the Property to which that Excluded Outparcel relates, the OP Option Agreement for that Excluded Outparcel shall include an express provision confirming the rights described in this clause (c). In addition, if, at the Closing for any Property for which there is a related Excluded Outparcel, JRI has been unable to obtain all necessary consents or other items necessary to exclude the Excluded Outparcel from the assets of the Property Owner the Interests of which are being contributed to CBL, and at that time or at any time during the two (2) years following that Closing JRI is able to negotiate a sale of that Excluded Outparcel to another Person, (1) CBL agrees that it will cooperate, and will cause the Property Owner of that Excluded Outparcel or any other any entity designated by it to own the fee interest in the Excluded Outparcel (as used herein, the "Fee Owner") to cooperate, with JRI in its efforts to document and implement that sale, including providing potential purchasers with access to the Excluded Outparcel, making any records in its possession and relating to the Excluded Outparcel available to JRI and causing the Fee Owner to execute such documents as JRI may reasonably request to implement the proposed sale subject to JRI having obtained all of the consents and approvals identified on Schedule 1.2(a) and Schedule 3.1(b)(i) relating to such Excluded Outparcel, and that it will cause all proceeds from any such sale to be delivered directly to JRI (for distribution by JRI to the relevant Persons that owned interests in the Excluded Outparcel prior to the Closing for the Property to which the Excluded Outparcel relates), and (2) JRI agrees that it will be responsible for carrying out the negotiation and documentation of the proposed sale, that it will reimburse CBL for all reasonable expenses incurred by it directly or through the Property Owner or other owning entity in connection with the proposed sale, and that it will indemnify and hold harmless each of CBL and such Fee Owner from any and all costs and expenses incurred by any of them in connection with the proposed sale and the documents signed by any of them in connection therewith.

     (d) The parties agree that, if the general partner of Kentucky Oaks Mall Company elects to cause that entity to purchase the development parcel identified on

Schedule 1.2(a) as being in the vicinity of Kentucky Oaks Mall, that parcel will be treated as an Excluded Outparcel and, at any time before the Closing with respect to Kentucky Oaks Mall, that Property Owner will be entitled, in its general partner's discretion, to transfer the parcel to an entity in which JRI or one or more of its affiliates is an investor, and in the event of such a transfer neither CBL nor any entity owned or controlled by CBL will be entitled to participate in any proceeds from that transfer. Notwithstanding anything herein to the contrary, if the requirements under Section 1.2(a) have not been satisfied with respect to the Excluded Outparcels at Kentucky Oaks Mall by the Closing in respect of Kentucky Oaks Mall, then such parcels shall not be "Excluded Outparcels," and no JRI Option Agreement shall be entered into with respect thereto.

     1.3 No Representations. (a) EACH OF THE OPERATING PARTNERSHIP AND THE REIT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH HEREIN OR IN ANY INTEREST CONTRIBUTION AGREEMENT OR DEED CONTRIBUTION AGREEMENT, OR ANY EXHIBIT OR SCHEDULE ATTACHED HERETO OR THERETO, OR ANY OTHER DOCUMENT REQUIRED HEREIN OR THEREIN, THE JACOBS PARTIES AND THE OTHER CONTRIBUTORS ARE CONTRIBUTING THE INTERESTS AND, INDIRECTLY, THE PROPERTIES "AS IS, WHERE IS AND WITH ALL FAULTS" AND (ii) EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN AND IN THE INTEREST CONTRIBUTION AGREEMENTS OR DEED CONTRIBUTION AGREEMENTS, IF APPLICABLE, NEITHER THE OPERATING PARTNERSHIP NOR THE REIT IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM THE JACOBS PARTIES OR ANY ASSOCIATE, OR ANY PARTNER, OFFICER, EMPLOYEE, AFFILIATE, ATTORNEY, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER, CONCERNING THE INTERESTS OR THE PROPERTIES, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any Property or the square footage of any of the improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or the fitness, suitability, value or adequacy of any Property for any particular purpose, (iv) the zoning or other legal status of any Property or the existence of any other public or private restrictions on the use of any Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act of 1990, as amended), (vi) the ability of the Operating Partnership or the REIT or any affiliate of either of them to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property, (vii) the presence, absence, condition or compliance of any Hazardous Materials on, in, under, above or about any Property or any adjoining or neighboring property,
(viii) the quality of any labor and materials used in any improvements at any Property, (ix) the ownership of any Properties or Interests or any portion thereof, (x) any leases, permits, warranties, service contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, each of the Operating Partnership and the REIT expressly acknowledges and agrees that, except as set forth herein or in any Interest Contribution Agreement or Deed Contribution Agreement, or any Exhibit or Schedule hereto or thereto, or any other document required herein or therein, it is not relying on any representation or warranty of the Jacobs Parties or any Associate, or any partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of any of them, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of either of them. Each of the Operating Partnership and the REIT further acknowledges and agrees that none of the Jacobs Parties or any Associate or any affiliate of any of them is under any duty to make any inquiry regarding any matter that may or may not be known to any partner, officer, employee, attorney, agent or broker of any of them. This Section shall survive the Principal Closing and any Deferred Closing, or, if the Principal Closing does not occur, the termination of this Agreement. In addition, each of the Operating Partnership and the REIT acknowledges and agrees that no property (real, personal or otherwise) owned by any tenant or any other Person is intended to be conveyed hereunder unless said property is described and purported to be conveyed herein. For the purposes of this Agreement, "Person" means any individual, corporation, partnership, association, trust, limited liability company, or other entity or organization.

     (b) EACH OF THE OPERATING PARTNERSHIP AND THE REIT ACKNOWLEDGES AND AGREES THAT ANY REPORTS OBTAINED BY IT OR ANY OF ITS AFFILIATES ARE THE SOLE RESPONSIBILITY OF THE OPERATING PARTNERSHIP, AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT, NONE OF THE JACOBS PARTIES OR ANY ASSOCIATE OR ANY OF THEIR RESPECTIVE AFFILIATES HAS ANY OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR ANY PORTION THEREOF OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. EACH OF THE OPERATING PARTNERSHIP AND THE REIT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY

PROVIDED IN THIS AGREEMENT, THE OPERATING PARTNERSHIP IS SOLELY RESPONSIBLE FOR OBTAINING ANY APPROVAL OR PERMIT NECESSARY FOR ACCEPTANCE BY IT OF ANY CONTRIBUTED INTEREST OR ANY PROPERTY DIRECTLY OR INDIRECTLY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT THE OPERATING PARTNERSHIP'S SOLE COST AND EXPENSE.

     1.4 Release. (a) Without limiting the provisions of Section 1.3, each of the Operating Partnership and the REIT, for itself and any of its successors and assigns and their affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, any of the Jacobs Parties, New Entities, New Entity Subsidiaries or Associates or other contributing Outside Partners or their respective affiliates or any direct or indirect partner, member, trustee, director, shareholder, controlling person, affiliate officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns (each, a "Contributor Party", and collectively, the "Contributor Parties") with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Authority), including, without limitation, attorneys' and experts' fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with any Interest or any Property or any portion thereof (collectively, "Claims"), including, without limitation, the physical, environmental and structural condition of any Property or any law or regulation applicable thereto, or any other matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any of the Properties; provided, however, that neither the Operating Partnership nor the REIT waives its rights, if any, to recover from, or releases or discharges or covenants not to bring any action against (i) any Contributor Party for any act of that Contributor Party that constitutes fraud, (ii) JRI for any breach of the representations or warranties set forth in Section 8.2, subject to the limitations and conditions provided in Section 9.3, (iii) any Contributor for any breach of representations or warranties set forth in any of the Interest Contribution Agreements to which it is a party, subject to the limitations and conditions provided therein, (iv) any 100% Property Owner for any breach of representations or warranties set forth in any Deed Contribution Agreement to which it is a party subject to the limitations and conditions provided therein or (v) JRI for its obligations under Article IX hereof. In addition, CBL and its successors and assigns covenant and agree to, and where applicable hereby do, release, defend, indemnify and hold harmless each of the Contributor Parties and their respective affiliates from and against any future Claims to the extent relating to any Hazardous Materials that may be placed, located or released on or at any Property after the Closing Date with respect to such Property. CBL's indemnity set forth in the immediately preceding sentence will not require CBL, or its successors or assigns, to indemnify, defend or hold harmless any Contributor Party from any claims arising out of or related to any lawsuit or other proceeding or matter commenced against any Contributor Party or any partners, beneficial owners, officers, directors, employees or agents thereof by any other Person (including, without limitation, any Governmental Authority) to the extent, if any, that such lawsuit or other proceeding seeks recovery for harm suffered due to Hazardous Materials contaminating or otherwise adversely affecting or migrating from any Property on or before the Closing Date for such Property.

For purposes of the foregoing, the term "Hazardous Materials" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or other material that is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise presents a risk of danger to human, plant or animal life or the environment or that is defined, determined or identified as such in any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated) and any judicial or administrative order or judgment, in each case relating to the protection of human health, safety and/or the environment, including, but not limited to, any materials, wastes or substances that are included within the definition of (A) "hazardous waste" in the federal Recourse Conservation and Recovery Act; (B) "hazardous substances" in the federal Comprehensive Environmental Response, Comprehension and Liability Act; (C) "pollutants" in the federal Clean Water Act; (D) "toxic substances" in the federal Toxic Substances Control Act; and (E) "oil or hazardous materials" in the laws or regulations of any State.

     (b) In connection with this Section 1.4, each of the Operating Partnership and the REIT expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release.

     (c) This Section 1.4 shall survive the Principal Closing and any Deferred Closing indefinitely.

                                   ARTICLE II

                                  CONSIDERATION

     2.1 Consideration. (a) On the Principal Closing Date, assuming satisfaction by JRI and/or waiver by CBL of all conditions set forth in Section 7.1 and subject to Section 2.1(b), the Operating Partnership agrees to:

          (i) deliver to the Jacobs Trusts and the Contributors One Hundred Million Dollars ($100,000,000.00), payable in cash by wire transfer of immediately available funds to the bank accounts designated by JRI in writing to the Operating Partnership at least three (3) days prior to the Principal Closing Date, and

          (ii) admit the Contributors as additional limited partners of the Operating Partnership and issue to them a total of 11,707,194 Series J Special Common Units of the Operating Partnership ("SCUs") having the rights and priorities set forth on Exhibit G hereto

(such cash and partnership interest consideration, as it may be adjusted as provided for herein, the "Consideration"). Notwithstanding the foregoing, the total Consideration (including the final number of SCUs deliverable in respect of any Property) will be subject to increase or decrease in accordance with the provisions of this Article II, and the provisions set forth in the Contribution Agreement (Weston Management), the Interest Contribution Agreements and the Deed Contribution Agreements, if applicable. The acquisition of Weston Management shall be structured as an installment sale transaction, with the consideration payable in cash. The Consideration allocated to and payable in respect of Weston Management at each Closing will be determined as set forth in the Contribution Agreement (Weston Management), and such amounts will be payable by CBL in respect of Properties as they are contributed to CBL and regardless of whether Weston Management exercises the purchase options referred to in Section 4.31 hereof. At the Principal Closing, the Consideration will be allocated among the Properties and Weston Management in accordance with a schedule to be prepared by JRI and delivered to CBL at least five (5) Business Days prior to the Principal Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). As used herein, the term "Business Day" means any day of the year, other than a Saturday or Sunday or any other day that the Federal Reserve Bank of New York recognizes as a federal holiday. If, at any Closing, JRI has advised CBL in writing that JRI is prepared and able to Close on the related Closing Date, and CBL wire transfers funds to or for the accounts designated by JRI on that Closing Date, and the Closing fails to occur on that Closing Date because of a failure by JRI to meet one or more conditions precedent to CBL's obligation to close, JRI will reimburse CBL for the lost interest on the funds so wired until the sooner of the date on which JRI returns the funds to CBL or the relevant Closing occurs. The lost interest shall be computed at the overnight funds rate then available to JRI for short term deposits of that nature (and regardless of whether or not JRI actually earned that rate on CBL's funds).

     Notwithstanding the allocations referred to in the foregoing paragraph, if less than all of the Properties is included in the Principal Closing, the Consideration to be delivered by CBL at the Principal Closing will be reduced by the sum of the amounts set forth on Schedule 2.1(a) hereto opposite the names of the Excluded Properties (as defined below) or as otherwise agreed between JRI and CBL, and preliminary allocations of that Consideration among the Properties and the Interests to be contributed at the Principal Closing and Weston Management, will be made in accordance with a schedule of preliminary allocations specified by JRI in writing no fewer than five (5) Business Days before the Principal Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). At each Deferred Closing, if any, the total Consideration payable with respect to the Properties being contributed at such Closing and the additional consideration payable in respect of Weston Management will be the sum of the amounts set forth on
Schedule 2.1(a) with respect to those Properties (including both cash and SCUs) or as otherwise agreed between JRI and CBL, and, notwithstanding the amounts on
Schedule 2.1(a), preliminary allocations of that Consideration among the Properties and the Interests to be contributed at such Closing and Weston Management will be made in accordance with a schedule of preliminary allocations specified by JRI in writing no fewer than five (5) Business Days before the applicable Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). The parties acknowledge that the schedules of preliminary allocations referred to in the preceding sentences with respect to the Principal Closing and each Deferred Closing, if any, may be subject to further adjustment or reallocation by JRI based on the aggregate Consideration delivered by CBL with respect to all Closings and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). JRI agrees that it will notify CBL of the final allocations in writing as promptly as practicable after the last to occur of the Principal or Deferred Closings, as the case may be, or the expiration of the dates by which such Closings are required to occur as provided in this Agreement, and in no event later than November 30, 2001. In no event shall the allocations or reallocations of the Consideration determined by JRI among the Properties or the Interests affect the aggregate Consideration to be paid by CBL hereunder or the stated amounts set forth in the Interest Contribution Agreements, the Contribution Agreement (Weston Management) and the Deed Contribution Agreements, if applicable.

     (b) The Consideration allocated to any Property pursuant to a preliminary schedule prepared by JRI in accordance with Section 2.1(a) will be adjusted in each of the following circumstances and the total Consideration will be adjusted accordingly:

          (i) JRI, in its discretion, may elect to reallocate up to $10 million in the aggregate for all Closings and ICOA Option Closings of the cash component of Consideration to the SCU component of Consideration at a conversion rate of one SCU for each $32.25 of cash so reallocated. JRI may make this election by delivering written notice thereof to CBL at least fifteen (15) days prior to the Closing to which the reallocation will relate.

          (ii) if any Outside Partner set forth on Schedule 2.1(b)(ii) hereto elects to participate in the contribution transactions set forth herein with respect to any Property identified on Schedule 2.1(b)(ii) in which it has an ownership interest, the Consideration will be increased by the number of

     SCUs set forth on Schedule 2.1(b)(ii) hereto for that Outside Partner or as otherwise agreed between JRI and CBL.

          (iii) if it becomes necessary for JRI to arrange the refinancing of any Continuing Loan as set forth in Section 1.1(b), the SCU component of the Consideration allocable to the related Property may be adjusted as provided in Section 1.1(b)(iii).

          (iv) if any capital expenditure scheduled on the 2000 or 2001 business plan to be completed prior to the Closing Date with respect to any Property is not completed by such Closing Date, the total Consideration payable in respect of that Property will be reduced as set forth in Section 4.6(i).

          (v) the aggregate Consideration will be increased by increasing the SCU component of the Consideration payable in respect of any Property to account for any regular scheduled amortization payments actually made in respect of any related Continuing Loan and/or New Loans for such Property during the period after December 31, 2000 through and including the Closing Date (or the ICOA Closing Date, if applicable, for such Property), in which case the number of SCUs will be increased at the rate of one SCU for each $32.25 of amortization payments made during such period, provided, however, that if such adjustment is being made with respect to a Partial Property, the total number of SCUs will be increased by an amount equal to the quotient of (x) the product of (A) the total amortization payments made during such period with respect to such Partial Property and (B) the percentage of the total interests in the Partial Property Owner of that Partial Property being contributed to the Operating Partnership in connection with the transactions contemplated herein (assuming that all of the interests in such Partial Property Owner that are subject to an Interest Contribution Agreement are contributed) divided by (y) 32.25.

          (vi) if Cary Towne Center is included in the relevant Closing, the aggregate Consideration will be increased by increasing the cash component of the Consideration payable at that Closing by an amount equal to twenty percent (20%) of the then-outstanding principal balance of the Cary Note, provided, however, that if the cash payable with respect to the Cary Note would cause the cash component of the aggregate Consideration to exceed $100 million, the portion in excess of $100 million will be payable in SCUs instead of cash at a rate of one SCU for each $32.25 of such excess amount.

     (c) The parties agree that the contributions by the Jacobs Parties and the Associates (and any Outside Partners electing to participate in the contribution transactions contemplated herein) of the interests in each Partial Property Owner (other than the owner of Kentucky Oaks Mall and Midland Mall, unless the percentage interest to be transferred hereunder exceeds 49%, or unless there have been transfers of other interests in the owner of Kentucky Oaks Mall or Midland Mall within twelve (12) months prior to the Closing with respect to either such Property and the other interests transferred, when taken together with the interests of the Jacobs Parties and the Associates (and any Outside Partners electing to participate in the contribution transactions contemplated herein) in such Partial Property Owner, represent in the aggregate a greater than 49% capital and profits interest in such Partial Property Owner for federal income tax purposes, in which case that Property also will be included in the foregoing list), will occur in multiple contributions (the contributions after the first contribution being contingent on exercise of one or more of the options described in clauses (ii) and (iii) below) as set forth below:

          (i) ICOA Closing: At the first Closing with respect to any Partial Property (the "ICOA Closing"), the Associates will contribute all of the Associate Interests, if any, in the Partial Property Owner, the Outside Partner(s) for such Partial Property participating in the Closing, if any, will contribute their interests in the Partial Property Owner and the Contributors controlled by any of the Jacobs Parties will contribute a portion of the Jacobs Interests in the Partial Property Owner, so that in the aggregate the Associate Interests, the Outside Partner Interests and such portion of the Jacobs Interests then contributed represent 48% of the total ownership interests in such Partial Property Owner (or such lesser percentage (rounded down to the nearest full percent) of the total partnership interests in the Partial Property Owner as may be transferred without causing a termination of the Partial Property Owner pursuant to
     Section 708(b) of the Code), to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), and the Operating Partnership will deliver to those Contributors an appropriate portion of the total Consideration allocated to that Partial Property given the interests actually contributed (as determined between JRI and CBL) in accordance with the Interest Contribution and Option Agreement for that Partial Property. At each ICOA Closing, the contributing partners or members of the relevant Partial Property Owner that continue to own interests in such Partial Property Owner after such ICOA Closing will enter into a voting agreement with the Operating Partnership in the form of Exhibit E hereto (an "Option Interest Voting Agreement") with respect to the interests in that Partial Property Owner that are subject to an option.

          (ii) ICOA Option Closings: Each Interest Contribution and Option Agreement will grant each of CBL and JRI an option to cause the other to require the Contributors of interests in the relevant Partial Property Owner controlled by any of the Jacobs Parties, to contribute the remaining Interests in the Partial Property Owner to which the agreement relates (or such lesser portion of the remaining Interests in the Partial Property Owner to which the agreement relates as may be transferred on the date of the ICOA Option Closing without causing a termination of the Partial Property Owner pursuant to Section 708(b) of the Code (rounding down to the nearest full percent)) to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) at a date not less than thirteen (13) months after the ICOA Closing, and, assuming that the relevant representations and warranties of the relevant Contributors in that Interest Contribution and Option Agreement are true and correct in all material respects as of such date, the Operating Partnership will accept the contributions and deliver to the Contributors the SCUs and cash in amounts determined after taking into account amounts paid pursuant to (i) above, as determined by CBL and JRI. CBL will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the thirteenth (13th) calendar month following the month in which the related ICOA Closing occurred by written notice to JRI, and JRI will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the fourteenth (14th) calendar month following the month in which the related ICOA Closing occurred by written notice to CBL. If either party exercises its option with respect to any Property, the closing with respect to the contribution of such interests will take place on the first Business Day of the fifteenth (15th) calendar month following the month in which the related ICOA Closing occurred in accordance with and subject to the conditions set forth in the applicable Interest Contribution and Option Agreement. The closing with respect to the contribution of interests in any Partial Property Owner pursuant to this Section 2.1(c)(ii) or Section 2.1(c)(iii) below is referred to herein as an "ICOA Option Closing"; and the date on which an ICOA Option Closing is to occur is referred to herein as an "ICOA Option Closing Date").

          (iii) If less than all of the remaining interests in a Partial Property Owner are transferred in an ICOA Option Closing, then the Interest Contribution and Option Agreement will grant each of CBL and JRI options to cause the other to require the Contributors of interests in the relevant Partial Property Owner controlled by any of the Jacobs Parties to contribute the remaining Interests in the Partial Property Owner (or such lesser portion of the remaining Interests in the Partial Property Owner to which the agreement relates as may be transferred on the ICOA Option Closing Date without causing a termination of the Partial Property Owner pursuant to Section 708(b) of the Code (rounding down to the nearest full percent)) to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), and, assuming that the relevant representations and warranties of the relevant Contributors in that Interest Contribution and Option Agreement are true and correct in all material respects on such date, the Operating Partnership will accept the contributions and deliver to the Contributors the SCUs and cash in amounts determined after taking into account amounts paid pursuant to clauses (i), (ii) and (iii) of this Section 2.1(c), as determined by CBL and JRI. CBL will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the thirteenth
     (13th) calendar month following the month in which the most recent related ICOA Option Closing occurred by written notice to JRI, and JRI will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the fourteenth (14th) calendar month in which the most recent related ICOA Option Closing occurred by written notice to CBL. If either party exercises its option with respect to any Property, the closing with respect to the contribution of such interests will take place on the first Business Day of the fifteenth (15th) calendar month following the calendar month in which the most recent related ICOA Option Closing occurred, all in accordance with and subject to the conditions set forth in the applicable Interest Contribution and Option Agreement.

                                   ARTICLE III

                    TITLE AND OTHER PROPERTY RELATED MATTERS

     3.1 Title to the Properties. (a) JRI has caused Chicago Title Insurance Company (the "Title Company") to prepare and deliver to CBL, and CBL hereby acknowledges receipt of (i) the title commitments attached as Exhibit F hereto (each a "Commitment" and, collectively, the "Commitments"), pursuant to which the Title Company agrees to issue ALTA title insurance policies (collectively, the "Title Policies") for each of the Properties with the endorsements and affirmative coverages referenced therein, which Title Policies shall name, as the insured, the entity to which (x) the Interests are to be transferred pursuant to an Interest Contribution Agreement for such Property (i.e., a partner or member of the applicable Property Owner) or (y) the Property is to be transferred pursuant to a Deed Contribution Agreement (i.e., a Property transferee) and shall insure the applicable Property Owner's (or Property transferee's, if applicable) fee simple (and, in the case of Eastgate Mall and Wausau Center, its leasehold) title to its respective Property to be good and indefeasible, subject only to the Permitted Exceptions and the other terms set forth therein and (ii) photocopies of the documents (the "Title Documents") evidencing or describing all title exceptions shown on the Commitments.

     (b) As used herein, the term "Permitted Exceptions" means, with respect to each Property:

          (i) Each of the title matters set forth in the Commitment for that Property and any additional liens or related title exceptions securing or relating to indebtedness incurred by the applicable Property Owner after the date of the relevant Commitment and in accordance with the terms of this Agreement, but excluding those exceptions to title described in
     Schedule 3.1(b)(i), the items marked "omit" on the Commitments (collectively, the "Initial Title Objections") and any exceptions in the Commitments that evidence or relate to indebtedness that has been repaid at or prior to the Closing with respect to such Property, which exceptions JRI agrees to use commercially reasonable efforts to Remove (as defined below) prior to or concurrently with, and as a condition to, the Closing under the Interest Contribution Agreement or Deed Contribution Agreement, as applicable, with respect to such Property;

          (ii) The state of facts set forth in the land survey of such Property described on Schedule 3.1(b)(ii) (such surveys for the Properties, collectively, the "Delivered Surveys") but excluding any items shown on the Delivered Surveys that also are identified as Initial Title Objections, and the state of facts set forth in the Updated Survey for such Property and not objected to by CBL as provided in Section 3.2;

          (iii) All laws, regulations and ordinances including, without limitation, all environmental, building and zoning restrictions affecting the Property or the ownership, use or operation thereof adopted by any Governmental Authority having jurisdiction over the Property or the ownership, use or operation thereof, and all amendments or additions thereto now in effect or which may be in force and effect on the Closing Date with respect to such Property;

          (iv) All unpaid personal property, real estate and excise taxes, and all water, sewer, utility, trash and other similar charges, in each case that are not yet due and payable as of the Closing with respect to such Property but may become or give rise to a lien on all or any portion of the Property (it being understood that such items may be subject to apportionment at such Closing as provided in the relevant Interest Contribution Agreement or Deed Contribution Agreement);

          (v) Each lease and other agreement for the present or future use or occupancy of any space in the Property listed on the rent roll for the Property attached hereto as Schedule 3.1(b)(v), as such Schedule may be amended, supplemented or otherwise modified from time to time through the Closing Date with respect to such Property to reflect additional leases entered into by the Property Owner and not prohibited by Section 4.6 hereof;

          (vi) Each of the equipment leases by which the related Property Owner holds the right to possess and use any of the equipment, furniture, machinery, furnishings, tools, spare parts, supplies and other articles of personal property located on or in the Property that is used by the Property Owner in the ordinary course of business;

          (vii) Each and every Encumbrance of the type referred to in Section
     3.2 below identified to CBL prior to the Closing with respect to such Property as contemplated therein and not objected to by CBL in writing within the time allowed in that Section or otherwise waived by CBL as provided in Section 3.2;

          (viii) Any public record filings by mechanics and other workmen employed by any tenant at its own expense to provide services at the Property (to the extent, if any, that such filings constitute an Encumbrance), so long as they are omitted from the relevant Title Policy (provided, however, that if the aggregate of all such liens exceeds $5 million, JRI has bonded over the portion of such liens that exceeds $5 million with security acceptable to CBL acting reasonably); and

          (ix) Any liens, encumbrances or other defects or exceptions to title insurance coverage caused by CBL, by any of its affiliates, by any of their respective agents, employees or other representatives or by any of the Jacobs Parties or any of their respective agents, employees or other representatives at CBL's prior written request.

     3.2 Title Defects.

     (a) Certain Exceptions to Title. If any update of a Commitment or any Updated Survey for a Property other than Kentucky Oaks Mall (each, a "Jacobs-Managed Property") discloses any new mortgage, lien, restriction, option, conditional sales agreement, pledge, security interest, or other encumbrance, adversely affecting the relevant Property in any material respect (each, an "Encumbrance") or any encroachment, change in the boundary of a Property (as compared to the boundary shown on the Delivered Survey) or other survey defect, in either case that is not a Permitted Exception and that adversely affects in any material respect (i) the applicable Property Owner's title to such Property or (ii) the current or future use of any portion of such Property in a manner consistent with such Property Owner's use of such Property as of the date of this Agreement (all such Encumbrances and other new encroachments, changes and other survey defects are collectively referred to herein as "Other Exceptions"), then within ten (10) Business Days after CBL first receives notice thereof or such lesser time as remains between such receipt and the Closing Date with respect to such Property, CBL will have the right to object in writing to such Other Exception. Unless CBL notifies JRI in writing that it objects to an Other Exception with respect to a Jacobs-Managed Property within the foregoing time period, each such Other Exception automatically will constitute an additional Permitted Exception. Other Exceptions to which CBL timely objects (in the case of Jacobs-Managed Properties within the time-frame set forth in this
Section 3.2(a) and in the case of Kentucky Oaks Mall within the time-frame set forth in Section 3.2(d)(i)) are collectively referred to herein as "Subsequent Title Objections".

     (b) Discharge of Title Objections. At or prior to the Closing Date with respect to such Property, as the same may be extended as permitted herein, JRI agrees to Remove or cause the applicable Property Owner to Remove any and all Title Objections. As used in this Agreement the term "Title Objection" refers to and includes any Initial Title Objection and any Subsequent Title Objection, and the term "Remove" means that JRI in its discretion and at its sole cost and expense will either (a) take such actions as are necessary to eliminate (of record or otherwise, as appropriate) the Title Objection, (b) cause the Title Company to remove the Title Objection as an exception to title in the Title Policy and affirmatively insure against the same, in each case without any additional cost to CBL, whether such insurance is made available in consideration of payment, bonding, indemnity of JRI or otherwise, provided that this clause (b) will only be available to remove mechanics' liens for claims that do not exceed $5 million in the aggregate, or (c) deliver its own funds to the Title Company with instructions for the Title Company to apply such funds to discharge fully the Title Objection, together with such instruments, in recordable form, as are necessary to enable the Title Company to discharge the Title Objection of record and funds necessary to cover the fees and expenses of the Title Company for discharging the claim and recording or filing such instruments. In addition, to Remove a Subsequent Title Objection relating to an Updated Survey, the applicable Survey must be revised to indicate the Removal if the same is of a nature that is capable of being reflected on a survey and is of a type that customarily would be so reflected. Notwithstanding anything herein to the contrary, any Title Objection that arises because of an incorrect or over-inclusive tax lot or block designation or a need to subdivide any parcel or property from any other property must be Removed in accordance with all legal requirements for obtaining a proper tax lot designation or subdivision, as applicable.

     (c) Updated Surveys. CBL acknowledges that it has received and reviewed each of the Delivered Surveys and hereby confirms that, except to the extent of items that are identified as Initial Title Objections on Schedule 3.1(b)(i), the conditions shown on the Delivered Surveys are acceptable to CBL. Notwithstanding the foregoing, JRI agrees that it will use commercially reasonable efforts to take the remedial actions outlined on Schedule 3.2(c) in respect of the Delivered Surveys and, where relevant, to obtain revised surveys reflecting such actions, although the parties also agree that completion of the actions outlined on Schedule 3.2(c) are not conditions precedent to Closing with respect to any of the Properties. Within seventy-five (75) days of the date of this Agreement, JRI shall deliver to CBL for its review an updated survey for each of Columbia Mall, Randolph Mall and Parkdale Mall (each, an "Updated Survey"). Subject to clause (iii) below, CBL will have the right to object to new matters set forth in any Updated Survey or any revised survey delivered in connection with, or otherwise relating to the process of, confirming completion of an item identified on Schedule 3.2(c) or required by the Title Company as a condition to the issuance of the applicable Title Policy, in each case in accordance with the provisions of Section 3.2(a) above, except that CBL will not have the right to object to any new matters unless they constitute Other Exceptions and were not set forth in the Delivered Surveys.

     (d) Special Provisions Relating to Kentucky Oaks Mall. (i) Notwithstanding the foregoing, JRI agrees to use commercially reasonable efforts to obtain and deliver to CBL a current survey for Kentucky Oaks Mall as soon as practical and in any event within forty-five (45) days of the date of this Agreement. Upon receipt of the current survey, CBL will have up to ten (10) days but in any event, no later than the fiftieth (50th) day following the date of this Agreement if the survey is delivered to CBL by the forty-fifth (45th) day following the date of this Agreement and, if the survey is delivered to CBL after the forty-fifth (45th) day following the date of this Agreement, CBL will have five (5) days (such period, the "Response Period") to notify JRI in writing of any Other Exception shown on or otherwise arising from the new survey of Kentucky Oaks Mall. If CBL does not deliver written notice of any such Other Exception within the Response Period, CBL will be deemed to have accepted the new survey and each such Other Exception automatically will constitute an additional Permitted Exception. If CBL notifies JRI in writing of any such Other Exception, JRI will have five (5) days from receipt of the notice to determine whether it is willing and able to Remove the Other Exception and, if JRI determines that it is unwilling or unable to Remove any such Other Exception as a condition to Closing on Kentucky Oaks Mall, JRI will notify CBL of that determination in writing. If JRI does not notify CBL of such a determination within the allotted five (5) days, the Other Exception will constitute a Subsequent Title Objection. If, on the other hand, JRI notifies CBL of its determination within the allotted five (5) days, CBL will have three (3) Business Days from receipt of the notice to respond in writing withdrawing the Other Exception (in which case the other exception will become an additional Permitted Exception). If CBL does not withdraw the Other Exception within that three (3) Business Day period, then JRI will be entitled to terminate this Agreement by delivering to CBL a written notice of termination within three (3) Business Days from the expiry of the CBL withdrawal period. If JRI does not exercise the foregoing termination right, the Other Exception will constitute a Subsequent Title Exception. If JRI exercises the foregoing termination right, neither party will be required to pay the other any Expense Reimbursement or other amount, and thereafter no party to this Agreement will have any further rights or obligations hereunder except pursuant to those provisions of this Agreement that provide, by their terms, that they survive termination.

     (ii) At the earlier to occur of (A) such time as JRI has Removed all Title Objections with respect to Kentucky Oaks Mall and has delivered a current survey of Kentucky Oaks Mall as required above and CBL has confirmed to JRI in writing that all of the items identified on that survey constitute Permitted Exceptions and JRI has confirmed to CBL that it has obtained all consents with respect to Kentucky Oaks Mall identified on Exhibit R and (B) November 30, 2000, CBL will have the right to approach the general partner of Kentucky Oaks Mall Company to request that (x) it deliver to JRI and CBL an estoppel certificate with respect to Kentucky Oaks Mall and (y) CBL be permitted to solicit estoppel certificates from the tenants at Kentucky Oaks Mall, provided, that, CBL agrees that it will not make any such approach to the general partner or any person on its behalf until the earlier of (A) such time as CBL has delivered the written confirmation required above and JRI has confirmed that it has obtained the consents and amendments identified on Exhibit R and (B) November 30, 2000.

     (iii) In addition, the parties agree that (x) JRI will only be responsible for Removing the Initial Title Objections with respect to Kentucky Oaks Mall and exceptions to title identified by CBL to JRI in writing during the forty-five
(45) day period following the date hereof as described in (i) above, (y) CBL will not be entitled to raise any further or additional objections to title after the expiration of the initial forty-five (45) day period, and (z) any objections first identified to JRI after the initial forty-five (45) day period will be disregarded in determining whether JRI has satisfied the conditions precedent to CBL's obligation to acquire interests in Kentucky Oaks Mall Company.

     (iv) JRI agrees that, from the date hereof until the Closing Date with respect to Kentucky Oaks Mall, it will not cause or permit Paducah Development Company to affirmatively consent to any matter regarding which Paducah Development Company's consent is required pursuant to the organizational documents of Kentucky Oaks Mall Company, without CBL's prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

     3.3 Condemnation. (ai Right to Terminate. In the event that any Governmental Authority commences any condemnation action or any taking by power of eminent domain (such action, a "Condemnation") against any Property or threatens in writing to do so prior to the Closing with respect to that Property (or the ICOA Closing with respect to any Partial Property subject to Section 2.1(c)), JRI agrees to notify the Operating Partnership of such action or threatened action promptly upon obtaining knowledge thereof. If any Property or portion thereof is taken in a Condemnation or a transfer in lieu thereof and the action (i) deprives the Property Owner of 20% or more of the gross leasable area owned and/or ground leased by the Property Owner at the

Property, (ii) deprives the affected Property of access to public roads in a manner that materially and adversely affects the value of the Property taken as a whole, (iii) permits any Anchor at that Property to terminate its operating covenant with respect to that Property under the applicable Anchor Documents and the Anchor does not affirmatively waive its right to terminate the operating covenant, (iv) constitutes or causes an event of default under the terms of the mortgage loan then encumbering the Property which the applicable lender is unwilling to waive or (v) deprives the Property of parking area such that the Property is no longer in compliance with the parking count requirements of any of the Anchor Documents in force at the Property or any applicable laws (any such Condemnation, a "Substantial Condemnation"), and following such occurrence the Jacobs Parties and the relevant Property Owner are unwilling or unable to restore the Property to at least as good a condition (including leasable square footage) as existed on the date of this Agreement (or, in the case of a reduction in parking area, to at least as good a condition and number of spaces as is required by the relevant Anchor Documents and applicable law) by the Principal Closing Date, the Operating Partnership will have the right to decline to include that Property in the Principal Closing as contemplated in, and subject to JRI's cure obligations as set forth in Section 6.4 below. If any Condemnation does not constitute a Substantial Condemnation, then this Agreement will remain in full force and effect with respect to the affected Property, and the Operating Partnership will acquire the Interests (or fee and/or leasehold interests) in that Property on the terms and conditions set forth in this Agreement and the related Interest Contribution Agreement or Deed Contribution Agreement, as applicable. If any Condemnation occurs with respect to any Property and this Agreement is not terminated with respect to that Property, JRI agrees that it will allow CBL to participate in the negotiations regarding the settlement of any claim for proceeds resulting from that Condemnation and will not settle any such claim without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In addition, JRI agrees that, without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed, it will not make any repairs to, or otherwise restore, any Property subject to a Condemnation, other than repairs required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the relevant Property Owner is a party or which is otherwise applicable to the affected Property.

     (b) Credit for Distributed Proceeds. If a Condemnation occurs with respect to a Property and (i) the Condemnation constitutes a Substantial Condemnation but the Operating Partnership does not decline to accept the Property as permitted in Section 6.4 or (ii) the Condemnation does not constitute a Substantial Condemnation, then in either case the Operating Partnership will acquire the Interests (or, if applicable, the fee and/or leasehold interests) in that Property on the terms and conditions set forth herein, provided, that, at the Closing with respect to that Property (or if the Property is a Partial Property subject to Section 2.1(c), at the ICOA Closing for that Property), the Operating Partnership will be entitled to a credit against the Consideration allocable to that Property in an amount equal to the Condemnation proceeds, if any, received by the Property Owner and distributed to the partners or members owning interests in that Property Owner after the date of this Agreement and prior to that Closing, and the proceeds of any rent insurance paid in respect of the Condemnation will be apportioned between the Operating Partnership and the Contributors of that Property as if the same were rent, as and when received. If the proceeds of any Condemnation award in respect of any Property are paid directly to any Jacobs Party or any entity controlled by a Jacobs Party (other than or in addition to the relevant Property Owner), the Jacobs Party will deliver the proceeds or cause the proceeds to be delivered (in each case net of any costs of collection) to the relevant Property Owner for adjustment as contemplated above and in the relevant Interest Contribution Agreement or Deed Contribution Agreement. The provisions of this Section 3.3(b) shall survive the Closing with respect to that Property.

     3.4 Destruction or Damage. (a) If any Property or portion thereof is destroyed or damaged by any casualty in a manner that: (i) deprives the Property Owner of 20% or more of the gross leasable area owned and/or ground leased by the Property Owner at the Property, (ii) deprives the affected Property of access to public roads in a manner that materially and adversely affects the value of the Property taken as a whole, (iii) permits any Anchor at that Property to terminate its operating covenant with respect to that Property under the applicable Anchor Documents and the Anchor does not affirmatively waive its right to terminate the operating covenant, (iv) constitutes or causes an event of default under the terms of the mortgage loan then encumbering the Property which the applicable lender is unwilling to waive or (v) deprives the Property of parking area such that the Property is no longer in compliance with the parking count requirements of any of the Anchor Documents in force at the Property or any applicable laws (any such casualty, a "Substantial Casualty"), and following such occurrence the Jacobs Parties and the relevant Property Owner are unwilling or unable to restore the Property to at least as good a condition (including leasable square footage) as existed on the date of this Agreement (or, in the case of a reduction in parking area, to at least as good a condition and number of spaces as is required by the relevant Anchor Documents and applicable law) by the Principal Closing Date, the Operating Partnership will have the right to decline to include that Property in the Principal Closing as contemplated in, and subject to JRI's cure obligations as set forth in Section
6.4 below. If any Substantial Casualty (or any other casualty in respect of which settlement of the related insurance claim requires a lender's consent) occurs with respect to any Property and this Agreement is not terminated with respect to that Property, JRI agrees that it will allow CBL to participate in the negotiations regarding the settlement of any claim for insurance proceeds payable in respect of that casualty and will not compromise or settle any such claim without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In addition, JRI agrees that, without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed, JRI will not make any repairs to, or otherwise restore, any Property subject to a casualty described in the immediately preceding sentence, other than repairs required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the relevant Property Owner is a party or which is otherwise applicable to the affected Property.

     (b) Credit for Distributed Proceeds. If (i) any Substantial Casualty occurs at a Property and the Operating Partnership does not elect to exclude the affected Property from the Principal Closing as contemplated in Section 6.4 below, or (ii) damage or destruction occurs at a Property that does not constitute a Substantial Casualty, then in either case the Operating Partnership will acquire the Interests (or, if applicable, the fee and/or leasehold interests) in that Property on the terms and conditions set forth herein, provided, that, at the Closing with respect to that Property (or, if the Property is a Partial Property subject to Section 2.1(c), at the ICOA Closing for that Property), the Operating Partnership will be entitled to a credit against the Consideration allocable to that Property in an amount equal to the insurance proceeds, if any, received by the Property Owner and distributed to the partners or members owning interests in that Property Owner after the date of this Agreement and prior to that Closing, and the proceeds of any rent insurance paid in respect of the casualty will be apportioned between the Operating Partnership and the Contributors of that Property as if the same were rent, as and when received. If the proceeds of any casualty insurance claim in respect of any Property are paid directly to any Jacobs Party or any entity controlled by a Jacobs Party (other than and instead of the relevant Property Owner), the Jacobs Party will deliver the proceeds or cause the proceeds to be delivered (in either case net of costs of collection) to the relevant Property Owner for adjustment as contemplated above and in the relevant Interest Contribution Agreement or Deed Contribution Agreement and will reimburse CBL, or cause CBL to be reimbursed, for the amount of any deductibles. The provisions of this Section 3.4(b) shall survive the Closing with respect to that Property.

     3.5 Insurance. JRI shall cause each Property Owner (other than the owner of Kentucky Oaks Mall, regarding which JRI will use commercially reasonable efforts to cause the Property Owner) to maintain, or, if applicable, to renew or replace with comparable coverage, the insurance coverages currently in effect for itself and its Property through the Closing with respect to such Property (or, if the Property is a Partial Property subject to Section 2.1(c), the ICOA Closing with respect to that Property) and will cause Weston Management to maintain, or, if applicable, to renew or replace with comparable coverage, the insurance coverages currently in effect with respect to Weston Management through the Principal Closing.

                                   ARTICLE IV

                                    COVENANTS

     4.1 Agreement to Explore a Potential Alternate Transaction. Notwithstanding the provisions of Article II above, CBL agrees to cooperate with the Jacobs Parties in good faith to explore a variation of the transaction contemplated herein whereby the Operating Partnership would deliver community centers to one or more of the Property Owners (or their designees) in a tax-free exchange as part of the Consideration and in lieu of a number of SCUs having equivalent value; provided, however, that the Operating Partnership will not be required to participate in any such transaction unless the price for its community centers and other terms of its involvement are satisfactory to CBL in its sole discretion, and consummation of such a transaction is not a condition to Closing (or any ICOA Option Closing). Notwithstanding the foregoing, the Jacobs Parties acknowledge and agree that CBL also may undertake transactions of the type contemplated by this Section 4.1 or other transactions with respect to its community centers with parties other than the Jacobs Parties.

     4.2 Amendment to the OP Partnership Agreement. At the Principal Closing, the Operating Partnership agrees to amend the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership, dated as of July 30, 1998 (the "OP Partnership Agreement") in the form of the amendment (such amendment, the "First Amendment"). At each Deferred Closing, the Operating Partnership agrees to amend the OP Partnership Agreement in a form of amendment to be agreed between CBL and JRI, acting reasonably.

     4.3 Existence. At all times prior to December 1, 2002, each of the REIT and the Operating Partnership agrees to take all steps within its power to preserve and continue the corporate existence of the REIT and the partnership existence of the Operating Partnership.

     4.4 Commercially Reasonable Efforts. Each of CBL and each of the Jacobs Parties agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, if any, and the other agreements being signed concurrently herewith or pursuant hereto. Each of the Jacobs Parties agrees to use commercially reasonable efforts to help the Operating Partnership obtain any approvals, licenses or permits necessary for the acceptance by the Operating Partnership of the Interests and directly or indirectly the Properties, all at the Operating Partnership's sole cost and expense.

     4.5 HSR Act Filings. (a) As soon as practicable after the date hereof, CBL and JRI agree to make such filings, if any, and use commercially reasonable efforts to obtain such requisite approvals as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the consummation of the transactions contemplated by this Agreement, and shall thereafter file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information which may be requested pursuant to the HSR Act and/or to secure the expiration or early termination of applicable waiting periods under the HSR Act. Each of JRI and CBL will cause any filings referred to in this Section 4.5 to comply in all material respects with the requirements of the respective laws pursuant to which they are made.

     (b) Without limiting the generality or effect of Section 4.5(a), if such an HSR Act filing is required, each of CBL and JRI agrees to (a) use its commercially reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act, (b) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other party (or parties) hereto, and (c) cooperate with the other and use commercially reasonable efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other judicial or administrative order which may be entered into in connection with the transactions contemplated by this Agreement, provided, that, neither party shall be required to divest itself of any assets, and, prior to or after the Principal Closing, pursue the underlying litigation or administrative proceeding diligently and in good faith.

     4.6 Conduct of Business. (a) With respect to each Jacobs-Managed Property and its related Property Owner, the Jacobs Parties agree that during the period from the date hereof to the Closing Date with respect to such Property to the extent within their control they will:

          (i) cause the Property Owner to operate its Property in the ordinary course and in a manner consistent with its prior practice and in accordance with the year 2000 business plan for that Property that JRI previously provided to CBL, as the same may be modified by JRI with CBL's written consent, which consent will not be unreasonably withheld, conditioned or delayed (including, without limitation, to continue to perform and complete the capital expenditures that have been budgeted and scheduled in such business plan and conduct customary repairs and maintenance) and, in the case of operations in 2001, in accordance with the year 2001 business plan for that Property developed by JRI, which 2001 business plan will be developed as follows: (1) on or before November 15, 2000, JRI will submit to CBL for approval, which approval will not be unreasonably withheld, conditioned or delayed, a proposed 2001 business plan for each Jacobs-Managed Property prepared in a format and with a level of detail comparable to the year 2000 business plan referred to above, (2) if CBL objects to any proposed business plan it will notify JRI of the objection in writing including an explanation in reasonable detail of each line item to which it is objecting within thirty (30) days of the date on which JRI delivers the proposed business plan to CBL (and if CBL fails to deliver any such objection notice within that period the proposed business plan will be deemed approved), (3) if CBL delivers an objection notice meeting the requirements described above, JRI and CBL will cooperate in good faith to resolve the source of the objection before the end of 2000,
     (4) if, despite good faith efforts, JRI and CBL are unable to resolve a dispute with respect to one or more items in a proposed 2001 business plan, the Property Owner will operate the Property in accordance with the 2000 business plan and will not make any capital expenditures, other than capital expenditures required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the Property Owner is a party or which is otherwise applicable to the Property, until the capital expenditure component of the 2001 business plan or the specific capital expenditure line item has been approved and (5) if any capital expenditure scheduled on the 2000 or 2001 business plan to be completed prior to the Closing Date with respect to the Property is not completed by such Closing Date, the total Consideration payable by CBL in respect of that Property will be reduced by an amount equal to the product of (x) the remaining cost to complete the capital expenditure multiplied by (y) the percentage of the total interests in the Property Owner being contributed to the Operating Partnership in connection with the transactions contemplated herein (assuming that all of the options with respect to the Interests in such Partial Property Owner are exercised), which reduction will be allocated between the SCU and cash components of the Consideration as determined by JRI;

          (ii) use commercially reasonable efforts to maintain, for the benefit of the Operating Partnership following the Closing with respect to such Property, the goodwill of the Outside Partners and other Persons having business relations with such Property Owner that could reasonably be expected to continue following the Closing with respect to that Property; and

          (iii) not (A) modify, amend or supplement any loan documents with respect to any Continuing Loan (except as permitted or required in this Agreement), any ground lease with respect to such Property or any organizational documents of such Property Owner, or authorize or cause such Property Owner to issue additional interests in such Property Owner, to the extent it has any control over such actions (except, in the case of such organizational documents, as may be outlined on Schedule 4.6(iii)(A) or otherwise necessary in order to implement the transactions contemplated herein or in the Interest Contribution Agreements or

     Deed Contribution Agreements, if applicable), (B), except as set forth on
     Schedule 4.6(iii)(B), sell, transfer, assign, groundlease or otherwise dispose of, or grant any right or interest in, the Property (other than the Excluded Outparcels, if any, relating to such Property and other than leasing activity in the ordinary course of business and in compliance with the restrictions described below in this Section 4.6) or the Interests in such Property Owner, or (C) except as set forth on Schedule 4.6(iii)(B), sell, transfer, assign, groundlease or otherwise dispose of or grant any right or interest in an Excluded Outparcel for which an option price is provided on Schedule 1.2(a) hereto, unless JRI first offers CBL the opportunity to purchase such Excluded Outparcel in the same manner and on the same terms as would have applied if such Excluded Outparcel were subject to an OP Option Agreement with the Closing to be conditioned on and occur concurrently with the Closing (or, if applicable, the ICOA Closing) for the related Property, and if the Master Contribution Agreement is terminated with respect to such related Property then CBL's right and obligation to buy such Excluded Outparcel shall also terminate without penalty, and provided that CBL shall not be obligated for any expenses with respect to such Excluded Outparcel prior to the Closing Date with respect to such Excluded Outparcel;

          (iv) not (x) authorize or cause the related Property Owner to incur any additional indebtedness for borrowed money, (y) grant any additional liens on the Property or Interests in the related Property Owner that will encumber the Property or the Interests in such Property Owner following the Closing with respect to such Property (other than Permitted Exceptions) or
     (z) authorize or cause such Property Owner to enter into any equipment lease that will continue to encumber the Property following the Closing with respect to such Property (unless the equipment lease is on commercially reasonable terms and either (1) will not require total payments in excess of $150,000 per annum and is terminable by the Property Owner without penalty on one year's notice or less or (2) is terminable by the Property Owner without penalty on ninety (90) days' notice or less), in each case except as permitted by Sections 1.1(b) and 4.22 hereof;

          (v) not, in each case without the prior written consent of the Operating Partnership, which consent will not be unreasonably withheld, conditioned or delayed and will be deemed to have been given if the Operating Partnership fails to approve or disapprove any such action within three (3) Business Days following JRI's written request therefor: (1) enter into any new Anchor Document, (2) amend, modify, or cancel any lease or Anchor Document, (3) grant any consents under, or waive any provisions of, any lease or Anchor Document or (4) institute litigation or eviction proceedings against any Anchor;

          (vi) not authorize, cause or permit the Property Owner of such Property to enter into any lease except pursuant to the following procedures:

     (1) before finalizing any lease, JRI will submit a Jacobs Group Lease Deal Sheet for the lease in the form attached hereto as Exhibit T (a "Lease Term Sheet"), containing the terms of the lease to CBL for its approval, which approval will not be unreasonably withheld, conditioned or delayed, (2) upon receipt of the completed Lease Term Sheet for a proposed lease, CBL will notify JRI promptly and in any event within three (3) Business Days of receipt thereof (or, in the event that CBL requests additional information of a commercially reasonable nature regarding a proposed lease during that initial period, within three (3) Business Days of receipt by CBL of such additional information) of any objection CBL may have to any of the terms of the lease (and any failure to respond in writing within such three (3) Business Day period will be deemed approval) and (3) once CBL has approved or been deemed to have approved the Lease Term Sheet for a proposed lease, the Jacobs Parties will be fully entitled to cause the relevant Property Owner to enter into the proposed lease on the terms outlined in the approved Lease Term Sheet, provided, that, except as outlined in the Lease Term Sheet the lease will be on the standard form then being used by that Property Owner (or such alternative standard form as was included with the Lease Term Sheet submitted to CBL as described above); CBL hereby confirms that it has already approved the Lease Term Sheets for the potential leases listed on Schedule 4.6(vi);

          (vii) not authorize, cause or permit the related Property Owner to enter into (1) any contract or other agreement with any of its affiliates that is not on arms' length terms, (2) any employment agreement or (3) any other contract or agreement (including a renewal of an existing agreement) unless that contract or agreement (x) will not require total payments in excess of $150,000 per annum and is terminable by the Property Owner without penalty on one year's notice or less or (y) is terminable by the Property Owner without penalty on ninety (90) days' notice or less (or unless it is an agreement implementing the transactions contemplated by this Agreement, an agreement that will expire or be terminated at or before the Closing with respect to the applicable Property or an agreement consented to by CBL in writing);

          (viii) cause the related Property Owner to allow CBL's representatives to be present at such entity's weekly internal leasing meetings so that CBL can stay abreast of that entity's leasing activity, maintain an open line of communication between CBL and JRI and facilitate and expedite JRI's ability to obtain any approvals or consents from CBL contemplated in this Agreement. CBL and JRI also agree to establish transition teams that will begin meeting as soon as possible to coordinate CBL's efforts to develop the necessary personnel, policies and procedures it will need to assume full operation of each of the Properties and to identify and resolve any administrative issues that may arise in the transition process.

     (b) The parties hereby agree that the REIT and JRI may mutually agree to modify the terms of Section 4.6(a), and that any such modification shall be effective against all parties if evidenced in writing signed by both the REIT and JRI.

     4.7 Registration Rights Agreement. At the Principal Closing, the REIT agrees to enter into and deliver a registration rights agreement, in the form attached hereto as Exhibit H-1 (the "Registration Rights Agreement") with and for the benefit of each of the Persons receiving or entitled to receive any SCUs as a result of the contributions contemplated by this Agreement, the Interest Contribution Agreements and any Deed Contribution Agreements. At each Deferred Closing the REIT will enter into and deliver an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2.

     4.8 Voting and Standstill Agreement. Concurrently with the execution of this Agreement, CBL and the Jacobs Parties agree to execute the Voting and Standstill Agreement in the form attached hereto as Exhibit I (the "Voting and Standstill Agreement"), CBL agrees to cause each of the CBL Principals (as defined in the Voting and Standstill Agreement) to execute the Voting and Standstill Agreement and JRI agrees to cause Martin J. Cleary to execute the Voting and Standstill Agreement.

     4.9 Department Store Issues. JRI agrees to use commercially reasonable efforts to accomplish the actions outlined on Schedule 4.9 with respect to the Properties and Anchors identified on such schedule; provided, that, JRI's ability to accomplish the foregoing actions will not be a condition precedent to CBL's obligations to close with respect to such Properties.

     4.10 Amendment to Rights Agreement. At or prior to the Principal Closing Date, the REIT agrees to amend the Rights Agreement dated April 30, 1999 between the REIT and SunTrust Bank, as successor to BankBoston, N.A. (the "Rights Agreement") in form and substance reasonably acceptable to JRI to provide that the term "Acquiring Person" as defined therein does not include the Jacobs Group or any of its members unless such Person Beneficially Owns or Constructively Owns REIT Stock in excess of the Jacobs Permitted Ownership Amount (as defined in the Share Ownership Agreement to be entered into at such Closing as contemplated in Section 4.15 and Schedule 4.15(b)-1 or Schedule 4.15(b)-2, as applicable). The REIT agrees that, until termination of the Share Ownership Agreement in accordance with Article VIII thereof, the Rights Agreement will not be further amended in any manner that would impair the benefit to the Jacobs Group and any of its members of the amendment required in the immediately preceding sentence without, in any such case, the prior written consent of JRI on behalf of the Jacobs Group and its members. For purposes of this Section and the amendment to the Rights Agreement, the terms "Beneficially Own," Constructively Own" and "Share Ownership Agreement" shall be as defined in accordance with the definitions in Schedule 4.15(b)-1 and/or Schedule 4.15(b)-2, as applicable. For purposes of this

Section and the amendment to the Rights Agreement, the term "Jacobs Group" shall be defined in accordance with the definitions in Schedules 4.15(b)-1 and/or 4.15(b)-2, as applicable, except that such term shall not be deemed to include any entity unless (i) at least 51% of the economic interests in such entity are beneficially owned (as that term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) by one or more Jacobs Family Members, and (ii) such entity is controlled exclusively by one or more Jacobs Family Members, provided, however, that each of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust shall be deemed to be a member of the Jacobs Group so long as it satisfies the conditions of clause (i) above regardless of how it is controlled. For purposes of this Section, the term "Jacobs Family Member" shall mean each of Richard E. Jacobs, any spouse or lineal descendant of Richard E. Jacobs or David
H. Jacobs, and any spouse or lineal descendant of any of the foregoing.

     4.11 Jacobs Employees. At and effective as of the Closing with respect to any Property, the Jacobs Parties agree to cause the Property Owner of each 100% Property and each Partial Property controlled by any of them to terminate all mall managers, leasing directors and other employees located at the Property or Properties owned by it (such persons, the "Mall Employees") and JRI will pay all severance payments, if any, due in connection with the employee terminations referred to in this Section. At the Closing with respect to any Property, the Operating Partnership agrees that it will offer employment to substantially all of the Mall Employees who are managers, assistant managers and/or marketing directors for base salaries and benefits comparable to the base salaries and benefits being earned by persons employed by CBL and/or its affiliates in comparable positions at regional malls owned directly or indirectly by CBL in comparable markets. The foregoing covenant is made to and solely for the benefit of the Jacobs Parties, and no Mall Employee is entitled or shall be deemed to be entitled to make any claim against CBL or any of its affiliates, or any other Person based on this paragraph or any other provision of this Agreement.

     4.12 Limitation on Actions by CBL. During the period from the date hereof to the Principal Closing, without JRI's prior written consent each of the REIT and the Operating Partnership agrees that it will not participate in any merger or other business combination in which it is not the surviving entity, and the REIT and the Operating Partnership together agree that, except as necessary to consummate the transactions contemplated in this Agreement (it being agreed that the value of any securities issued to raise funding to effect the transactions contemplated by this Agreement, including, without limitation, the SCUs to be issued to the Contributors, will be excluded when determining compliance with this Section 4.12), they will refrain from acquiring or selling, or committing to acquire or sell, assets (including by merger or other business combination) having gross value of $750 million or more or net value of $375 million or more, or issuing preferred equity and/or incurring any additional indebtedness (excluding any refinancing of existing debt to the extent that the refinancing proceeds do not exceed the principal amount being refinanced) in excess of $375 million in the aggregate; provided, however, that if JRI is unwilling to consent to any such prohibited transaction, CBL will notify JRI of its determination to proceed and the reasons therefor and, upon receipt of such notice, JRI will have the right to either waive its initial objection or terminate this Agreement (together with its rights and obligations under any of the other agreements or other documents relating to this Agreement) by delivering written notice of termination to CBL. If JRI exercises this right to terminate, CBL agrees that it will pay JRI an Expense Reimbursement in the same amount that CBL would have been required to pay to JRI if at that time CBL were electing to terminate the Agreement pursuant to Section 10.1. This Section 4.12 shall not be deemed to limit in any way the issuance by the REIT of common stock upon the exercise by any holder of Common Units of its exchange rights pursuant to the OP Partnership Agreement. In addition, during the period from the date hereof through the Principal Closing Date, the Operating Partnership will not, in any transaction involving assets with a net value of $100 million or more, issue or sell any Common Units or any instrument convertible into Common Units for consideration less than the fair value of such Common Units, with matters of value being determined in each such case by the board of directors of the REIT, in consultation with the Operating Partnership's professional advisers, and under no circumstances will the Operating Partnership declare any Common Unit dividend, Common Unit split, Common Unit distribution or the like unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights or value of the SCUs to be delivered as part of the Consideration.

     4.13 Expenses. Each party agrees to pay its own expenses (including the fees and expenses of its own attorneys, accountants and other advisers) in connection with its due diligence activities, negotiating this Agreement and any related agreements, obtaining any required approvals and otherwise preparing for the Principal Closing, any Deferred Closing or any ICOA Option Closing. In addition, CBL agrees to reimburse the Jacobs Parties in an amount equal to the lesser of (x) $1 million and (y) 50% of the aggregate transfer and recording taxes, title insurance premiums, survey costs, filing fees (including any filing fees incurred in connection with any filings made pursuant to the HSR Act) and expenses, and other similar closing expenses arising in connection with the contributions contemplated by this Agreement (other than expenses relating to the items described in the next sentence), it being understood that (i) the costs and expenses arising in connection with any ICOA Option Closing or Deferred Closing will be viewed on a cumulative basis for determining the amount CBL is required to pay pursuant to this sentence and (ii) JRI will pay the remainder of any such expenses. Notwithstanding the foregoing, CBL shall reimburse the Jacobs Parties for 100% of the costs of any endorsements, affirmative coverages and reinsurance agreements (other than endorsements or affirmative coverages that are obtained by JRI to Remove any Subsequent Title Objections, the cost of which shall be included in clause (y) of the preceding sentence) that CBL may request and that are not provided for in the Commitments, and none of the Jacobs Parties shall be responsible for any portion of such expenses; it being understood that any amounts required to be paid by CBL pursuant to this sentence shall be in addition to any amounts required to be paid by CBL pursuant to the preceding sentence. The parties agree to cooperate with one another to prepare and file with the relevant authorities all transfer tax returns, affidavits and other similar instruments, if any, required in connection with the payment of the foregoing expenses.

     4.14 Partner Consents. (a) JRI agrees to use commercially reasonable efforts to obtain, prior to the Closing with respect to any Property, each of the Outside Partner consents with respect to such Property set forth on Exhibit R (each, a "Partner Consent").

     (b) As soon as practicable after the date hereof, JRI and CBL agree to cooperate and prepare the documentation for use by JRI in soliciting the Associates and Outside Partners to contribute their respective Interests as contemplated in this Agreement, which documentation shall be mutually agreed to by CBL and JRI, such approval not to be unreasonably withheld by either party (such documentation, as amended from time to time as necessary or appropriate, the "Consent Solicitation Documentation"); JRI agrees to use commercially reasonable efforts to deliver or cause to be delivered such Consent Solicitation Documentation to the Associates and to the Outside Partners set forth on
Schedule 2.1(b)(ii) hereto desiring to participate in the transactions described herein, with respect to the Properties identified on such schedule. Each of JRI, on the one hand, and CBL, on the other hand, represents that the information provided by it for inclusion in the Consent Solicitation Documentation and each amendment or supplement thereto, at the time of transmittal thereof to an Associate or Outside Partner, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. JRI and CBL agree to cooperate to cause the Consent Solicitation Documentation to comply in all material respects with all applicable requirements of law including applicable securities laws. Whenever JRI or CBL becomes aware that an event has occurred that is required to be set forth in an amendment or supplement to the Consent Solicitation Documentation, JRI on the one hand, and CBL on the other hand, shall promptly inform the other of the occurrence of such event, and thereafter they will cooperate in causing the delivery to the Associates and Outside Partners desiring to participate in the transactions described herein, the required amendment or supplement. In the Consent Solicitation Documentation, JRI will (i) disclose that it (and not CBL) determined the allocation of the Consideration among the various Properties and Weston Management as well as among the partners or members of each Property Owner, (ii) state that in its opinion the price and terms of the proposed transaction are fair to the Associates with respect to each Property and the management and leasing activities relating thereto and (iii) recommend that each Associate consent to the proposed transaction and agree to contribute its Interests to a New Entity or the Operating Partnership (or its designee), as applicable.

     4.15 Stockholder Approval. (a) As soon as practicable after the date hereof, CBL and JRI agree to cooperate to prepare (and JRI agrees to provide to CBL the information regarding the Properties and Weston Management required to be included therein) and CBL agrees that it will file with the SEC a proxy statement with respect to the meeting of the stockholders of the REIT in connection with the issuance of the SCUs as contemplated herein (the "Proxy Statement"), which shall be mutually agreed to by CBL and JRI, such approval not to be unreasonably withheld by either party. The parties agree to cooperate and promptly prepare and file with the SEC as soon as practicable any other filings required under the Exchange Act (the "Additional Filings") to facilitate obtaining the consents sought in the Proxy Statement. Each of JRI, on the one hand, and CBL, on the other hand, agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of filing and mailing thereof and at the time of the REIT Stockholders Meeting in respect of the matters addressed in the Proxy Statement, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CBL will use commercially reasonable efforts, and JRI will cooperate with CBL in that regard, to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to the REIT's stockholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC); provided, however, that CBL will not be required to mail the Proxy Statement to the REIT's stockholders until the later of (x) expiry of the Initial Period and (y) JRI has advised CBL in writing that JRI has received consent from TIAA to the transactions contemplated by this Agreement. CBL will notify JRI promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply JRI with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement or the Additional Filings. CBL and JRI agree to cooperate to cause the Proxy Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event has occurred that is required to be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings, CBL on the one hand, and JRI on the other hand, will promptly inform the other of such occurrence and thereafter the parties will cooperate in filing with the SEC and/or mailing to the stockholders of the REIT such amendment or supplement to the Proxy Statement and/or the Additional Filing.

     (b) The REIT agrees to duly call, give notice of, convene and hold a meeting of its stockholders (the "REIT Stockholders Meeting"), such meeting to be held at the REIT's election, but in any event no sooner than twenty (20) Business Days nor later than forty-five (45) days following the date the Proxy Statement is mailed to the REIT's stockholders, for the purpose of obtaining the approval of the REIT's stockholders to (i) the issuance of the SCUs as contemplated in this Agreement (the "SCU Issuance Proposal"), and (ii) the amendments to the REIT's certificate of incorporation set forth on Schedule 4.15(b)-1 (the "Share Ownership Limitation Amendments"). The REIT covenants and agrees to affirmatively recommend that its stockholders approve the SCU Issuance Proposal and the Share Ownership Limitation Amendments and provide any other approvals necessary to facilitate the transactions contemplated herein, all in accordance with the terms of the Voting and Standstill Agreement being entered into concurrently herewith. For the avoidance of doubt, if the REIT or its board of directors does not affirmatively recommend the SCU Issuance Proposal or the Share Ownership Limitation Amendments to its stockholders in the Proxy Statement and at the REIT Stockholders Meeting, or if at any time the REIT or its board of directors withdraws that recommendation or recommends against either such proposal, whether for reasons of fiduciary duty or otherwise, the same will constitute a material default by CBL under this Agreement and will entitle JRI to terminate this Agreement and receive the $15 million Expense Reimbursement as provided in Section 10.2. The REIT agrees to use commercially reasonable efforts (including the retention of proxy solicitors) to ensure that all such approvals are obtained at the REIT Stockholders Meeting. The REIT further agrees that if the REIT's stockholders approve the SCU Issuance Proposal, but do not approve the Share Ownership Limitation Amendments at the REIT Stockholders Meeting, then at or before the Principal Closing the REIT's board of directors will instead adopt the resolution set forth on Schedule 4.15(b)-2 (the "REIT Board Resolution") and will make such corresponding modifications to the Ownership Limits (as defined in the REIT's certificate of incorporation) as are necessary to implement the provisions set forth in the REIT Board Resolution. In addition, in such event the REIT agrees that it will, through its board of directors, re-submit and recommend the Share Ownership Limitation Amendments to its stockholders for approval at each of the next three annual meetings of the REIT's stockholders following the REIT Stockholders Meeting, and will in each such instance use commercially reasonable efforts (including the retention of proxy solicitors) to obtain the requisite shareholder vote to approve the Share Ownership Limitation Amendments.

     (c) If, on the date for the REIT Stockholders Meeting established pursuant to Section 4.15(b), the REIT has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by Persons who intend to vote in favor of the SCU Issuance Proposal, will constitute a sufficient number of votes to adopt such proposal (but less than a majority of the outstanding REIT Stock have indicated their intention to vote against, or have submitted duly executed proxies voting against, each such proposal), then the REIT agrees to recommend the adjournment of the REIT Stockholders Meeting until the date not more than ten (10) days after the originally scheduled date of the REIT Stockholders Meeting to enable the REIT to take further action to solicit the proxies and affirmative votes required for approval of such proposal.

     4.16 Tax Treatment. (a) Each of the REIT and the Operating Partnership agrees to cooperate with, and to use commercially reasonable efforts to assist, the Contributors to ensure that the contributions of Interests and/or the Properties to the Operating Partnership (whether by contribution, merger or otherwise) do not result in the recognition of any taxable income or gain, or in tax terminations under Section 708(b)(1)(B) of the Code or other adverse consequences, for federal income tax purposes to the direct and indirect contributors thereof. Each of the REIT and the Operating Partnership covenants that any entity other than the Operating Partnership to which the Operating Partnership requests contributions be made pursuant to the provisions of Section
1.1 hereof (other than contributions with respect to interests in Weston Management) will be an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes at the time of the relevant contribution.

     (b) The REIT and the Operating Partnership agree that they will act for federal and state income tax purposes, including with respect to filing tax returns or taking other actions relating to tax matters in a manner consistent with (i) the allocation of Consideration among the direct and indirect interests in the Properties, the Cary Note and Weston Management established pursuant to
Section 2.1(a) hereof, (ii) the treatment of the portion of the cash Consideration so designated by JRI as reimbursements of preformation expenditures within the meaning of Treasury Regulations Section 1.707-4(d),
(iii) the treatment of the assets of Weston Management as goodwill for federal income tax purposes and (iv) the allocation of depreciation or amortization attributable to an adjustment to the fair market value under Section 743 of the Code of the federal income tax basis of the Operating Partnership assets (including adjustments made prior to the contribution of the relevant assets to the Operating Partnership) to the direct or indirect partner, or such partner's successor, the transfer of whose direct or indirect interest gave rise to the adjustments, except to the extent that such allocations would not be valid as a result of a change in tax law occurring after the date hereof. The REIT and the Operating Partnership agree that for tax purposes they will treat the Operating Partnership as not having acquired beneficial ownership of, and as having acquired only the legal title to, any direct or indirect interest in any Excluded Outparcel subject to a JRI Option Agreement as to which JRI exercises the rights provided in the JRI Option Agreement.

     (c) The REIT and the Operating Partnership agree that throughout the Protection Period (i) they will take all commercially reasonable efforts to ensure that the Operating Partnership is not treated, as a "publicly traded partnership" as that term is used in Section 7704(b) of the Code (a "PTP"), (ii) the "Rights" (as that term is defined in the OP Partnership Agreement) associated with the OP Units outstanding as of the date of this Agreement will not be amended unless the REIT and the Operating Partnership receive an opinion of nationally recognized independent tax counsel (an "Opinion of Counsel") to the effect that exercises of the Rights as amended will not cause the Operating Partnership to be treated as a PTP, (iii) OP Units issued by the Operating Partnership after the date of this Agreement other than in connection with the transactions provided for in this Agreement ("New Units") will not have terms with respect to exchanges for REIT shares or cash ("Exchange Rights") that differ from the terms associated with the OP Units outstanding as of the date of this Agreement unless the REIT and the Operating Partnership have received an Opinion of Counsel to the effect that the exercise of the exchange features of the New Units by holders thereof will not cause the Operating Partnership to be treated as a PTP, (iv) neither the REIT nor the Operating Partnership will waive any restrictions with respect to the exercise of any Right or Exchange Right unless the waiver is with respect to either (a) a transaction that qualifies as a "private transfer" described in Treasury Regulations ss. 1.7704-1(e), or (b) a transaction with respect to which the REIT and the Operating Partnership have received an Opinion of Counsel concluding that the transaction will not cause the Operating Partnership to be treated as a PTP, (v) the Operating Partnership will not allow a transfer of OP Units other than pursuant to an exercise of Rights or Exchange Rights (a "Unit Transfer") unless either (a) the Unit Transfer qualifies as a "private transfer" described in Treasury Regulations ss. 1.7704-1(e), (b) the REIT and the Operating Partnership have received an Opinion of Counsel to the effect that the Unit Transfer will not cause the Operating Partnership to be treated as a PTP or
(c) the transfer occurs within twelve (12) months of the death of a person that held a direct or indirect interest in the OP Units at the time of death, provided that the transferor may not make more than two transfers under this clause (c) that are not described in clause (a) during such twelve (12) month period and (vi) to the extent that an Opinion of Counsel received by the Operating Partnership in connection with the requirements of this Section 4.16(c) is based upon assumptions regarding subsequent transfers of interests in the Operating Partnership, whether pursuant to Rights, Exchange Rights or otherwise, the Operating Partnership will not permit transfers other than in accordance with such assumptions unless the Operating Partnership obtains a new Opinion of Counsel to the same effect as the original Opinion of Counsel, taking into account the variations from such assumptions.

     4.17 Estoppel Certificates. Commencing promptly after the date hereof, JRI agrees to prepare and deliver to (i) each major department store or other so-called "anchor" listed on Schedule 4.17-1 (the "Anchors") at each Jacobs-Managed Property, an estoppel certificate in the form attached hereto as
Schedule 4.17-2 and/or Schedule 4.17-6, as applicable, or with respect to any Anchor such other form as is currently in use by the Anchor in other similar circumstances, (ii) each tenant at each Jacobs-Managed Property that is a party to a lease conveying the right to occupy more than 2,000 square feet of gross leasable area, an estoppel certificate in the appropriate form attached hereto as Schedule 4.17-2, (iii) each landlord under a ground lease pursuant to which any Property Owner has access to space at any Property that is listed on
Schedule 4.17-3 (each such landlord, a "Ground Lessor"), an estoppel certificate in the form attached hereto as Schedule 4.17-4, or, with respect to any particular Ground Lessor, such other form as is currently in use by the Ground Lessor in other similar circumstances (so long as the form is adequate to enable the Title Company to deliver the coverage contemplated in the Commitments), (iv) to the extent not covered above, each entity identified on Schedule 4.17-5 that is a party to a so-called "reciprocal easement agreement" encumbering and or benefitting any Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-6 or in the form as is currently in use by such entity in other similar circumstances, (v) each lender of a Continuing Loan secured by a Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-7, and (vi) each Outside Partner that owns an interest in the Property Owner of a Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-8, (each such estoppel certificate, an "Estoppel Certificate"), in each case completed to reflect the relevant terms of the lease, ground lease, reciprocal easement agreement, loan documents or organizational documents to which it relates. JRI agrees to use commercially reasonable efforts, but without being required to incur any material expense (other than the administrative expense customarily incurred in preparing, distributing and collecting such certificates), to obtain signed Estoppel Certificates from each of the above-referenced tenants, landlords, parties, lenders and partners on or before the applicable Closing Dates; provided, however, that, in the case of the Ground Lessor estoppels, if a different form of estoppel certificate is attached to or otherwise prescribed in a particular ground lease document or is currently in use by the Ground Lessor in other similar circumstances that form will be deemed to be acceptable to CBL in the event that any Ground Lessor is unwilling to sign the relevant Estoppel Certificate in the form attached hereto, so long as, in either case, the form is adequate to enable the Title Company to deliver the coverage contemplated in the Commitments; and provided, further, that JRI will not be required to deliver an Estoppel Certificate to (a) any lender until JRI has received a consent from such lender in substantially the form of Exhibit Q hereto and (b) any Outside Partner until JRI has received the consents outlined on Exhibit R from such Outside Partner. CBL acknowledges that (i) JRI's only obligations under the foregoing provisions of this Section 4.17 are to prepare and deliver the Estoppel Certificates as described above, to employ commercially reasonable efforts as described above, and to obtain a completed Estoppel Certificate from each Ground Lessor, (ii) except as set forth in clause (i) above with respect to the Ground Lessor estoppels, the failure to obtain any completed Estoppel Certificates will not give rise to a failure of a condition precedent to Closing and (iii) no new information revealed in any such Estoppel Certificate will give CBL any right of termination hereunder or other rights hereunder except as specifically set forth in Article VII hereof. JRI hereby agrees to give CBL such information from JRI's database as is necessary to enable CBL to prepare and deliver Estoppel Certificates in the form attached hereto as Schedule 4.17-2 to each tenant at the Jacobs-Managed Properties that is a party to a lease conveying the right to occupy 2,000 or fewer square feet of gross leasable area and to cooperate with CBL in processing the same.

     4.18 Reservation of REIT Stock.The REIT agrees that commencing on or prior to the Principal Closing and at all times thereafter it will reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock, solely for the purpose of issuance upon conversion or exchange of SCUs or Common Units received upon exchange of the SCUs, the full number of shares of REIT Stock then deliverable upon conversion or exchange of all of the SCUs (and Common Units received upon exchange of the SCUs, if any) then outstanding. The REIT covenants and agrees that at or prior to the Principal Closing it will obtain all consents, approvals, authorizations, orders, registrations, clearances and qualifications of any Governmental Authority or body or stock exchange authorities for the issuance of the REIT Stock issuable upon conversion of the SCUs and that it will maintain all such consents, approvals, authorizations, orders registrations, clearances and qualifications for the issuance of the REIT Stock issuable upon conversion or exchange of the SCUs.

     4.19 Assumption of Guaranties. At the Closing with respect to any Property, the Operating Partnership agrees to assume all obligations of each of the Jacobs Parties, each Associate, each Outside Partner that contributes interests in any Property Owner to the Operating Partnership, and any affiliates of any of the foregoing (each such Person, a "Guarantor") accruing from and after such Closing Date pursuant to each guaranty and other indemnity agreement identified on
Schedule 4.19 with respect to such Property and each other guaranty and/or indemnity agreement entered into by any of them in connection with any New Loan entered into as contemplated, and subject to the limitations, in Section 1.1(b), to the extent the same do not constitute Excluded Liabilities (each, a "Continuing Loan Guaranty") on such terms and pursuant to such documentation as the lender or other beneficiary thereof may reasonably require. CBL also agrees to use commercially reasonable efforts to cooperate with the efforts of the Jacobs Parties to cause the lender of each Continuing Loan and each New Loan to fully release and discharge each Guarantor from all obligations under each Continuing Loan Guaranty to which it is a party or by which it is bound, including by executing documents reasonably requested by the lenders, so long as the same do not expand the scope of CBL's obligations under this Agreement or expand CBL's obligations under such Continuing Loan Guaranty beyond those of the Guarantor, and, if any lender is unwilling to release and discharge any Guarantor from any Continuing Loan Guaranty, CBL agrees to indemnify the Guarantor against any liability under that Continuing Loan Guaranty based on a matter accruing from and after such Closing Date pursuant to an indemnity agreement in the form of Exhibit J hereto. CBL and JRI agree to cooperate and use commercially reasonable efforts to include in the terms of any assumption of a Continuing Loan Guaranty a provision to the effect that the general partner of the Operating Partnership is expressly exculpated from any liability under any such Continuing Loan Guaranty.

     4.20 Non-Competition Agreement. At the Principal Closing, JRI agrees to cause Richard E. Jacobs to enter into and deliver a non-competition agreement in the form attached hereto as Exhibit K (the "Non-Competition Agreement") with and for the benefit of the Operating Partnership.

     4.21 Randolph Mall. JRI agrees to take such steps as are commercially reasonable to cause the Property Owner of Randolph Mall to defease the principal balance of the Capital America financing secured by Randolph Mall. In addition, if, following such defeasance, JRI is unable to transfer responsibility for the defeased loan to another JRI affiliate in a manner that terminates the loan as a liability of JG Randolph LLC or any then owner of Randolph Mall (including, without limitation, for purposes of GAAP as determined by CBL's independent auditors, acting reasonably), then JRI will cause JG Randolph LLC to contribute its interests in Randolph Mall to the Operating Partnership by way of a deed transfer pursuant to a Deed Contribution Agreement in the same manner as contemplated in Section 1.1(a)(i) above.

     4.22 Refinancings. (a) JRI agrees to use commercially reasonable efforts to
(i) cause the mortgage encumbering Cary Towne Center to be refinanced prior to the Closing with respect to Cary Towne Center on the terms set forth in the term sheet with CIGNA Investments, Inc. ("CIGNA") dated May 9, 2000, (ii) obtain CIGNA's consent to the transactions contemplated by this Agreement and (iii) obtain Belk's consent to the related mortgage in favor of CIGNA to the extent that it encumbers the fee interest under Belk's leasehold interest. JRI will pay all of its own, the borrowing Property Owner's and, to the extent required, the lender's costs incurred in connection with the refinancing described in this
Section 4.22(a).

     (b) JRI agrees to use commercially reasonable efforts, and CBL agrees to cooperate with and to use commercially reasonably efforts to assist Jacobs in its efforts, to extend the maturity date of the existing loan secured by Fayette Mall to a date that is at least ninety (90) days and not more than one hundred and eighty (180) days following the last permitted Subsequent Scheduled Principal Closing Date (as provided in Section 6.1(b)) without any other material change in the terms of the loan and to extend the maturity date of the existing loan secured by Eastgate Mall to a date that is at least ninety (90) and not more than one hundred and eighty (180) days following the Closing Date for that Property. In the event that JRI is unable to obtain either such extension, JRI will be responsible for refinancing the indebtedness presently secured by Fayette Mall or Eastgate Mall, as applicable. Any such refinancing will be on a short-term basis and the principal economic terms and the other terms and conditions (including without limitation the transfer restrictions, recourse provisions and financial covenants) of any such refinancing will be consistent with the requirements of a New Loan as described in clause (G) of
Section 1.1(b)(iii) and will be subject to CBL's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. For clarification, CBL will not be entitled to disapprove any such term or condition if at the time of the refinancing the lender's requirement of that term or condition is consistent with the practice of lenders making loans of comparable size and with comparable security in the mortgage financing market generally. JRI will pay all of its own, the borrowing Property Owner's and, to the extent required, the lender's costs in connection with extending or refinancing the loans secured by Eastgate Mall and Fayette Mall as described above. In the event that the Closing with respect to either such Property occurs before the closing of such extension or refinancing, JRI will make arrangements for such extension or refinancing to be made available to CBL. If the interest rate for any such refinancing for either of Fayette Mall or Eastgate Mall differs from the rate for the financings presently secured by these Properties, the change will not result in any change to the Consideration payable in respect of that Property. In addition, if the net refinancing proceeds from either Property exceeds or is less than the principal amount of the financing presently secured by that Property, the Consideration payable in respect of that Property will be adjusted as set forth in clauses
(C), (D) and (E) of Section 1.1(b)(iii), except that if the net reduction in principal balance after these two refinancings below the combined principal balance of the loans securing Eastgate Mall and Fayette Mall just before the refinancings is more than $5 million, the excess above $5 million will be paid by CBL in the form of a promissory note in the manner described in clause (E) of
Section 1.1(b)(iii).

     4.23 Resignation of Officers. At or prior to the Closing with respect to any Property being contributed by means of an interest transfer, JRI agrees to cause (i) Richard E. Jacobs to resign as manager from the related Property Owner if he currently serves as manager of such Property Owner, (ii) Richard E. Jacobs, each affiliate or family member of Richard E. Jacobs and each Associate or affiliate of an Associate that is then an officer of the related Property Owner to resign from such position, and (iii) the related Property Owner, if it is controlled by the Jacobs Parties, to change the signatories on such Property Owner's bank accounts to such individuals as may be so designated in writing by CBL.

     4.24 No Solicitation. Each Jacobs Party agrees that it will not, directly or indirectly, and it will not authorize or direct any of its representatives to, solicit or negotiate to sell or otherwise dispose of, or deliver non-public information designed to facilitate a potential bid to acquire, any Property or any direct or indirect interest in any Property in any transaction except as contemplated in this Agreement without CBL's prior written consent until such time, if ever, as this Agreement has been terminated with respect to that Property. Each Jacobs Party agrees to notify CBL in writing promptly upon receipt by such Jacobs Party of any offer or proposal to acquire any Property or any direct or indirect equity interest in any Property (including the terms and conditions thereof and the identity of the person making the offer or proposal).

     4.25 Transition Services Agreement. At the Principal Closing, JRI and CBL will enter into and deliver a transition services agreement in the form attached hereto as Exhibit L (the "Transition Services Agreement").

     4.26 Financial Statements. JRI agrees that, as soon as CBL has executed and delivered the engagement letter required by Deloitte & Touche LLP in connection therewith, JRI, at CBL's expense, will commission and provide CBL with (i) a combined statement of operations that will include the operations of each Property Owner for the year ended December 31, 1999, audited by Deloitte & Touche LLP, (ii) a combined statement of operations that will include the operations of each Property Owner for (x) the years ended December 31, 1995, 1996, 1997 and 1998 and (y) the six
(6) months ended June 30, 1999 and June 30, 2000 (or alternatively, if required, the nine (9) months ended September 30, 1999 and September 30, 2000) (it being understood that such six or nine month statements will have been reviewed by Deloitte & Touche LLP), and (iii) a "management's discussion and analysis" comparing and explaining specific line items in the foregoing statements. The foregoing statements and analysis will be delivered in a form and format that will facilitate their inclusion in the Proxy Statement.

     4.27 Post-Closing Cooperation. JRI agrees that, to the extent it has persons available with such information, it will cooperate with CBL for a reasonable period after each Closing by, where practical, providing CBL with information that JRI, its affiliates or their officers, directors or employees may have with respect to circumstances and the current status of litigation and insurance claims relating to the Properties included in that Closing to the extent the litigations or underlying circumstances arose prior to that Closing.

     4.28 Environmental Insurance. CBL agrees that, concurrently with the Principal Closing or earlier, CBL will acquire environmental hazard insurance on the terms outlined on Schedule 4.28. JRI agrees to contribute $160,000 toward the cost of such insurance, and CBL agrees to provide JRI with an opportunity to review the terms of the policies before they are issued and agrees to cooperate with JRI to ensure that the policies are issued in a form and to such beneficiaries as are reasonably requested by JRI.

     4.29 Insurance Claims. The Jacobs Parties confirm to CBL that it is their intention, and CBL hereby agrees that a Property Owner, the Interests of which have been contributed to CBL as contemplated in this Agreement, will continue to be entitled to make claims in respect of the insurance policies identified on
Schedule 8.2(p) (as renewed as required pursuant to this Agreement) applicable to itself and its Property following the Closing with respect to such Property if, and to the extent that, the claims accrued prior to such Closing. Although the parties fully expect that the Property Owners will be entitled to continue making the above-referenced insurance claims without any further assistance from JRI or any other Person, JRI also agrees to cooperate with CBL, and to use commercially reasonable efforts to assist CBL, to enforce any such Property Owner's right to make and recover in respect of any such claims.

     4.30 Computer Leases. JRI agrees to use commercially reasonable efforts to cause Ameritech Corp. or SBC Communications Inc. to consent to the assumption by CBL or its designee of the rights and obligations of The Richard E. Jacobs Group, Inc. pursuant to such of those leases of on-site computer equipment at each Property as are requested by CBL, provided, however, that CBL's obligation to accept the contribution of the Interests in any Property Owner (or the deed to any Property) will not be conditioned upon JRI's ability to obtain any of the foregoing consents.

     4.31 Weston Management Options. At the Principal Closing, JRI shall have caused each of the entities (each, an "Excluded Property Manager") then managing and or leasing each of the Excluded Properties, if any, other than Kentucky Oaks Mall, and their related Property Owners to have entered into an option agreement, in form and substance acceptable to CBL, acting reasonably, granting Weston Management the option to purchase all of the Excluded Property Manager's rights and privileges under the leasing and management agreements by which that Excluded Property Manager is servicing the Excluded Property. Each such option will only be exercisable at the first Closing in which the related Excluded Property is contributed to CBL, and the option exercise price with respect to each such leasing and management agreement will be $1.00 and will be payable at such first Closing.

                                    ARTICLE V

                                 TAX PROTECTION

     5.1 Section 704(c) Method. For the benefit of the direct and indirect beneficial owners of the SCUs issued at the Principal Closing, any Deferred Closing or any ICOA Option Closing and their successors and assigns (the "Protected Parties"), CBL agrees that the Operating Partnership and any entity in which the Operating Partnership holds a direct or indirect interest, other than Kentucky Oaks Mall Company, shall, with respect to the Interests contributed to the Operating Partnership pursuant to this Agreement and the Properties (the "Contributed Assets"), use the "traditional method" under
Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder with no curative or remedial allocations under
Section 704(c) of the Code other than, to the extent permitted under Treasury Regulations Section 1.704-3(c), curative allocations of gain recognized on a disposition of an interest in a Contributed Asset. CBL agrees to cause any entity that is treated as a partnership for federal income tax purposes to which any of the Contributed Assets are transferred in a transaction that is wholly or partially nontaxable (a) to use the traditional method without curative allocations or remedial allocations, other than the curative allocations of gain described above, under Section 704(c) of the Code with respect to such Contributed Asset and (b) to agree, for the benefit of the Protected Parties, to be bound by the provisions of this Section 5.1 as though such entity were CBL.

     5.2 Protection Period. CBL agrees with the Jacobs Parties (for their own benefit and also for the benefit of each of the other Protected Parties), that neither the Operating Partnership nor any entity in which the Operating Partnership holds a direct or indirect interest will, directly or indirectly, sell, transfer or otherwise dispose of any of the Contributed Assets or any direct or indirect interest therein (a "Disposition") prior to the twelfth
(12th) anniversary of the Principal Closing Date (the period from the Principal Closing Date through such anniversary, the "Protection Period"). For the avoidance of doubt, any transaction or event (other than an action by a Protected Party, which for these purposes will not include the REIT or any entity in which the REIT holds a direct or indirect interest) which would cause any Protected Party to recognize or be allocated gain (including gain subject to the recapture provisions of the Code) for federal income tax purposes with respect to any of the Contributed Assets or a direct or indirect interest therein will be treated as a Disposition by the Operating Partnership for purposes of this Section 5.2. Replacement Assets (as defined below) received in connection with a transaction described in
Section 5.3 hereof and any other assets received as "substituted basis property" (as such term is used in Section 7701(a)(42) of the Code) with respect to a Contributed Asset shall be treated as Contributed Assets for purposes of the provisions of this Article V.

     5.3 Certain Permitted Transactions. The restrictions set forth in Section
5.2 hereof shall not apply to a transaction involving a Contributed Asset to the extent (i) that such transaction qualifies as a like-kind exchange under Section 1031 of the Code in which no income or gain is recognized by or allocated to any of the Protected Parties as a result of the exchange (including as a result of Section 1031(f) of the Code or any successor provision) provided that all of the requirements of Section 1031(f), including the two-year period of Section 1031(f)(1)(c) of the Code or any successor provision are satisfied, (ii)(A) the transaction is treated for federal income tax purposes as either (x) a transfer to an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes or (y) a transfer to an entity that is treated as a partnership for federal income tax purposes, and (B) no gain is recognized by or allocable to the Operating Partnership or any or the Protected Parties as a result of the transaction or (iii) such transaction is a nonrecognition transaction giving rise to no recognition of income or loss for federal income tax purposes. The property or interests in a transferee received by the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest in exchange for the Contributed Asset is referred to herein as the Replacement Asset.

     5.4 Debt Protection Period.

     (a) (1) CBL covenants and agrees to and for the benefit of the Jacobs Parties, each of the Associates, each of the Outside Partners that contributes any interests to the Operating Partnership as contemplated herein, their respective permitted successors and assigns and each other Protected Party, that at all times during the Protection Period (and for so long thereafter as is reasonably possible) the Operating Partnership will maintain, and will cause each entity in which the Operating Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness so that the liabilities of the Operating Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) to the entities indicated on Exhibit M (or their successors or assigns), together with allocations of Operating Partnership liabilities resulting from guaranty opportunities previously provided pursuant to this Article V, shall be in each case not less than the amounts specified on Exhibit M. For the avoidance of doubt, the parties agree that the Operating Partnership's obligations under this Article V to provide sufficient allocations of indebtedness and guaranty opportunities shall continue through the Protection Period and for so long thereafter as is reasonably possible.

     (2) The parties acknowledge and agree that prior to the delivery by JRI of final required debt allocations for Exhibit M, the amounts set forth in Exhibit M shall be an estimate only of the required debt allocations, and during the period described in the next sentence, the Operating Partnership shall be responsible for maintaining, and causing the entities in which the Operating Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness so that the liabilities of the Operating Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) and as a result of Qualified Protection Opportunities offered pursuant to this
Article V to the entities indicated on Exhibit M (or their successors or assigns) shall be, in each case, not less than 110% of the amounts specified in the estimates specified on Exhibit M. JRI will be required to provide the final required debt allocations with respect to a Property within (i) ninety (90) days of the date of the Closing with respect to that Property and (ii) in the case of a Property that is subject to the multiple stage closing mechanics described in
Section 2.1, ninety (90) days of the date of the final ICOA Option Closing.

     (3) The parties further agree that the aggregate final required debt allocations provided by JRI may not exceed the aggregate estimated required debt allocations included in Exhibit M by more than 10%.

     (b) An event or transaction, including, without limitation, a refinancing, any debt reduction, a like-kind exchange described in Section 5.3 hereof or an amortization payment on outstanding indebtedness shall not cause CBL to be in breach of Section 5.4(a) hereof if the Operating Partnership provides, in accordance with the requirements described in Section 5.4(c), each of the applicable entities indicated on Exhibit M (and their successors and assigns) with a "Qualified Protection Opportunity" to guaranty, indemnify or enter into other contractual arrangements that have an effect that is similar to a guaranty for purposes of Section 752 of the Code and the Treasury Regulations thereunder (with the choice between using a guaranty, indemnity or other contractual arrangement to be made by the entities indicated on Exhibit M (and their successors or assigns)) with respect to a sufficient portion of the Operating Partnership's nonrecourse indebtedness so that, after such event or transaction and assuming that each such entity provides a guaranty, indemnity or enters into such other contractual arrangements, pursuant to the guaranty opportunity, the aggregate amount of the Operating Partnership indebtedness allocated to each of the applicable entities indicated on Exhibit M (and their successors and assigns, as appropriate) as a result of the guaranty, indemnity or other contractual arrangement and as a result of allocations of nonrecourse liabilities of the Operating Partnership under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) shall be not less than the amounts specified on Exhibit M. Offers to guaranty the Operating Partnership indebtedness, provide indemnities or enter into other similar contractual arrangements that are not Qualified Protection Opportunities shall be disregarded in determining whether there has been a breach of the requirements of Section 5.4(a).

     (c) A guaranty opportunity, indemnification opportunity or opportunity to enter into other similar contractual arrangements (a "Guaranty Opportunity") will be treated as a "Qualified Protection Opportunity" only if the requirements set forth in clauses (1), (2) and (3) below are satisfied.

     (1) A written notice regarding the Guaranty Opportunity must be provided to the entities listed on Exhibit M (and their successors and assigns as appropriate) that would, upon the occurrence of the relevant transaction or event in the absence of a guaranty, be allocated an amount of the Operating Partnership liabilities that is less than the amount specified for the relevant entity on Exhibit M. Such notice must (i) be sent at least sixty (60) days prior to the occurrence of the relevant transaction or event, (ii) specify the transaction or event that would cause the amount of the Operating Partnership indebtedness allocated to the recipient of the notice under Treasury Regulations
Section 1.752-3(a)(1), (2) and (3), and as a result of guaranties provided by such recipient, to fall below the amount specified on Exhibit M and (iii) specify, with respect to each entity or its successor, the amount by which such entity's allocation of the Operating Partnership nonrecourse indebtedness under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) and Operating Partnership indebtedness with respect to which such entity has previously provided a guaranty would be less than the amount specified on Exhibit M following the event or transaction. The notice must include all transactions or events which are expected to occur within one hundred eighty (180) days of the date on which the notice is sent which would have the consequences described in the first sentence of this Section 5.4(c)(l). Each party provided a Guaranty Opportunity shall use commercially reasonable efforts to inform CBL within fifty
(50) days after receipt of written notice thereof whether it is willing to enter into the guaranty; provided, that, failure to so advise CBL within such fifty
(50) day period will not be deemed to be a refusal to enter into such guaranty so long as the party delivers its signed guaranty at least 5 days before the closing of the related financing or the occurrence of such other event as gave rise to the Guaranty Opportunity.

     (2) The Guaranty Opportunity must be with respect to indebtedness of the Operating Partnership that is treated as a "nonrecourse liability" for purposes of Section 752 of the Code and the Treasury Regulations thereunder. The guaranty must be a "bottom-tier" guaranty or, at the option of the entity being provided the Guaranty Opportunity, an indemnity agreement, in substantially the form attached as Exhibit N or Exhibit O, respectively. If an indemnity agreement is used, the amount of the indemnity obligation will be adjusted to reflect the entity's ownership interest in the Operating Partnership and any pari passu indemnity obligations entered into pursuant to this Article V. If an entity being provided with a Guaranty Opportunity chooses to enter into an indemnity agreement in the form attached as Exhibit O (as opposed to a guaranty) with respect to such opportunity, then, provided that the requirements of Section 5.4(d) are satisfied with respect to the indemnified indebtedness, such entity shall bear the risk that such indemnity agreement is not effective to cause an allocation for federal income tax purposes of Operating Partnership indebtedness to such entity in an amount equal to the indemnified amount. If the guarantied indebtedness is secured by any property or other asset, the guaranty must be a guaranty of the most senior indebtedness secured by that property or asset and the property securing the indebtedness with respect to which the opportunity is offered must have a fair market value, at the time that the Guaranty Opportunity is offered, at least equal to (i) 333% of the aggregate amount of the guaranty and (ii) 133% of the aggregate amount of all indebtedness secured by such property. In addition, there can be no guaranties that are prior to the guaranty.

     (3) A Guaranty Opportunity will not be a Qualified Protection Opportunity to the extent that the amount of the Guaranty Opportunity together with all other guaranty opportunities in the aggregate provided pursuant to the provisions of this Article V, exceeds 50% of the aggregate final required debt allocations provided by JRI pursuant to Section 5.4(a) hereof. Only the aggregate final required debt allocations for the Properties with respect to which Closings occur are to be taken into account for purposes of the preceding sentence. A Guaranty Opportunity will not be a Qualified Protection Opportunity unless CBL has given the proposed guarantors at least sixty (60) days' advance written notice of the closing of the transaction or occurrence of the event to which such Guaranty Opportunity relates.

     (4) A Guaranty Opportunity will not be a Qualified Protection Opportunity to the extent that the opportunity would not have been required to be provided pursuant to this Article V had the Operating Partnership allocated its "excess nonrecourse liabilities" under Treasury Regulations Section 1.752-3(a)(3), or any successor provision, pursuant to a method that allocates, in the aggregate, to the entities indicated on Exhibit M (or their successors or assigns) an amount of such "excess nonrecourse liabilities" that is equal to the aggregate amount of such excess nonrecourse liabilities those entities would have been allocated had the Operating Partnership allocated its "excess nonrecourse liabilities" pro rata among the holders of SCUs and Common Units (treating holders of SCUs as holding the number of Common Units into which their SCUs can be converted or redeemed). A Guaranty Opportunity will not be a Qualified Protection Opportunity unless the Operating Partnership, in the written notice provided pursuant to Section 5.4(c)(3) hereof, represents, for the benefit of the Protected Parties, that the amount of the Guaranty Opportunity has been determined by taking into account allocations of the Operating Partnership's "excess nonrecourse liabilities" pursuant to a method that satisfies the requirements for a Qualified Protection Opportunity described in the immediately preceding sentence.

     (d) The Operating Partnership shall be responsible for ensuring that only entities providing guaranties (or entering into other contractual arrangements, as described above) pursuant to this Section 5.4 bear the "risk of loss" (as such term is used for purposes of the regulations under Section 752 of the Code) with respect to the guarantied portion of the indebtedness and, in the case of other contractual arrangements, the indebtedness subject to such other arrangements; provided, however, that the Operating Partnership shall be entitled to assume that the entity (the "Indemnitor") providing the guaranty or indemnity or entering into the contractual arrangements and the affiliates of the Indemnitor (not including, for this purpose, the REIT, any entity in which the REIT holds a direct or indirect interest or any shareholder of the REIT or partner in the Operating Partnership that is not otherwise affiliated with the Indemnitor) have not entered into any arrangement that would reduce or eliminate the risk of loss (as determined under Treasury Regulations Section 1.752-2) that such entity would have absent such arrangement.

     (e) The Operating Partnership, to the extent reasonably possible, will provide any of the entities specified on Exhibit M (or their successors and assigns) that so requests with the opportunity to enter at the end of the Protection Period into indemnity agreements in the form attached as Exhibit O. The entities specified on Exhibit M (and their successors and assigns) will not be obligated to enter into such an agreement and, if they choose to enter into such an agreement, may set the amount of the indemnification at any amount not in excess of the amount specified for such entity (or its predecessor) on Exhibit M.

     5.5 Indemnity. (a) Sections 5.1, 5.2 and 5.4 hereof shall not apply to any transaction or event if (x) in the case of the use of any allocation method other than permitted by Section 5.1 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the aggregate federal, state and local income taxes payable by such Protected Party as a result of, or in connection with, the use of such allocation method (including, for the avoidance of doubt, all taxes imposed in respect of items allocated to Protected Parties as a result of curative allocations not permitted by Section 5.1, allocations of remedial items or similar allocations by the Operating Partnership or an entity in which the Operating Partnership owns a direct or indirect interest) plus an amount equal to the aggregate federal, state and local income taxes payable by the Protected Parties as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient hereof for tax liability); (y) in the case of a transaction or event that would otherwise have been prohibited by Section 5.2 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the lesser of (i) the aggregate federal, state and local income taxes payable by such Protected Party as a result of, or in connection with, such transaction or event, and (ii) the aggregate federal, state and local income taxes that would have been payable by such Protected Party if the Contributed Assets that are the direct or indirect subject of the disposition had been sold on the Closing Date with respect to such Contributed Assets for their fair market value determined in a manner consistent with the final allocations of Consideration made pursuant to Section
2.1 hereof; plus, in the case of both (i) and (ii), an amount equal to the aggregate federal, state and local income taxes payable by the Protected Party as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient thereof for tax liability) and (z) in the case of any transaction or event that would otherwise have been prohibited by
Section 5.4 hereof or constitutes a breach of Section 5.11 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the aggregate federal, state and local taxes payable by such Protected Party as a result of such transaction or event plus an amount equal to the aggregate federal, state and local income taxes payable by the Protected Party as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient thereof for tax liability). For purposes of the preceding sentence,
(a) all income arising from the transaction or event that is treated as ordinary income under the applicable provisions of the Code and all payments provided for in this Section 5.5 shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on ordinary income of individuals residing in Cleveland, Ohio, determined using the maximum federal, Ohio and Cleveland rates on ordinary income then in effect, (b) all other income arising from the transaction or event shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on long-term capital gains of individuals residing in Cleveland, Ohio, determined using the maximum federal, Ohio and Cleveland rates on long-term capital gains then in effect, (c) any amounts payable pursuant to the indemnity provided for in this Section will be determined assuming that the transaction or event giving rise to CBL's indemnification obligation was the only transaction or event reported on the Protected Party's tax return (and, for clarity, without giving effect to any loss carry forwards or other deductions available to the Protected Party) and
(d) any amounts payable under the indemnity with respect to state and local income taxes shall be assumed to be deductible for federal income tax purposes.

     (b) Notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify any Protected Party pursuant to Section 5.5(a) hereof, and shall not be liable for damages for a breach of Section 5.2 hereof, as a result of the occurrence of any transaction or event prohibited by Section 5.2 hereof with respect to a Partial Property at any time if, based on the terms of the organizational documents for the relevant Property Owner in force on the date hereof or, if more favorable to CBL (i.e., giving more control to CBL), the organizational documents in force at that time, the action is one that cannot ultimately be prevented directly or indirectly by the Operating Partnership (or any successor to the Operating Partnership's indirect interest in a Partial

Property); provided, however, that the Operating Partnership (and any such successor) shall have used commercially reasonable efforts to prevent the occurrence of such transaction or event by exercising all of its rights under the organizational documents for such Partial Property Owner to block such transaction or event; it being understood that, in the event that the organizational documents for such Property Owner provide for a buy-sell right, right of first refusal or right of first offer, the Operating Partnership (and any such successor) shall not be required pursuant to this Section 5.5(b) to initiate any buy-sell proceedings or purchase the interests in question, but, in the event that it does not want to purchase such interests, the Operating Partnership (and any such successor) shall be required to offer the opportunity to purchase such interests to JRI, either directly or through back-to-back transactions, in order for the Operating Partnership's failure to purchase the interests in question to not be treated as a failure to use commercially reasonable efforts to prevent the occurrence of the relevant transaction or event.

     (c) Notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify any Protected Party under Section 5.5(a) hereof, and shall not be liable for a breach of Section 5.2 hereof, as a result of a casualty to or condemnation of a Contributed Asset where (i) the lender with respect to indebtedness secured by that Contributed Asset does not allow the proceeds from the casualty or condemnation to be used for repair of or improvements to the Contributed Asset or acquisition of a replacement asset and (ii) the Operating Partnership uses commercially reasonable efforts to qualify to the greatest extent consistent with such efforts for nonrecognition of gain for federal income tax purposes with respect to the casualty or condemnation.

     (d) (i) If a Protected Party (the "Individual Protected Party") dies, then any subsequent owner of the direct or indirect interests in the Operating Partnership owned (or treated as owned for federal income tax purposes) by the Individual Protected Party (the "Affected Interests") and each Protected Party through which the Individual Protected Party owned (or was treated as owning for federal income tax purposes) an indirect interest in the Operating Partnership at death will not, with respect to the Affected Interests, be eligible with respect to events occurring subsequent to such death to receive an indemnity payment under Section 5.5(a) hereof, or to recover damages for a breach of
Section 5.2 or 5.4 hereof, unless (x) the Operating Partnership or an entity treated as a partnership for federal income tax purposes in which the Operating Partnership holds a direct or indirect interest was not able (whether as a result of a failure to make a Section 754 election or otherwise) as a result of the death to adjust to fair market value under Section 754 of the Code the federal income tax basis of the portion of the Operating Partnership's or such entity's assets corresponding to the Affected Interests and (y) the Operating Partnership's or such other entity's failure to be able to make such adjustment was not solely the result of either (I) the failure of a Protected Party through which the Individual Protected Party owned an indirect interest in the Operating Partnership at death to make a Section 754 election that such Protected Party was eligible to make or (II) a Protected Party through which the Individual Protected Party owned an indirect interest in the Operating Partnership being ineligible to make a Section 754 election where
(i) the indirect interest was not owned through such Protected Party immediately following the transactions provided for in this Agreement and (ii) such Protected Party was not eligible to make a Section 754 election at the time that the indirect interest in the Operating Partnership came to be owned through such Protected Party.

     (ii) If a Protected Party (the "Transferring Protected Party") transfers (the "Transfer") a direct or indirect interest in the Operating Partnership (the "Transferred Interest") in a transaction that is fully taxable for federal income tax purposes, then any subsequent owner of the Transferred Interests and each Protected Party through which the Transferring Protected Party owned (or was treated as owning for federal income tax purposes) the Transferred Interest will not, with respect to the Transferred Interests, be eligible with respect to events occurring subsequent to the Transfer to receive an indemnity payment under Section 5.5(a) hereof, or to recover damages for a breach of Section 5.2 or 5.4 hereof, unless (x) the Operating Partnership or an entity treated as a partnership for federal income tax purposes in which the Operating Partnership holds a direct or indirect interest was not able (whether as a result of a failure to make a Section 754 election or otherwise) to adjust to fair market value under Section 754 of the Code the federal income tax basis of the portion of the Operating Partnership's or such other entity's assets corresponding to the Transferred Interests as a result of the Transfer and (y) the Operating Partnership's or such other entity's failure to be able to make such adjustment was not solely the result of either (I) the failure of a Protected Party through which the Transferring Protected Party owned an indirect interest in the Operating Partnership to make a Section 754 election that such Protected Party was eligible to make or (II) the fact that a Protected Party through which the Transferring Protected Party owned an indirect interest in the Operating Partnership was not eligible to make a Section 754 election where (i) the indirect interest was not owned through such Protected Party immediately following the transactions provided for in this Agreement and (ii) such Protected Party was not eligible to make Section 754 election at the time that the indirect interest in the Operating Partnership came to be owned through such Protected Party.

     (iii) An indemnity payment will not be required to be made pursuant to this
Section 5.5 to the extent that, given Sections 5.5(d)(i) and (ii) hereof, the requirement that such payment be made would be inconsistent with 53% of the SCUs having been held, immediately following the transactions provided for in this Agreement pursuant to which such SCUs were issued (and assuming that all of the contributions and transfers provided for in this Agreement occur), under arrangements such that the Protected Parties holding such SCUs, as of such date(s) and under the law in effect on the date hereof, would be eligible to make a Section 754 election.

     5.6 Damages. CBL acknowledges and agrees that damages for a breach of
Section 5.1, 5.2, 5.4 or 5.11 will be determined in accordance with the provisions of Section 5.5 hereof.

     5.7 Towne Mall. Notwithstanding any provision of Article V to the contrary, the provisions of Sections 5.2 and 5.4 hereof shall not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, a willful default by the Operating Partnership in the payment of interest or principal when due on the indebtedness secured by Towne Mall as of the Closing Date with respect to such Property, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to
Section 5.5(a) hereof with respect to such transfer or other disposition, so long as the Operating Partnership has, at least sixty (60) and not more than ninety (90) days prior to such transfer or other disposition, provided JRI (or its designee, it being understood that references in this Section to JRI shall be deemed to include any such designee) a meaningful and unconditional opportunity outlined in a specific written notice to JRI to purchase Towne Mall for nominal consideration and on the other terms set forth below. In order to qualify for the foregoing exception from its general indemnity obligation, (a) the Operating Partnership shall have given JRI at least thirty (30) days' advance notice prior to any willful default on the indebtedness, adequate access to information about Towne Mall and the Property's status vis-a-vis the lender, and an opportunity to participate in any negotiations or other substantive discussions between the Operating Partnership and its affiliates and their advisers, on the one hand, and the lender, on the other hand, about the indebtedness and/or the default thereon, (b) the Operating Partnership shall have used commercially reasonable efforts to obtain all lender and other third party consents necessary to facilitate the transfer of Towne Mall to JRI, and
(c) upon the transfer of Towne Mall to JRI, the Operating Partnership and the then-owner of the Property, shall have made to JRI (or, if JRI declines to accept the proposed transfer, shall have been willing and able to have made) each of the representations and warranties set forth on Schedule 5.7 hereto and given indemnification comparable in scope and duration to the indemnity given by JRI in Sections 9.2 and 9.4, provided, however, that claims based thereon will be subject to limitations comparable in duration and amount to those provided in Sections 9.3 and 9.4 as applicable. Notwithstanding anything herein to the contrary, once JRI receives an unconditional written offer to purchase Towne Mall it shall, within forty-five (45) days of its receipt of the offer, (a) accept the offer in writing in which event JRI agrees to pay and indemnify CBL for (i) the net carrying costs of the Property from such date until closing or, if earlier, termination by JRI of the proposed purchase and (ii) all transfer costs (other than CBL's attorneys' fees) or (b) decline the offer. In the event that JRI does not accept the offer within the forty-five (45) day period, JRI shall be deemed to have declined the offer. If JRI declines or is deemed to have declined the foregoing offer within the forty-five (45) day period, the provisions of Section 5.2 and 5.4 hereof will not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, the willful default referred to in the first sentence of this
Section 5.7 that gave rise to the offer, and the Operating


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


Partnership will not be required to indemnify the Protected Parties pursuant to
Section 5.5(a) with respect to such transfer or other disposition (it being understood, however, that if CBL does not so dispose of Towne Mall as a result of the default, but instead is able to refinance the defaulted indebtedness or otherwise negotiate a settlement with the lender that does not involve a transfer of Towne Mall, the Protected Parties will continue to be fully entitled to the benefits of this Article V with respect to Towne Mall). If JRI accepts the foregoing offer, at closing of the transfer back to JRI, JRI or its designated transferee shall assume and indemnify CBL against any and all liabilities first accruing from and after the date of such transfer pursuant to any Continuing Loan Guaranties that CBL assumed at the Closing for Towne Mall.

     5.8 Midland Mall. In the event that JRI is not able to cause Frankel Midland Limited Partnership to contribute its 40% interest in the Property Owner of Midland Mall to the Operating Partnership, the parties agree that the provisions of Section 5.7 applicable to Towne Mall also will be applicable with respect to Midland Mall, mutatis mutandis, except that the transfer to a JRI designee, if any, shall be of the interests in the entity that then owns Midland Mall that correspond to the Interests that were contributed to CBL in respect of Midland Mall as contemplated herein, and not of the fee interests in Midland Mall.

     5.9 Initial Capital Accounts. CBL agrees that the initial capital accounts of the Contributors in the Operating Partnership shall be determined based on a valuation of $32.25 per SCU.

     5.10 Third Party Beneficiaries. CBL acknowledges, agrees and confirms that each of the Protected Parties is an intended third party beneficiary of the provisions of this Article V and that the provisions of this Article V are enforceable by any of them.

     5.11 Preservation of Tax Status. CBL agrees with the Jacobs Parties (for their own benefit and also for the benefit of each of the other Protected Parties) that (i) at no time during the Protection Period will the REIT or the Operating Partnership take any action that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes and (ii) during the Protection Period the REIT and the Operating Partnership will use commercially reasonable efforts to maintain the REIT's REIT status, provided that the REIT may voluntarily terminate its REIT status if such action is taken with the affirmative consent of 75% or more of the members of the REIT's Board of Directors.

     5.12 Income Tax Reporting. (a)Except as otherwise provided in the next sentence, from and after the Principal Closing, and continuing for so long as JRI or any of its affiliates owns any SCUs, CBL will cause its accountants to prepare and submit to JRI for review as soon as reasonably possible, but, in the case of items described in clause (i) below, in no event later than July 1 of each year, and, in the case of items described in clause (ii) below, in no event later than August 1 of each year:
(i) draft K-1s (and corresponding state tax documents) for the Operating Partnership and state tax apportionment information for the Operating Partnership and (ii) federal and state tax returns for the Operating Partnership and each Partial Property Owner as to which an option remained outstanding under an Interest Contribution and Option Agreement at any point during the preceding tax year. In the case of Partial Property Owners described in the preceding sentence where the Partial Property Owner's partnership agreement requires that partners receive a copy of the Partial Property Owner's tax return or K-1 on a date (the "Delivery Date") prior to September 1, references to August 1 in the preceding sentence shall be deemed to be references to the date that is thirty
(30) days prior to the Delivery Date. If JRI determines that any modifications to the tax returns of the Operating Partnership or any Partial Property Partnership should be considered, JRI will, within fifteen (15) Business Days following receipt of such tax returns from CBL or the Operating Partnership's accountants, indicate to the accountants or to the Operating Partnership to advise the Partial Property Partnership's accountants of the suggested revisions to the tax returns, which returns will be resubmitted to JRI for its further review (but not approval). JRI will complete its review of the resubmitted returns within ten (10) days after receipt thereof from the accountants or CBL. CBL will consult in good faith with JRI regarding any proposed modifications to the tax returns of the Operating Partnership or any Partial Property Partnership.

     (b) The Operating Partnership agrees to (i) consult in good faith with JRI regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Operating Partnership or any property directly or indirectly owned by it before filing such request, (ii) consult in good faith with JRI regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Operating Partnership before filing such petition, (iii) give JRI prompt notice of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine income tax returns of the Operating Partnership or any subsidiary for any year, receipt of written notice of the beginning of an administrative proceeding at the Operating Partnership level relating to the Operating Partnership under Section 6223 of the Code, receipt of written notice of the final partnership administrative adjustment relating to the Operating Partnership pursuant to
Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Operating Partnership or any subsidiary, and
(iv) notify JRI if the Operating Partnership does not intend to file for judicial review with respect to the Operating Partnership. In addition, the Operating Partnership agrees to afford JRI the same rights with respect to any Property Partnership tax matters as are afforded to JRI under this paragraph with respect to the Operating Partnership.

     (c) CBL agrees to provide the entities described on Exhibit M hereto (and their successors or assigns) with such information as is reasonably available to CBL regarding allocations of the Operating Partnership's indebtedness under
Section 752 of the Code and the Treasury Regulations thereunder, as such entities may reasonably request.

     (d) JRI agrees that, upon request by CBL and upon being furnished by CBL with a description of a proposed transaction that would require a payment under
Section 5.5 hereof, JRI will work in good faith with CBL to prepare an estimate of the amounts that would be payable under Section 5.5 hereof in connection with such transaction based on such information as is then reasonably available to JRI. The parties acknowledge and agree that JRI shall have no liability with respect to any such estimate and that no payment required under Section 5.5 hereof will be limited by any such estimate.

                                   ARTICLE VI

                                     CLOSING

     6.1 Closing. (a) Subject to the terms and conditions of this Agreement, the Principal Closing shall take place at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at and as of 9:00 A.M., E.S.T. on the earlier of the tenth (10th) Business Day following the date on which the REIT's stockholders vote to approve the issuance of the SCU's as contemplated in this Agreement and January 31, 2001, or at such other place, time and date as may hereafter be mutually agreed between JRI and CBL (the "Initial Scheduled Principal Closing Date"). As used in this Agreement, the term "Principal Closing" means the transfer and assignment of the Interests with respect to, and/or the contribution to the Operating Partnership of, each of the Core Properties and at least nine (9) other Properties, the transfer and assignment of the partnership interests in Weston Management to the Operating Partnership and the performance by each party hereto of the obligations on its part then to be performed under and in accordance with this Agreement, and the term "Principal Closing Date" means the date on which the Principal Closing is to occur as provided in the preceding sentences, as the same may be extended by JRI or CBL pursuant to this Agreement. JRI and CBL will conduct a "pre-closing" commencing on the third (3rd) Business Day preceding the Principal Closing Date, and will use commercially reasonable efforts to finalize the closing statement for the Principal Closing at least forty-eight (48) hours prior to the Principal Closing Date. As used in this Agreement, the term "Closing" means the transfer and assignment of the Interests with respect to and/or the contribution of, one or more Properties to the Operating Partnership and the performance by each party of the obligations on its part then to be performed under and in accordance with this Agreement (including, in the case of a transfer of Interests with respect to a Property that is to occur in stages as set forth in
Section 2.1(c) hereof, the first stage of such transfer and not any ICOA Option Closing), and the term "Closing Date" means the date on which the Closing with respect to any Property or Properties is to occur as the same may be extended by JRI or CBL pursuant to this Agreement.

     (b) JRI Extension Rights. JRI shall have the right, exercisable in one or more increments by delivering written notice to CBL as soon as practical, but in no event less than five (5) Business Days prior to the Initial Scheduled Principal Closing Date (or, in the event of a prior extension by virtue of this Section, five (5) Business Days prior to the then applicable Subsequent Scheduled Principal Closing Date), to extend or adjourn the Principal Closing Date to a date (the "Subsequent Scheduled Principal Closing Date") not later than April 30, 2001 if JRI determines in its good faith judgment that such adjournment is reasonably necessary to enable the Jacobs Parties to satisfy the conditions to Closing set forth in Section 7.1, and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to each of the Core Properties and at least nine (9) other Properties (and CBL has not waived the failed conditions and proceeded to Closing with the Core Properties and at least nine (9) other Properties), such right being in addition to any other adjournment right provided for in this Agreement. On or before the twentieth (20th) day preceding the Initial Scheduled Principal Closing Date, JRI agrees to provide CBL with a good faith assessment of whether the Jacobs Parties will be unable to satisfy any of the conditions to Closing set forth in Section
7.1 and the Interest Contribution Agreement or Deed Contribution Agreement with respect to any Property, and the circumstances surrounding such potential inability; provided, however, that JRI's estimate shall not in any way impair JRI's right to close on the Initial Scheduled Principal Closing Date or to extend or adjourn the Principal Closing beyond the Initial Scheduled Principal Closing Date. If JRI extends the Principal Closing Date as permitted above, JRI will advise CBL on a regular basis of its progress in satisfying the yet unmet conditions to the Principal Closing. In addition, if thereafter JRI determines in good faith that it can satisfy the conditions to the Principal Closing as set forth in Section 7.1 or CBL has waived all unmet conditions and is willing to proceed, evidenced by written notice to JRI, with respect to each of the Core Properties and at least nine (9) other Properties sooner than the Subsequent Scheduled Principal Closing Date, JRI agrees to notify CBL of that determination in writing and to cooperate with CBL to schedule the Principal Closing on the earlier of the Subsequent Scheduled Principal Closing Date and the date that is thirty (30) days following the day on which JRI first determined that it could satisfy the conditions precedent to the Principal Closing (or, if such thirtieth
(30th) day is not a Business Day, the next succeeding Business Day thereafter). The foregoing will not be interpreted as imposing any obligation on JRI to schedule the Principal Closing Date or to participate in the Principal Closing if for any reason CBL is unwilling to accept the contribution of each of the Core Properties and at least nine (9) other Properties. The parties agree that time is of the essence with respect to the dates and time periods referred to in this paragraph (b) and in paragraph (c) below.

     (c) CBL Extension Rights. (i) If after expiration of the Initial Period (as hereinafter defined) CBL delivers written notice to JRI that it is ready and able to mail the Proxy Statement and related materials to the REIT's stockholders as contemplated in Section 4.15 (such notice, the "Ready to Mail Notice"), and at that time JRI has not yet obtained the lender consent from TIAA as required by Section 4.14(a), then at the time JRI first notifies CBL in writing that it has obtained the requisite consent from TIAA, CBL will have an option, exercisable by delivering written notice to JRI within ten (10) Business Days of receipt of the foregoing notice from JRI, to extend the Principal Closing Date one day for each day beyond the date on which JRI received the Ready to Mail Notice; provided, that, if CBL does not exercise the foregoing option within that time period it will expire.

     (ii) If, despite commercially reasonable efforts, CBL is unable to hold the REIT Stockholders' Meeting on or before January 20, 2001 because it was unable to obtain approval from the SEC to mail the Proxy Statement and related materials to the REIT's stockholders as contemplated in Section 4.15 on or before December 1, 2000, then CBL will have the right, exercisable by delivering notice to JRI as soon as practical, but in no event later than January 10, 2001, to extend the Principal Closing Date to a date not later than the earlier of (x) the sixtieth (60th) day after the date on which CBL actually mails the Proxy Statement to the REIT's stockholders (or, if such day is not a Business Day, the next succeeding Business Day) and (y) April 30, 2001.

     (iii) In addition, CBL shall have the right, exercisable by delivering written notice to JRI as soon as practical but in no event less than two (2) Business Days prior to the Initial Scheduled Principal Closing Date or any Subsequent Scheduled Principal Closing Date, if applicable, to extend the applicable Closing Date to a date not later than thirty (30) days after the Initial Scheduled Principal Closing Date or Subsequent Scheduled Principal Closing Date, as applicable, if CBL determines in its good faith judgment that such adjournment is reasonably necessary to enable CBL to satisfy the conditions to Closing set forth in Section 7.2 and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (and JRI has not waived any of the conditions in issue), such right being in addition to any other adjournment right provided for in this Agreement.

     (d) Staggered Contributions. JRI and CBL agree that if, with respect to any Closing, JRI so requests, the contributions of Interests and/or Properties to be included in that Closing or any portion of such contributions specified by JRI will be staggered in time by fifteen (15) minutes. In the event that JRI requests staggered contributions for any Closing, the Closing Deliveries relating to that Closing will be delivered into escrow with the Title Company, or another escrow agent acceptable to both CBL and JRI, and will only be released from the escrow on terms consistent with this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and as otherwise agreed between JRI and CBL, each acting reasonably. At the relevant Closing, the escrow agent will deliver the Interests relating to each Property being included in that Closing to the Operating Partnership and will deliver the Consideration relating to such Interests in fifteen (15) minute increments, and will date and time stamp the instruments of transfer to verify the timing and sequence of the deliveries.

     6.2 Closing Deliveries by JRI. At the Principal Closing and at each Deferred Closing, the Jacobs Parties will execute, acknowledge where appropriate and deliver, or cause to be delivered, each of the following instruments and documents:

     (a) Interest Contribution Agreements. (i) For each Property with respect to which Interests are being contributed to the Operating Partnership, if any, an Interest Contribution Agreement in substantially the form attached as Exhibit C-1A or Exhibit C-1B and providing for the contribution of each of the Interests in the related Property Owner, (ii) for each Property the fee and/or leasehold interests of which are being contributed, if any, a Deed Contribution Agreement in substantially the form attached as Exhibit C-2 hereto and providing for the contribution of the interests in that Property, (iii) in the case of the Principal Closing, for Weston Management, a Contribution Agreement (Weston Management) in substantially the form attached as Exhibit C-3 and providing for the contribution of all of the outstanding interests in Weston Management, and, in each of the foregoing instances, all certificates, agreements and other documents required to be delivered thereunder, each duly executed by the Contributors identified therein.

     (b) First Amendment to OP Partnership Agreement. In the case of the Principal Closing, the First Amendment to the OP Partnership Agreement in the form attached hereto as Exhibit G, or, in the case of a Deferred Closing, an amendment to the OP Partnership Agreement in form and substance to be agreed between CBL and JRI, acting reasonably.

     (c) Registration Rights Agreement. In the case of the Principal Closing, the Registration Rights Agreement, in the form attached hereto as Exhibit H-1, duly executed by each of the Persons to be a recipient of any SCUs on the Principal Closing Date (or, if authorized, by JRI on its behalf), or, in the case of a Deferred Closing, an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2, duly executed by each of the Persons to be a recipient of any SCUs on such Closing Date (or, if authorized, by JRI on its behalf).

     (d) Voting Agreement for Option Interests. In the case of an ICOA Closing with respect to one or more Partial Properties subject to Section

2.1(c), an Option Interest Voting Agreement in substantially the form attached hereto as Exhibit E for each such Partial Property, duly executed by each Contributor identified in the Interest Contribution and Option Agreement relating thereto.

     (e) Assignment of Management Agreements. In the case of any Deferred Closing, an assignment of the management and leasing agreements in form and substance reasonably acceptable to CBL with respect to the Properties that are the subject of such Deferred Closing to the entity designated by Weston Management, duly executed by the property manager(s) of such Properties on such Closing Date.

     (f) Certificates.

          (i) A certificate, issued by the Secretary of State of the State of Delaware and dated not earlier than thirty (30) Business Days prior to such Closing Date, certifying as to the good standing of JRI under the laws of Delaware.

          (ii) A duly executed certificate of JG Realty Investors Corp., a general partner of JRI ("JG Realty"), dated as of such Closing Date, certifying:

               (A) that the board of directors of JG Realty, in its capacity as a general partner of JRI, has adopted resolutions approving the transactions contemplated hereunder and authorizing JG Realty to execute and deliver, for and on behalf of JRI this Agreement, the Interest Contribution Agreements and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, (which resolutions shall be attached to or incorporated in such certificate), that such action by such board of directors and JG Realty constitutes the only authorization required for such execution, delivery and consummation by JG Realty, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

               (B) as to a true and complete copy of JRI's partnership agreement and certificate of limited partnership, that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of JG Realty executing and delivering this Agreement and the other documents and instruments provided herein to be executed and delivered by JRI.

          (iii) A duly executed certificate of JRI, dated as of such Closing Date, certifying that each of the representations and warranties of JRI contained in this Agreement is true and correct in all material respects as if remade on and as of such Closing Date (with appropriate modifications of those representations and warranties to reflect actions taken by or on behalf of JRI in accordance with the provisions of Article IV or identifying any representation or warranty which is not or no longer is true and correct and explaining the state of facts giving rise to the change); provided, however, that to the extent that the representations and warranties in Section 8.2 relate to Interests, Properties or Property Owners, for purposes of the certificate referred to above those references will be deemed to be references only to the Interests, Properties and Property Owners being included in the Closing at hand, and those representations and warranties specifically need not be remade at such Closing with respect to any Interest, Property or Property Owner that is not being included in such Closing as permitted or required by the terms of
     Section 6.4. In no event shall JRI be deemed to be in default hereunder by reason of any breach of representation or warranty that results from any exception that is identified in reasonable detail on the certificate described in this Subsection 6.2(f)(iii) and arose by virtue of actions on JRI's or the Operating Partnership's part that were taken or not taken in accordance with the provisions of Article IV or was not caused by any voluntary and direct action by JRI in violation of JRI's covenants in
     Article IV; provided, however, that the occurrence of any such change that does not result in a JRI default, if sufficiently adverse to the Operating Partnership, may constitute the non-fulfillment of the condition set forth in Section 7.1(b) and give rise to a claim by the Operating Partnership pursuant to Article IX. JRI's liability under such certificate shall be subject to the limitations and time restraints set forth in Section 8.3 and in Article IX.

          (iv) A duly executed certificate of JRI, dated as of such Closing Date certifying:

               (A) as to a true and complete copy of the organizational documents (including all documents filed of record in the jurisdiction of organization, if any, certified by the appropriate authority in such jurisdiction, if available) of each Property Owner that is being included in such Closing, that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing Date.

               (B) in the case of the Principal Closing, as to a true and complete copy of Weston Management's partnership agreement and certificate of limited partnership (certified by the appropriate authority in the jurisdiction of its organization, if available), that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing.

     (g) Estoppels. A completed Estoppel Certificate dated not earlier than ninety (90) days prior to the applicable Closing from each Ground Lessor, if any, in respect of each Property being contributed to the Operating Partnership on such Closing Date and each of the other Estoppel Certificates sent out as required in Section 4.17 and received back by JRI from the related Anchor, tenant, party to a reciprocal easement agreement, lender or Outside Partner, prior to such Closing Date (to the extent not previously delivered to CBL). In the event that JRI is unable to deliver a Ground Lessor Estoppel Certificate dated not earlier than thirty (30) days prior to the applicable Closing Date, JRI also will supplement the certificate being delivered by it at that Closing pursuant to Section 6.2(f)(iii) to include a representation, made as of such Closing Date, as to each of the statements made by the Ground Lessor in the Estoppel Certificate being delivered pursuant to this Section 6.2(g), with such changes as are necessary to reflect the fact that the certificate is being delivered on a later date than the date of the Ground Lessor Estoppel Certificate being delivered therewith.

     (h) Opinions. An opinion of counsel to JRI as to the matters identified on Exhibit P attached hereto.

     (i) Lender Consents. The consent of each lender of a Continuing Loan in respect of each Property being contributed to the Operating Partnership on such Closing Date, which consents will be in substantially the form of Exhibit Q hereto or as otherwise acceptable to CBL acting reasonably.

     (j) Outside Partner Consents. The consents and amendments to the organizational documents of the Property Owners outlined on Exhibit R attached hereto, in respect of each Property being contributed to the Operating Partnership on such Closing Date, which consents will be in substantially the form of Exhibit R hereto or as otherwise acceptable to CBL acting reasonably.

     (k) Excluded Outparcels. The approvals, consents and other documentation outlined on Schedule 1.2(a) hereof for each of the Excluded Outparcels that relates to any Property being contributed to the Operating Partnership on such Closing Date.

     (l) OP Option Agreement. An OP Option Agreement for each Excluded Outparcel subject to Section 1.2(b) hereof that is retained by a Jacobs Party or an affiliate thereof and relates to a Property being contributed to the Operating Partnership on such Closing Date, duly executed by the owner of such Excluded Outparcel.

     (m) Non-Competition Agreement. The Non-Competition Agreement in the form attached hereto as Exhibit K, duly executed by Richard E. Jacobs.

     (n) Weston Management Releases. A Release in substantially the form attached as Exhibit U hereto executed by each entity identified on Schedule 8.2(i)(x) and covering each of the properties identified on that schedule as being managed or previously managed by Weston Management for that entity.

     (o) Transition Services Agreement. The Transition Services Agreement in substantially the form attached hereto as Exhibit L, duly executed by JRI.

     (p) Assignment of Interest Rate Cap. If JRI has purchased an interest rate cap or swap agreement as contemplated in Section 1.1(b)(iii)(A)(2) above with respect to a New Loan secured by any of the Properties to be included in that Closing, and the interest rate protection was purchased in the name of any Person other than the relevant Property Owner (or if the protection was purchased in the name of the Property Owner, but the Property Owner is transferring the related Property to CBL pursuant to a Deed Contribution Agreement), then, for each such interest rate cap or swap, an assignment of interest rate protection agreement, in form and substance reasonably acceptable to CBL, by which the owner of that interest rate protection assigns all of its rights thereunder to CBL or its designee (and, if required by the terms of the interest rate protection agreement, confirmation that the counterparty thereto has consented to the transfer).

     (q) Assurance Agreement. The Assurance Agreement in the form attached hereto as Exhibit V, duly executed by Richard E. Jacobs, on his own behalf and as trustee of each of the Jacobs Trusts.

     (r) Cary Note. In the case of the Closing with respect to Cary Towne Center, (i) the original Cary Note, (ii) an allonge evidencing the assignment of such note to CBL or its designee and (iii) a certificate of JG Cary Joint Venture certifying as to the outstanding principal balance of the Cary Note and the date through which interest has been paid as of such Closing Date.

     (s) Tenant Notes. In the case of the Closing with respect to any Property whose Property Owner is the holder of one or more promissory notes (each, a "Tenant Note") made by one or more tenants at such Property in favor of the Property Owner, (i) the original of each Tenant Note held by such Property Owner, if available or a copy of such note and a lost note affidavit and (ii) the addition to the bring-down certificate to be delivered by JRI at that Closing of an additional paragraph with respect to each such Tenant Note certifying as of the date thereof, (A) as to the outstanding principal balance of the Tenant Note as of such Closing Date and the date through which interest has been paid, (B) that there is no default with respect to the indebtedness evidenced by the Tenant Note, (C) that it owns the Tenant Note free and clear of all rights, liens, claims and encumbrances and (D) that there is no undisclosed agreement or document that modifies the terms or provisions of the indebtedness evidenced by the Tenant Note (it being understood that such certification will be subject to the limitations in Section 9.3).

     (t) Share Ownership Agreement. In the case of the Principal Closing, the Share Ownership Agreement, in the form attached hereto as Schedule 4.15(b)-3, duly executed by the Jacobs Parties.

     (u) Other Documents, etc. All other instruments and documents, if any, required to be executed, acknowledged and/or delivered by JRI to the Operating Partnership and/or the REIT pursuant to and in accordance with any of the other provisions of this Agreement or the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, and such other documents or instruments as the Operating Partnership or the REIT may reasonably request to effect the transactions contemplated in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

     6.3 Closing Deliveries by the Operating Partnership. At the Principal Closing and at each Deferred Closing, CBL will execute, acknowledge where appropriate and deliver, or cause to be delivered, each of the following instruments, documents and payments:

     (a) Consideration. The Consideration or portion thereof allocated to the Properties being contributed at such Closing as provided for in Section 2.1 of this Agreement, in the case of the Principal Closing, the portion of the Consideration allocated to Weston Management and, in the case of the Closing with respect to Cary Towne Center, the portion of the Consideration allocated to the Cary Note, each as set forth on the closing statement for such Closing to be prepared by JRI and delivered to CBL at least forty-eight (48) hours prior to such Closing.

     (b) Interest Contribution Agreements. Counterparts of the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and any other instrument, agreement and/or certificate required to be delivered by the Operating Partnership under the Interest Contribution Agreements or Deed Contribution Agreements, each duly executed by the Operating Partnership and, if applicable, the REIT; and, in the case of the Principal Closing, counterparts of the Contribution Agreement (Weston Management) for the interests in Weston Management, and any other instrument, agreement and/or certificate required to be delivered by the Jacobs Trusts under the Contribution Agreement (Weston Management) for interests in Weston Management, each duly executed by the Operating Partnership (and its designee, if applicable).

     (c) First Amendment to OP Partnership Agreement. In the case of the Principal Closing, the First Amendment to the OP Partnership Agreement in the form attached hereto as Exhibit G, or, in the case of a Deferred Closing, an amendment to the OP Partnership Agreement, in form and substance to be agreed between CBL and JRI, acting reasonably, duly executed by CBL Holdings I, Inc. and the REIT and any limited partners whose consents are required by the terms of the OP Partnership Agreement.

     (d) Registration Rights Agreement. In the case of the Principal Closing, the Registration Rights Agreement in the form attached hereto as Exhibit H-1, or, in the case of a Deferred Closing, an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2, duly executed by the REIT and the Operating Partnership granting registration rights to the SCU holders.

     (e) Amendment to Rights Agreement. An amendment to the Rights Agreement executed by each of the REIT and SunTrust Bank, implementing the changes required in Section 4.10.

     (f) Share Ownership Limitation Amendments. If the REIT's stockholders have approved the Share Ownership Limitation Amendments, a certificate of amendment to the REIT's certificate of incorporation setting forth the Share Ownership Limitation Amendments, and, if the REIT's stockholders have not approved the Share Ownership Limitation Amendments, a certified copy of the REIT Board Resolution contemplated in Section 4.15(b).

     (g) Transition Services Agreement. The Transition Services Agreement in substantially the form attached hereto as Exhibit L, duly executed by the REIT and the Operating Partnership.

     (h) Assumption of Management Agreements. In the case of any Deferred Closing, an assumption of the management and leasing agreements (in a form reasonably acceptable to CBL) with respect to the Properties that are the subject of such Deferred Closing, duly executed by Weston Management or its designee.

     (i) Certificates.

          (i) A certificate issued by the Secretary of State of the State of Delaware and dated not earlier than thirty (30) days prior to such Closing Date, certifying as to the good standing of the REIT and the Operating Partnership under the laws of the State of Delaware.

          (ii) A duly executed certificate of the Secretary of CBL Holdings I, Inc., dated as of such Closing Date, certifying:

               (A) that the board of directors of CBL Holdings I, Inc. has adopted resolutions approving the transactions contemplated hereunder and authorizing CBL Holdings I, Inc. on its own behalf and as general partner of the Operating Partnership to execute and deliver this Agreement, the Interest Contribution Agreements, any Deed Contribution Agreement and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (which resolutions shall be attached to or incorporated in such certificate), that such action by CBL Holdings I, Inc.'s board of directors, together with any other authorization as set out in such certificate, constitutes the only authorization required for such execution, delivery and consummation by the Operating Partnership, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

               (B) as to a true and complete copy of the OP Partnership Agreement, the certificate of limited partnership of the Operating Partnership and the certificate of incorporation and by-laws of CBL Holdings I, Inc. and that each of the same has not been amended (except as noted therein) and is in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of CBL executing and delivering this Agreement, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and the other documents and instruments provided herein to be executed and delivered by the Operating Partnership.

          (iii) A duly executed certificate by the Secretary of the REIT, dated as of such Closing Date, certifying:

               (A) that the board of directors of the REIT has adopted resolutions approving the transactions contemplated hereunder, authorizing and implementing the Share Ownership Limitation Amendments, in the event that the stockholders of the REIT vote to approve such amendments or adopting the REIT Board Resolution, in the event that the stockholders of the REIT do not approve the Share Ownership Limitation Amendments and, in either case, authorizing the REIT to execute and deliver this Agreement, and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (which resolutions, including the REIT Board Resolution, if applicable, shall be attached to or incorporated in such certificate), that such action by the REIT's Board of Directors, together with any other authorization as set out in such certificate, constitutes the only authorization required for such execution, delivery and consummation by the REIT, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

               (B) as to a true and complete copy of the certificate of incorporation and by-laws of the REIT and that each of the same has not been amended (except as noted therein) and is in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of the REIT executing and delivering this Agreement, and the other documents and instruments provided herein to be executed and delivered by the REIT.

          (iv) A duly executed certificate of the Operating Partnership, dated as of such Closing Date, certifying that each of the representations and warranties of the Operating Partnership contained in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, is true and correct in all material respects as if remade on and as of such Closing Date.

          (v) A duly executed certificate of the REIT, dated as of such Closing Date, certifying that each of the representations and warranties of the REIT contained in this Agreement is true and correct in all material respects as if remade on and as of such Closing Date.

     (j) Opinions. An opinion of counsel to CBL as to the matters identified on Exhibit S-1 hereto and an opinion in substantially the form attached as Exhibit S-2 regarding the REIT's status as a real estate investment trust, the Operating Partnership's status as a partnership and not a publicly-traded partnership and the status of each entity other than the Operating Partnership to which direct or indirect interests in the Properties are transferred pursuant to Section 1.1 or 2.1 hereof as an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes.

     (k) JRI Option Agreement. A JRI Option Agreement for each Excluded Outparcel being contributed to the Operating Partnership on such Closing Date, duly executed by the Operating Partnership and the applicable Property Owner (or in the case of a deed transfer, the CBL entity taking title to the Excluded Outparcel).

     (l) Share Ownership Agreement. In the case of the Principal Closing, the Share Ownership Agreement, in the form attached hereto as Schedule 4.15(b)-3 duly executed by the REIT, CBL & Associates, Inc., Charles B. Lebovitz and Stephen D. Lebovitz.

     (m) Other Documents, Etc. All other instruments and documents, if any, required to be executed, acknowledged and/or delivered by the Operating Partnership and/or the REIT to JRI pursuant to and in accordance with any of the other provisions of this Agreement or the Interest Contribution Agreements or the Deed Contribution Agreements, if applicable, and such other documents or instruments as JRI may reasonably request to effect the transactions contemplated in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

     6.4 Deferred Closings.

     (a) Property Removal. If, at the Principal Closing,

               (1) the Jacobs Parties have been unable to obtain the lender consents required by Section 6.2(i), the Outside Partner consents required by Section 6.2(j) or any other third party consents necessary for the contribution of any Property or the Interests in any Property Owner, or JRI has not been able to cause each Associate that owns an Associate Interest in a Partial Property Owner to enter into an Interest Contribution Agreement with respect to that Partial Property,

               (2) JRI is no longer able to make one or more of the representations or warranties contained in Section 8.2 with respect to any Property in the manner that such representation or warranty is being made concurrently herewith,

               (3) any Property has been the subject of a Substantial Casualty or Substantial Condemnation and JRI has been unable to restore the Property to at least as good a condition as existed on the date of this Agreement,

               (4) JRI has been unable to Remove a Title Objection affecting any Property as required by Section 3.2(b), or

               (5) JRI is otherwise unable to satisfy the conditions precedent to Closing with respect to any Property,

and, in any such case, CBL is not willing to waive the foregoing condition or circumstance for the Property in question and include that Property in the Principal Closing (any such Property, an "Excluded Property"), then, so long as JRI can still satisfy the conditions or circumstances described in Section 7.1(d) (i.e., it is able to contribute and is contributing each of Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center (collectively, the "Core Properties") and at least nine (9) of the remaining Properties by the latest date permitted pursuant to Section 6.1(b)), each of JRI and CBL will have the right to remove each Excluded Property from the Properties being delivered at the Principal Closing and require the other to proceed with the Principal Closing with the remainder of the Properties on the terms set forth herein.

     (b) Jacobs Obligation to Cure. Following the Principal Closing, the Jacobs Parties will use commercially reasonable efforts to cure the condition or circumstance that caused any Property to be an Excluded Property and if, on or before July 31, 2001, in the case of a Property that is an Excluded Property because of a circumstance described in clause (1) above, or October 31, 2001, in the case of a Property that is an Excluded Property because of a circumstance described in clause (2), (3), (4) or (5) above that is not also described in clause (1) above (such date, as applicable, the "Cure Cutoff Date"), the Jacobs Parties have caused the condition to be cured such that the Property would have qualified to have been included in the Principal Closing, each of JRI and CBL will be entitled to require the other to close with respect to such Excluded Property and the management and leasing contracts in respect thereof pursuant to the terms and conditions of this Agreement and the applicable Interest Contribution Agreement or Deed Contribution Agreement in a separate Closing to be held at a date to be mutually agreed between JRI and CBL, but not later than thirty (30) days after the relevant Cure Cutoff Date (any such separate Closing, or with respect to a Partial Property subject to Section 2.1(c) hereof, any such separate ICOA Closing, a "Deferred Closing"; and the date on which a Deferred Closing is to occur is referred to herein as a "Deferred Closing Date") at a price determined pursuant to Section 2.1(a) above. If any Property is excluded from the Principal Closing as permitted above, JRI will advise CBL on a regular basis of its progress in satisfying the yet unmet conditions to the Deferred Closing for that Excluded Property. In addition, if thereafter but prior to the applicable Cure Cutoff Date JRI determines in good faith that it can satisfy the conditions to the Deferred Closing as set forth in Section 7.1 with respect to any Excluded Property, JRI agrees to notify CBL of that determination in writing and to cooperate with CBL to schedule a Deferred Closing Date for that Excluded Property on the date that is thirty (30) days following the day on which JRI first determined that it could satisfy the conditions precedent to the Deferred Closing (or, if the thirtieth (30th) day is not a Business Day, the next succeeding Business Day thereafter). Similarly, if at any time prior to the applicable Cure Cutoff Date, CBL determines that it is willing to waive any condition or circumstance giving rise to a failure of condition precedent to the Deferred Closing for any Excluded Property, CBL will notify JRI of that determination and the parties will cooperate to schedule a Deferred Closing for that Excluded Property on the date that is thirty (30) days following the date on which CBL delivers the notice of waiver to JRI (or if the thirtieth (30th) day is not a Business Day, the next succeeding Business Day thereafter). The parties agree that time is of the essence with respect to the dates and time periods referred to in this paragraph (b) and in paragraph (c) below. Notwithstanding the foregoing, in the event that JRI determines in its judgment exercised in good faith that it will not be able to cure any condition or circumstance that caused a Property to be an Excluded Property, the Jacobs Parties may notify CBL in writing of such determination and, unless CBL notifies JRI in writing within ten (10) days of its receipt of JRI's notice that it has elected to waive such circumstance or condition (it being understood that CBL will not be entitled to waive the failure to obtain any required third-party consents) and to close on the Excluded Property, this Agreement automatically will terminate with respect to that Excluded Property and neither CBL nor the Jacobs Parties will have any further obligation hereunder in respect of that Excluded Property.

     (c) CBL Extension Right. CBL shall have the right, exercisable by delivering written notice to JRI as soon as practical but in no event less than two (2) Business Days prior to a scheduled Deferred Closing Date, to extend the applicable Closing Date to a date not later than thirty (30) days after the scheduled Deferred Closing Date if CBL determines in its good faith judgment that such adjournment is reasonably necessary to enable CBL to satisfy the conditions to Closing set forth in Section 7.2 and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to the Properties in such Deferred Closing (and JRI has not waived any of the conditions in issue).

                                   ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions Precedent to Obligation of the REIT and the Operating Partnership. The obligation of the REIT and the Operating Partnership to consummate the transactions contemplated herein shall be subject to the fulfillment on or before the Principal Closing Date or any Deferred Closing Date, as applicable, of all of the following conditions, any or all of which may be waived by the REIT and/or the Operating Partnership in their sole discretion:

     (a) Delivery of Documents. The Jacobs Parties shall have delivered all of the items required to be delivered to CBL pursuant to Section 6.2 for such Closing (other than the items described in Section 6.2(k) which are governed by Section 1.2).

     (b) Accuracy of Representations and Warranties. Subject to Section 8.3(c), the representations and warranties of JRI in Section 8.2 of this Agreement shall be true and correct in all material respects as originally made and, if applicable, as remade on and as of the Closing Date (or, if made as of a specified date, as of such date), with appropriate modifications of those representations and warranties to reflect actions taken or not taken by or on behalf of JRI in accordance with the provisions of Article IV; provided, however, that to the extent that the representations and warranties in Section
8.2 relate to Interests, Properties or Property Owners, for purposes of this condition precedent to Closing, those references will be deemed to be references only to the Interests, Properties and Property Owners being included at the Closing at hand, and those representations and warranties specifically need not be true and correct as originally made with respect to any Interest, Property or Property Owner that is not being included in such Closing as permitted or required by the terms of Section 6.4. Each of the Operating Partnership and the REIT covenants and agrees that it will advise JRI of any respect in which it believes any of JRI's representations and warranties is or becomes incorrect in any material respect promptly after it first learns thereof.

     (c) Observance of Covenants. The Jacobs Parties shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by the Jacobs Parties as of the applicable Closing Date.

     (d) Closing Under the Interest Contribution Agreements. In the case of the Principal Closing, the conditions precedent to be satisfied by the Contributors under the Interest Contribution Agreements or of the applicable Property Owners under the Deed Contribution Agreements, if applicable, with respect to each of the Core Properties and at least nine (9) of the other Properties shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by JRI and any other party thereunder shall have been duly executed and delivered by JRI and any other party thereto and, in the case of a Deferred Closing, the conditions precedent of the Contributors under the Interest Contribution Agreements or of the applicable Property Owners under the Deed Contribution Agreements, if applicable, with respect to each of the Properties being contributed on such Closing Date shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by JRI and any other party thereunder shall have been duly executed and delivered by JRI and any other party thereto.

     (e) No Injunction. No action, suit or legal or administrative proceedings shall have been instituted by or before any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (referred to herein as "Governmental Authority"), seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of CBL or any of its affiliates.

     (f) Transactions Not Prohibited. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation by the Jacobs Parties or any of the Property Owners or holders of Interests therein of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, to occur at the related Closing shall be in effect or, if applicable, have been threatened by any Governmental Authority or any third party, other than any such order or other legal restraint or prohibition or threat thereof obtained or instituted by or on behalf of CBL or any of its affiliates.

     (g) CBL Stockholder Approval. The SCU Issuance Proposal shall have been submitted for stockholder approval and approved by the holders of a majority of the shares of the REIT voted thereon in a meeting at which votes are cast by holders of more than 50% of all outstanding shares entitled to vote thereon.

     (h) HSR Act. JRI and CBL shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, or, if applicable, any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

     (i) Voting and Standstill Agreement. Each of the Jacobs Parties and Martin
J. Cleary shall have performed and observed, in all material respects, all covenants and agreements to be performed and observed by them pursuant to the Voting and Standstill Agreement as of the applicable Closing Date.

     (j) Related Party Loans. JRI shall have provided CBL with written confirmation from the lender of each related party loan or other obligation (other than the Cary Note) identified on the financial statements for the six
(6) month period ended June 30, 2000 of any Property Owner being included in the relevant Closing confirming that each such related party loan or other obligation has been repaid in full or is being repaid in full at that Closing from the cash portion of the Consideration being delivered by CBL at that Closing.

     (k) Refinancings. With respect to a Closing that involves any of Cary Towne Center, Eastgate Mall or Fayette Mall, JRI shall have taken the actions and received the consents outlined in Section 4.22 with respect to that Property.

     7.2 Conditions Precedent to Obligations of the Jacobs Parties. The obligation of the Jacobs Parties to consummate the transactions contemplated herein shall be subject to the fulfillment on or before the Principal Closing Date and each Deferred Closing Date of all of the following conditions, any or all of which may be waived by the Jacobs Parties in their sole discretion:

     (a) Receipt of Consideration. CBL shall have delivered the Consideration, as adjusted pursuant to and payable in the manner provided for in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

     (b) Delivery of Documents. CBL shall have delivered all of the items required to be delivered to the Jacobs Parties pursuant to Section 6.3.

     (c) Accuracy of Representations and Warranties. The representations and warranties of CBL contained in Section 8.1 of this Agreement shall be true and correct in all material respects as originally made and as remade on and as of such Closing Date (or, if made as of a specified date, as of that date) as the same may be modified to reflect any actions taken by or on behalf of CBL as permitted herein.

     (d) Observance of Covenants. CBL shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by CBL as of such Closing Date.

     (e) Closing Under Interest Contribution Agreements. The conditions precedent to be satisfied by the Operating Partnership in the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to each of the Properties being contributed on such Closing Date shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by the Operating Partnership thereunder shall have been duly executed and delivered by the Operating Partnership.

     (f) No Injunction. No action, suit or legal or administrative proceedings shall have been instituted by or before any court or Governmental Authority seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of the Jacobs Parties or any of their affiliates.

     (g) Transactions Not Prohibited. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation by CBL of the transactions contemplated by this Agreement to occur at the related Closing shall be in effect, or, if applicable, have been threatened by any Governmental Authority or by any third party, other than any such order or other legal restraint or prohibition or threat thereof obtained or initiated by or on behalf of the Jacobs Parties or any of their affiliates.

     (h) CBL Approval. The board of directors of the REIT and the board of directors of CBL Holdings I, Inc., as general partner of the Operating Partnership, shall have duly and validly authorized each of the REIT and the Operating Partnership to deliver the Consideration required hereunder and to consummate each of the transactions contemplated hereby to occur at the related Closing and such authorization shall not have been revoked or withdrawn.

     (i) CBL Stockholder Approval. The SCU Issuance Proposal shall have been submitted for stockholder approval and approved by the holders of a majority of the outstanding shares of the REIT voted thereon in a meeting at which votes are cast by holders of more than 50% of all outstanding shares entitled to vote thereon.

     (j) REIT Stock. The board of directors of the REIT shall have reserved for issuance and made available, free from preemptive rights, out of the REIT's authorized but unissued common stock, solely for the purpose of issuance upon conversion or exchange of the SCUs or the Common Units received upon exchange of the SCUs into REIT Stock, the full number of shares of REIT Stock deliverable upon conversion or exchange of all of the SCUs or the Common Units received upon exchange of the SCUs and caused the REIT to pay any and all franchise tax with respect thereto; and the REIT Stock issuable upon conversion of the SCUs shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (k) HSR Act. JRI and CBL shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, or, if applicable, any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

     (l) REIT Qualification. At the time of such Closing, (i) the REIT shall not have revoked its prior election pursuant to Section 856(c)(1) of the Code to be taxed as a real estate investment trust, and shall be in compliance with all applicable federal income tax laws, rules and regulations, including the Code, necessary to permit it to be taxed as a real estate investment trust, (ii) the REIT shall not have taken any action or have failed to take any action which, alone or in conjunction with other factors, would reasonably be expected to result in the loss of its status as a real estate investment trust for federal income tax purposes, and (iii) neither the REIT nor the Operating Partnership shall have taken any action or have failed to take any action which, alone or in conjunction with other factors, would reasonably be expected to result in (A) the loss of the Operating Partnership's treatment as a partnership for federal income tax purposes, (B) the Operating Partnership being treated as a "publicly traded partnership" within the meaning of such term as used in Section 7704(b) of the Code or (C) the failure of any entity other than the Operating Partnership to which direct or indirect interests in the Properties are transferred pursuant to Section 1.1 or 2.1 hereof to be treated for federal income tax purposes as an entity whose separate existence from the Operating Partnership is disregarded at the time of the relevant transfer.

     (m) Voting and Standstill Agreement. Each of the CBL Principals (as defined in the Voting and Standstill Agreement), the REIT and the Operating Partnership shall have performed and observed, in all material respects, all covenants and agreements to be performed and observed by it pursuant to the Voting and Standstill Agreement as of the applicable Closing Date.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     8.1 Representations and Warranties of CBL. In order to induce the Jacobs Parties, the Associates and the participating Outside Partners, and their respective affiliates, to carry out the transactions contemplated by this Agreement, as of the date of this Agreement, each of the REIT and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, each of the Jacobs Parties, for their own benefit and for the benefit of each of the other contributing entities, as follows:

     (a) Organization, Good Standing and Authority. The Operating Partnership is a limited partnership and the REIT is a corporation, each of which is duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not interfere in any material respect with CBL's ability to complete any of the transactions contemplated in this agreement or otherwise have a material adverse effect on all of the following collectively taken as a whole: the assets, liabilities, financial condition, earnings, operations and prospects of the REIT, the Operating Partnership and their respective subsidiaries, or the OP Units of the Operating Partnership (the "OP Units") and the capital stock of the REIT, determined either (i) without giving effect in whole or in part to the transactions contemplated herein, or (ii) after giving such effect (any such interference or adverse effect, a "CBL Material Adverse Effect"), and/or each of Operating Partnership's designees, as applicable, is or will be prior to the applicable Closing duly qualified to conduct business in the respective states in which such designee is acquiring a Property except where failure to do so would not have a CBL Material Adverse Effect, and each of the Operating Partnership and the REIT is authorized to consummate the transactions contemplated hereby and to fulfill all of its respective obligations hereunder and under all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT including, without limitation, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and to perform all of its respective obligations hereunder and thereunder. CBL has delivered to JRI true, correct and complete copies of the OP Partnership Agreement as currently in effect, the certificate of limited partnership of the Operating Partnership, the certificate of incorporation of the REIT and the bylaws of the REIT.

     (b) CBL's Authorization and Binding Effect. This Agreement has, and all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT including, without limitation, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, when executed and delivered will have been duly authorized by all requisite partnership or corporate action on the part of the Operating Partnership and the REIT and each is, or will be, upon execution and delivery, as applicable, the valid and legally binding obligation of the Operating Partnership and the REIT, as the case may be, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by the Operating Partnership or the REIT, nor the performance of the obligations of the Operating Partnership or the REIT hereunder or thereunder will result in the violation of any provision of the OP Partnership Agreement, the certificate of limited partnership of the Operating Partnership or the certificate of incorporation or bylaws of the REIT, or will conflict with any order or decree of any court or governmental instrumentality of any nature by which the Operating Partnership or the REIT is bound or to which it is subject.

     (c) Capitalization.

          (i) OP Units. The capitalization of the Operating Partnership is as set forth in Exhibit A of the OP Partnership Agreement. As of the date hereof, an aggregate of 39,857,984 OP Units are issued and outstanding, of which 2,875,000 are 9.0% Series A Cumulative Redeemable Preferred Units and 36,982,984 are common units (the common units of the Operating Partnership are referred to herein as "Common Units"). There are no restrictions on the transfer of the SCUs to be issued hereunder other than those contained in the OP Partnership Agreement or the First Amendment, and those arising from federal and applicable state securities laws. All currently issued and outstanding OP Units were, and all of the SCUs to be issued in connection with the transactions contemplated herein and all of the Common Units issuable upon exchange of the

     SCUs issued hereunder or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, will be, duly authorized and validly issued in accordance with the terms of the OP Partnership Agreement and in compliance with federal and applicable state securities laws, and, are, or will be in connection with the transactions contemplated herein, as the case may be, fully paid and non-assessable with no pre-emptive rights and the SCUs to be issued in connection with the transactions contemplated herein will be issued upon the terms provided in the OP Partnership Agreement, as the same is to be amended as permitted or required hereunder. Except as set forth on Schedule 8.1(c) and in the SEC Documents and except as created by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating the Operating Partnership to issue any OP Units. At each Closing (or ICOA Option Closing), upon receipt of the Interests or Properties being contributed in exchange for SCUs, the Operating Partnership will issue the SCUs to be issued hereunder free and clear of all liens other than those suffered or permitted or granted by the Contributors and, as of such Closing, each of the Contributors or its respective partners and shareholders, as the case may be, will be admitted as a limited partner of the Operating Partnership. The issuance of the SCUs to the Contributors at each Closing (or ICOA Option Closing) will not require any approval or consent of any Person except any such approval as shall have been obtained on or prior to the Principal Closing Date. Assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), or a person who is not an accredited investor but was advised by a qualified purchaser's representative (and there are no more than thirty-five (35) such non-accredited investors), the issuance of the SCUs hereunder is exempt from registration under the Securities Act and the applicable state securities laws. The issuance of Common Units upon the exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, (a) will be free and clear of all liens other than those suffered or permitted or granted by the Contributors, as the case may be, (b) will not require any approval or consent of any Person except any such approval or consent that shall have been obtained on or prior to the Principal Closing Date, and (c) assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act or a person who is not an accredited investor but was advised by a qualified purchaser's representative (and there are no more than thirty-five (35) such non-accredited investors), will be exempt from registration under the Securities Act and applicable state securities laws.

          (ii) Stock. Schedule 8.1(c) and the SEC Documents set forth as of August 31, 2000 (i) the authorized capital stock of the REIT, (ii) the total number of shares of such capital stock outstanding, which number is 27,875,307, of which 2,875,000 are preferred shares and 25,000,307 are common shares (the common shares of the REIT are referred to herein as the "REIT Stock") and (iii) for each class and series of capital stock of the REIT, the total number of options and warrants to acquire such capital stock and any commitments to issue or grant any of the foregoing. All of the outstanding shares of REIT Stock are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights. If and when issued, the REIT Stock issuable upon exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, pursuant to the OP Partnership Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. The issuance of REIT Stock upon exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, (a) will be free and clear of all liens and other claims other than those suffered or permitted or granted by the Contributors (including, for example, the potential restrictions contained in the OP Partnership Agreement and the Voting and Standstill Agreement), as the case may be, (b) will not require any approval or consent of any Person except any such approval or consent that shall have been obtained on or prior to the Principal Closing Date, and (c) assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act or a person who was advised by a qualified purchaser's representative (and there are no more than 35 of such non-accredited investors), will be exempt from registration under the Securities Act and applicable state securities laws.

     (d) Conflicting Agreements and Other Matters. None of the REIT, the Operating Partnership or any of their affiliates is a party to any contract or agreement or subject to any articles of incorporation or other corporate restriction compliance which could reasonably be expected to have a CBL Material Adverse Effect. Neither the execution and delivery of the documents relating to the transactions contemplated herein nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the SCUs to be issued to the Contributors pursuant to this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, will (i) violate any provision of any law presently in effect having applicability to the REIT or the Operating Partnership or any of their properties, except such violations as could not reasonably be expected to have a CBL Material Adverse Effect, (ii) except for the First Amendment contemplated in this Agreement, conflict with or result in a breach of or constitute a default under the OP Partnership Agreement, charter or bylaws or any other organizational document of either the REIT or the Operating Partnership, (iii) except as set forth in Schedule 8.1(d), require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the REIT or the Operating Partnership is a party or by which any of its respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a CBL Material Adverse Effect or impair or interfere with consummation of the transactions contemplated herein, or (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned or hereafter acquired by the REIT or the Operating Partnership. In addition, neither the REIT nor the Operating Partnership has any knowledge of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a CBL Material Adverse Effect or to impair or interfere with consummation of the transactions contemplated herein.

     (e) Litigation; Proceeding, Etc. Except as set forth in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the REIT and the Operating Partnership, threatened against or affecting the REIT or the Operating Partnership or any of their respective properties before or by any Governmental Authority which (i) challenges the legality, validity or enforceability of the transactions contemplated herein or of any of the documents relating to the transactions contemplated herein or (ii) could (individually or in the aggregate) reasonably be expected to have a CBL Material Adverse Effect or (iii) would (individually or in the aggregate) impair the ability of either the REIT or the Operating Partnership to perform fully on a timely basis any obligations which it has under any of the documents relating to the transactions contemplated herein.

     (f) No Default or Violation. Except as set forth in the SEC Documents, neither the Operating Partnership nor the REIT has received written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a CBL Material Adverse Effect, (ii) in violation of any order of any Governmental Authority, which could reasonably be expected to have a CBL Material Adverse Effect or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the transactions contemplated herein, (B) have a CBL Material Adverse Effect, or (C) adversely impair either the REIT's or the Operating Partnership's ability or obligation to perform fully on a timely basis any obligation which it has under any of the documents relating to the transactions contemplated herein.

     (g) Governmental Consents, Etc. Except as may be required under any federal or applicable state securities laws in connection with the performance by CBL of its obligations under the OP Partnership Agreement with respect to certain registration rights granted thereunder and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Contributors set forth herein and under the applicable Interest Contribution Agreement or Deed Contribution Agreement, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any securities exchange is required in connection with (a) the execution, delivery or performance by CBL of this Agreement, (b) the issuance of the SCUs pursuant to this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, or (c) the issuance of REIT Stock or Common Units upon the exchange of any such SCUs, except for those that (i) have been made or obtained by CBL as of the date hereof or (ii) are set forth in
Schedule 8.1(g) and by the Principal Closing shall be made or received by CBL. At the Principal Closing Date, CBL will have made all filings and given all notices to Governmental Authorities and obtained all necessary registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Authorities, to own or lease its properties and to conduct its businesses as currently owned, leased or conducted, except where failure to do so could not reasonably be expected to have a CBL Material Adverse Effect. Assuming that the SCU Issuance Proposal is approved by the REIT's stockholders, at the Principal Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a CBL Material Adverse Effect or to impair or interfere with the consummation of the transactions contemplated herein, will have been filed, notified or obtained and, to the extent applicable, will be in full force and effect.

     (h) Private Offering. Neither the Operating Partnership nor the REIT nor any person acting on their behalf has taken or will take any action (including, without limitation, any offering of any securities of the Operating Partnership or the REIT under circumstances which would require the integration of such offering with the issuance of the SCUs under the Securities Act) which might subject the SCUs or the issuance of REIT Stock or Common Units, in exchange for, or upon redemption of, any such SCUs to the registration requirements of Section 5 of the Securities Act.

     (i) No Other Liabilities. Neither the REIT nor any of its subsidiaries or affiliates (including the Operating Partnership) has any material liability, whether absolute, accrued, contingent or otherwise, except liabilities

(i) reflected on the consolidated balance sheet of the REIT as of June 30, 2000 or in the SEC Documents, or (ii) that (A) were incurred by the REIT or its subsidiaries or affiliates after June 30, 2000 in the ordinary course of their business and in compliance with Section 4.12 hereof or (B) were incurred before June 30, 2000, but are not required by generally accepted accounting principles consistently applied to be reflected on such balance sheet and (C) in either event, could not reasonably be expected to have a CBL Material Adverse Effect.

     (j) Status of OP Partnership Agreement; Taxes and REIT Status. The OP Partnership Agreement is in full force and effect; a true, complete and correct copy thereof has been delivered to JRI; and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to the REIT or the Operating Partnership. The Operating Partnership is, and has been since the date of its formation, taxable as a "partnership" as defined in
Section 7701(a) of the Code and is not, and has not been since the date of its formation, a "publicly traded partnership" within the meaning of such term as used in Section 7704(b) of the Code. The Operating Partnership intends to continue to operate in a manner that does not cause it to be treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code. Each of the entities to which direct or indirect interests in the Properties will be transferred pursuant to Section 1.1 or 2.1 hereof will be, as of the date of the relevant Closing, an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes. Each of the Operating Partnership and the REIT has filed all tax returns that are required to be filed with any Governmental Authority (or has obtained valid extensions of the filing deadlines therefor which extensions have not yet expired) and has paid all taxes due pursuant to the tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of tax returns as to which the failure to file could not, individually or in the aggregate, have a CBL Material Adverse Effect. The REIT (i) has elected to be taxed as a REIT commencing with its taxable year ending December 31, 1993 and such election has not been terminated or revoked, (ii) qualified for federal income taxation as a REIT for the year ended December 31, 1999, and will continue to so qualify for its current taxable year, (iii) operates, and intends to continue to operate, in a manner so as to qualify as a REIT, and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by the REIT under Notice 88-19, 1988-1 CB 486 and does not expect to effect any such sale or other disposition.

     (k) Compliance with Laws. To the knowledge of CBL, neither the Operating Partnership nor the REIT has been in or is in, and neither of them has received written notice of, violation of or default with respect to any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a CBL Material Adverse Effect or impair or interfere with the consummation of the transactions contemplated herein.

     (l) SEC Documents. The REIT has filed with the Securities and Exchange Commission (the "Commission") all reports, schedules, forms, statements and other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules or regulations promulgated thereunder to be filed by the REIT in each case in the form and with the substance prescribed by either such Act or such rules or regulations (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents") including, without limitation, proxy information and solicitation materials, in each case in the form and with the substance prescribed by either such Act or such rules or regulations. CBL has delivered or made available to JRI all SEC Documents. As of their respective filing dates (or if amended, revised or superseded by a subsequent filing with the Commission then on the date of such subsequent filing), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to the SEC Documents and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of the REIT, the Operating Partnership and, if any, all affiliates of CBL included in all SEC Documents, including any amendments thereto (the "SEC Financial Statements"), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and, as at the dates as of which the same were prepared and for the periods then ended, fairly presented the financial condition and results of operations of CBL and its affiliates on a consolidated basis in accordance with generally accepted accounting principles consistently applied throughout all such periods.

     (m) No Material Adverse Change. Since December 31, 1999, no CBL Material Adverse Effect has occurred or exists except as may be disclosed in any SEC Documents filed subsequent to such date.

     (n) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the REIT, the Operating

Partnership or their subsidiaries or affiliates or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by CBL but which has not been so publicly announced or disclosed.

     (o) Material Contracts. The SEC Documents include a correct and complete list of the following with respect to the Operating Partnership and the REIT which are required to be disclosed in the SEC Documents: (1) voting or other agreements with any unit holder or shareholder having beneficial ownership of 5% or more of the OP Units of the Operating Partnership or of the shares of REIT Stock issued and outstanding prior to the transactions contemplated by this Agreement or with any director or officer of the Operating Partnership or the REIT or of any material subsidiary or affiliate thereof and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business which would reasonably be expected to result in a CBL Material Adverse Effect.

     (p) No Merger Agreements. As of the date hereof, except as set forth in
Schedule 8.1(p), neither the REIT nor the Operating Partnership has entered into any agreement with any person or Governmental Authority, which has not been terminated as of the date of this Agreement and under which there remains any material liability or obligation thereof with respect to a merger or consolidation with either the REIT or the Operating Partnership, or any other acquisition of a substantial amount of the assets of the REIT or the Operating Partnership, which would reasonably be expected to result in a CBL Material Adverse Effect.

     (q) Certain Actions by CBL. None of the Operating Partnership, the REIT or any material subsidiary or affiliate thereof has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such entity's creditors,
(iii) suffered the appointment of a receiver to take possession of all or substantially all of such entity's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such entity's assets, (v) admitted in writing CBL's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

     (r) CBL's Knowledge. As used in this Agreement, the words "to the knowledge of CBL" and other words of similar tenor mean only the current, actual, conscious (and not constructive, imputed or implied) knowledge of the following designees of CBL, without having made a review of files or other inquiry:
Charles B. Lebovitz, Stephen D. Lebovitz, John N. Foy and Keith Honnold. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, and any other agreements, documents related thereto or contemplated hereunder or thereunder or any of the representations made by CBL being or becoming untrue, inaccurate or incomplete in any respect.

     (s) CBL's Acknowledgment. Each of the REIT and the Operating Partnership fully understands the nature and significance of the transactions provided for in this Agreement and the limitations provided in Section 1.3 and elsewhere herein.

     8.2 Representations and Warranties of JRI. In order to induce CBL to carry out the transactions contemplated by this Agreement, as of the date of this Agreement, JRI represents and warrants to and agrees with CBL, as follows:

     (a) Organization, Good Standing and Authority; Binding Effect.

          (i) JRI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have a material adverse effect on the ability of JRI to fulfill its responsibilities under this Agreement. Each of the Jacobs Trusts is a trust, duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have an adverse effect on the trust's ability to fulfill its responsibilities under this Agreement. Each of the Jacobs Parties has full power and authority to enter into this Agreement and all documents contemplated hereunder to be executed by the Jacobs Parties, to consummate the transactions contemplated hereby and thereby and to fulfill all of its obligations hereunder and the documents contemplated hereunder to be executed by the Jacobs Parties. This Agreement has been, and all documents contemplated hereunder to be executed by the Jacobs Parties, including, without limitation, the Interest Contribution Agreements, when executed and delivered will have been, duly authorized and approved by all necessary action of the Jacobs Parties, has been or will be upon execution and delivery duly executed and delivered by each of the Jacobs Parties and constitutes, or will, upon execution and delivery, constitute a legal, valid and binding obligation of each such Jacobs

     Party, enforceable against each of the Jacobs Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

          (ii) The execution, delivery, and performance by each of the Jacobs Parties of this Agreement and the consummation of the transactions contemplated hereby (including the transfer of the Interests to the Operating Partnership) will not (A) subject to clause (B), violate any provision of the governing documents of any of the Jacobs Parties; (B) require any of the Jacobs Parties to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person except the consents set forth on Schedule 8.2(a)(ii) attached hereto (the "Jacobs Third Party Consents") and filings under the HSR Act; (C) subject to clause (B), conflict with, result in the breach of or constitute a default under any lease, note, mortgage, or other binding agreement to which any of the Jacobs Parties is a party or by or to which any of the Jacobs Parties or any Property Owners or Properties may be bound; (D) violate any order or decree of any court, arbitrator or other Governmental Authority against or binding upon any of the Jacobs Parties or any of the Property Owners or Properties; (E) violate any law or regulation of any Governmental Authority to which any of the Jacobs Parties or any of the Interests or Properties is subject; or (F) result in, or require the creation or imposition of, any lien upon or with respect to any of the Properties or Interests, other than as contemplated herein; except, in the case of the preceding clauses (B), (C), (D) and (E), where the failure to obtain a consent, approval or action or where the occurrence of such a conflict, breach, default or violation, individually or in the aggregate, would not have a material adverse effect on the business, results of operations or financial operation of a Property Owner and/or its related Property (a "Property Material Adverse Effect") or impair or interfere in any material respect with the consummation of the transactions contemplated herein. In addition, to JRI's knowledge, no facts or circumstances exist that, individually or in the aggregate, could reasonably be expected to have a Property Material Adverse Effect or impair or interfere in any material respect with the consummation of the transactions contemplated herein.

     (b) Title to Interests and Interests in Weston Management.

          (i) The Interests have been duly authorized and validly issued in accordance with the constituent organizational documents of the issuers thereof and applicable law. To JRI's knowledge, the Contributors, immediately preceding each Closing, will own 100% of the Interests to be contributed to the Operating Partnership in such Closing (and, in the case of an ICOA Closing, will own 100% of the Interests to be contributed to the Operating Partnership in such Closing and in the related ICOA Option Closing(s)), free and clear of all rights, liens, claims and encumbrances other than claims or encumbrances arising pursuant to the organizational documents of the relevant issuer of those Interests and claims arising pursuant to this Agreement, and subject to restrictions on transfer under federal and state securities laws. Except as set forth on Schedule 8.2(b)(i), none of the Jacobs Parties or the Property Owners controlled directly or indirectly by any of the Jacobs Parties has pledged its Interests or consented to the pledge or encumbrance of any of the Interests. The outstanding partnership interests in Weston Management have been duly authorized and validly issued in accordance with the certificate of limited partnership and partnership agreement of Weston Management and applicable law. The Jacobs Trusts, immediately preceding the Principal Closing, will own directly or indirectly all of the outstanding partnership interests in Weston Management, free and clear of all rights, liens, claims and encumbrances other than claims or encumbrances arising pursuant to the certificate of limited partnership or partnership agreement of Weston Management and applicable law and pursuant to this Agreement and restrictions on transfer under federal and state securities laws.

          (ii) All documents comprising the partnership agreement of JRI (including, without limitation, all amendments, supplements and modifications thereof and all assignments with respect thereto, the "JRI Partnership Agreement") and all documents comprising the constituent organizational documents of each of the other Jacobs Parties (including, without limitation, all amendments, supplements and modifications thereof and all assignments with respect thereto) are described on Schedule 8.2(b)(ii) attached hereto, and, prior to the date hereof, a true, correct and complete copy of the JRI Partnership Agreement has been delivered to the Operating Partnership or its counsel. The JRI Partnership Agreement and each of the constituent organizational documents of the other

     Jacobs Parties identified on Schedule 8.2(b)(ii) is in full force and effect.

     (c) Adverse Claims, Litigation and Proceedings. Except as set forth on
Schedule 8.2(c) hereto or on any other disclosure schedules heretofore delivered to the Operating Partnership, there are, to JRI's knowledge, no actions, claims, suits, investigations, arbitrations or other proceedings pending or threatened against or affecting any of the Jacobs Parties, the Property Owners, Weston Management or any of the Properties other than those which, individually or in the aggregate with other such actions, claims, suits, investigations and proceedings not disclosed, would not impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property Material Adverse Effect. JRI has received no written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it or any Property Owner is a party or by which it, any Property Owner or any Property is bound, (ii) in violation of any order of any Governmental Authority, or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the transactions contemplated herein, or (B) adversely impair any of the Jacobs Parties' ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the transactions contemplated herein. To JRI's knowledge,
(x) none of the Property Owners is in breach of, or default under, any indenture, loan or credit agreement or any other material agreement or instrument to which such Property Owner is a party or by which it or its respective Property is bound and (y) no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under any such agreement or instrument.

     (d) Compliance with Laws.

          (i) To the knowledge of JRI, none of the Jacobs Parties or Property Owners is in violation of any material law, regulation, order or decree of any Governmental Authority, court order, decision, ruling, order or award of any arbitration other than a violation which, individually or in the aggregate with other such violations, would not impair or interfere in any material respect with the consummation by it of the transactions contemplated herein or have a Property Material Adverse Effect. Except as set forth on Schedule 8.2(d) hereto, JRI has not received any notice of violation or claimed violation of any such law, regulation or decree, or pending regulatory proceeding, action or investigation with respect thereto, or any threat by any Governmental Authority to take regulatory action against JRI or any of the Properties by reason of any such violation or claimed violation other than such of the foregoing as, individually or in the aggregate, would not impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property

     Material Adverse Effect. To JRI's knowledge, except as set forth on
     Schedule 8.2(d), no Property Owner has received any written notice, within the twelve (12) months preceding the date hereof, from any Governmental Authority having jurisdiction over such Property Owner or its Property, asserting that such Property Owner or Property or any part thereof is in violation of any law, ordinance or regulation applicable to such Property, which individually or in the aggregate would have a Property Material Adverse Effect.

          (ii) Except as set forth on Schedule 8.2(d) hereto or on any other disclosure schedules heretofore delivered to the Operating Partnership, JRI has not received any written or other actual notice within the past twelve
     (12) months from any Governmental Authority having jurisdiction over any of the Jacobs Parties or the Property Owners of any violation of any employment or other regulatory law, order, regulation or requirement relating to the management of the Properties that remains uncured and which, individually or in the aggregate with other such violations which remain uncured, would impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property Material Adverse Effect.

     (e) Intellectual Property of Jacobs Parties. Except as set forth in
Schedule 8.2(e), to the knowledge of JRI, none of the Jacobs Parties or the Property Owners is infringing upon any intellectual property rights of any other Person nor, to the knowledge of JRI, is any other Person infringing on any of the Jacobs Parties' or any Property Owner's rights in respect of the intellectual property owned and used by any of such entities.

     (f) Taxes.

          (i) To the knowledge of JRI, except for such matters as, individually or in the aggregate with other such matters, would not have a Property Material Adverse Effect, (A) all tax returns required to be filed on or before the date hereof (including any valid extensions of time to file such tax returns) by or on behalf of each Property Owner have been filed through the date hereof or will be filed on or before the Closing Date with respect to its related Property in accordance with all applicable laws; (B) except as set forth on Schedule 8.2(f), there is no action, suit or proceeding pending against, or with respect to, any of the Property Owners for any taxes, nor has any claim for additional taxes been asserted by any such authority; and (C) all taxes reflected upon or required to be reflected upon a tax return so filed or so to be filed on or before the applicable Closing Date have been paid or will be paid on or before such Closing

     Date, unless such taxes are being contested in good faith and adequate reserves for the payment of such taxes have been established by the applicable Property Owner.

          (ii) As of the date hereof, and except as set forth on Schedule 8.2(f) hereto or any other disclosure schedules heretofore delivered to the Operating Partnership, there is no pending or, to JRI's knowledge, threatened tax audit of any tax return filed by or on behalf of any Property Owner or with respect to any of any Property Owner's income, operations, properties or assets or any tax return by or on behalf of any other Person as to which any Property Owner may have liability for any such Person's taxes (whether by operation of law or by contract).

     (g) Permits. To the knowledge of JRI, each of the Property Owners and Weston Management has all permits that are necessary for the ownership, use, operation and licensing of the management of its Properties (or, in the case of Weston Management, the Properties) and is not in violation of any such permit, except to the extent the failure to possess or the violation of such permit would not, individually or in the aggregate, have a Property Material Adverse Effect or prevent the transactions contemplated herein.

     (h) Insolvency. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or, to the knowledge of JRI, threatened against any of the Jacobs Parties or the Property Owners or Weston Management.

     (i) Property Owners and Weston Management.

          (i) Each of the Property Owners and Weston Management is duly organized and validly existing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as now being conducted;

          (ii) each Property Owner and Weston Management is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership and/or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the entity's business or operations as currently conducted;

          (iii) none of the Property Owners has conducted or currently conducts any business or has owned or owns any assets other than cash and investment securities and direct or indirect interests in a Property and assets relating thereto;

          (iv) Schedule 8.2(i)(iv) attached hereto identifies for each Property Owner and Weston Management the relevant certificate of limited partnership or certificate of formation, as applicable, the relevant partnership or operating agreement, as applicable, and in each case all amendments thereto through the date of this Agreement, and JRI has delivered to the Operating Partnership complete and correct copies of each of such instruments, agreements and amendments;

          (v) to JRI's knowledge, none of the Property Owners is in breach of, or default under, the constituent organizational documents of such Property Owner, no partner or member of any Property Owner is in breach of, or default under, the organizational documents of such Property Owner and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under the constituent organizational documents of any of the Property Owners;

          (vi) Exhibit B sets forth the name and percentage interest of each of the partners or members, as applicable, in each of the Property Owners as of the date of this Agreement;

          (vii) Except as identified on Schedule 8.2(i)(vii) or Schedule 7.1(j), no partner or member or other affiliate of any of the Property Owners has made a loan to such Property Owner that is still outstanding on the date hereof and none of the Contributors has any outstanding capital commitments to any of the Property Owners;

          (viii) Schedule 8.2(i)(viii) attached hereto identifies the management contracts (the "Management Contracts") and the leasing contracts (the "Leasing Contracts") related to each of the Properties, and in each case all amendments thereto through the date of this Agreement, and JRI has delivered to the Operating Partnership complete and correct copies of each of such agreements and amendments;

          (ix) the Management Contracts and the Leasing Contracts comprise all of the management and leasing agreements between the Property Owners and any other Persons, and other than the parties to the Management Contracts and the Leasing Contracts, there is no property manager, leasing manager, developer or entity engaged in a similar capacity with respect to any Property Owner;

          (x) Schedule 8.2(i)(x) attached hereto identifies each Person for whom Weston Management is presently performing or has previously performed management and/or leasing services and the property or properties to which those services relate;

          (xi) immediately before the Principal Closing, the Management Contracts and Leasing Contracts with respect to each of the Properties being included in the Principal Closing will be owned by Weston Management free and clear of all liens, claims, rights or encumbrances of any kind, and at or prior to the Principal Closing JRI will cause Weston Management to terminate or assign to another Person any management and/or leasing contracts to which Weston Management is a party that do not relate to the Properties being contributed at the Principal Closing, so that at the Principal Closing the management and leasing contracts with respect to the Properties being included in the Principal Closing will be the only material assets, other than working capital and assets relating to the fulfillment of its responsibilities pursuant to such management contracts and leasing contracts, owned by Weston Management; and

          (xii) to JRI's knowledge, none of the Property Owners or Weston Management is in default under, or in breach of, any of the Management Contracts or Leasing Contracts, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any of the Management Contracts of Leasing Contracts.

     (j) Rent Roll. To JRI's knowledge, the rent rolls for the Properties attached hereto as Schedule 3.1(b)(v) (the "Rent Rolls") are true, correct and complete as of the date of such Rent Rolls, which date is not more than thirty
(30) days prior to the date hereof, except to the extent the omission of a lease on such Rent Rolls could not, individually or in the aggregate, have a Property Material Adverse Effect, and there are no renewal and extension options other than those indicated on such Rent Rolls, except in each case to the extent any inaccuracies would not, individually or in the aggregate, have a Property Material Adverse Effect. The parties hereto acknowledge that such Rent Rolls may not list (and, to the extent that such Rent Rolls do not list, JRI makes no representation with respect to) subleases, concessions, or license agreements which may have been entered into by tenants or subtenants, or license or concession agreements that have terms not in excess of sixty (60) days or are terminable by the landlord without penalty, or kiosks or pushcarts occupied under agreements that are terminable by the landlord without penalty upon not more than thirty (30) days' notice.

     (k) Anchors. Attached hereto as Schedule 8.2(k) is a true, correct and complete list of the leases/reciprocal easement agreements, all amendments thereto and all material agreements currently in effect between the relevant Property Owners and each Anchor with respect to each Property (collectively, the "Anchor Documents"), and true, correct and complete copies of each Anchor Document have been delivered or made available to CBL. To JRI's knowledge, each Anchor Document is in full force and effect. Except as set forth on Schedule 8.2(k), JRI is not aware that any of the Property Owners has received any written notice that such Property Owner is in material breach or default under any Anchor Document to which it is a party, which breach or default remains uncured on the date hereof. Within the twelve (12) month period preceding the date hereof, no Property Owner has sent any written notice to any of its respective Anchors asserting that such Anchor is in material breach or default under any Anchor Document to which it is a party, which breach or default remains uncured on the date hereof.

     (l) Leasing Commissions, Fees and Tenant Improvement Allowances. To JRI's knowledge, all leasing commissions, fees and tenant improvement allowances due with respect to the current unexpired term of each lease listed on Schedule 3.1(b)(v) have been paid in full except as set forth on Schedule 8.2(l).
Schedule 8.2(l) contains a true and complete list of all leasing commissions, fees and tenant improvement allowances that may become due under any lease listed on Schedule 3.1(b)(v) upon a renewal, extension, expansion or early termination of such lease.

     (m) Operating Contracts. To JRI's knowledge, except as set forth on
Schedule 8.2(m) ("Operating Contracts"), and other than the leases listed on
Schedule 3.1(b)(v) and Permitted Exceptions, there are no management, service, operating, listing, brokerage, supply and maintenance agreements, equipment leases, or other contracts or agreements between any Property Owner or any of its affiliates and any other party relating to operations at the Property owned by it as of the date hereof, other than those that (i) involve total payment of no more than $150,000 per annum and are terminable by the relevant Property Owner without penalty upon one (1) year's prior written notice or less or (ii) are terminable by the relevant Property Owner without penalty upon the sale of the Property or upon ninety (90) days' prior written notice or less. To JRI's knowledge, each of the Operating Contracts is in full force and effect and, except as set forth on Schedule 8.2 (m), has not been amended, modified or supplemented. JRI will not cause any Property Owner to modify, terminate or accept early surrender of any of the Operating Contracts, except as set forth on
Schedule 8.2 (m), without the prior written consent of the Operating Partnership, which consent shall not be unreasonably withheld, conditioned or delayed, and JRI will not cause any Property Owner to enter into a new service contract for such Property Owner's Property or any portion thereof without the prior written consent of the Operating Partnership (which consent will not be unreasonably withheld, conditioned or delayed), if such contract would be prohibited by Section 4.6(vii).

     (n) Continuing Loans. Attached hereto as Schedule 8.2(n) is a true, correct and complete list of the material loan documents relating to each of the Continuing Loans and all amendments thereto through the date of this Agreement, and JRI has delivered or otherwise made available to the Operating Partnership complete and correct copies of each of such documents and amendments. The applicable Property Owners are current in all payments of principal and interest due under each Continuing Loan through the most recent scheduled payment date.
Schedule 8.2(n) accurately sets forth the unpaid principal balance of the Continuing Loans as of the most recent scheduled payment date, and the principal amount of any deposits or escrows held or established in connection therewith as of the most recent scheduled payment date.

     (o) Environmental Reports. Schedule 8.2(o) contains a list of certain environmental and hazardous waste reports relating to the Properties (collectively, the "Environmental Reports"). A true, correct and complete copy of each Environmental Report (other than the reports identified under the caption "CBL Reports" which were commissioned by CBL) has been delivered or made available to CBL. To JRI's knowledge, except as disclosed in the Environmental Reports, and other than (i) cleaning fluids and other similar substances used by any tenant or Property Owner in the routine use, operation or maintenance of any of the Properties in compliance with the applicable laws, regulations, codes, licenses, permits, orders, judgments, decrees or injunctions promulgated by any Governmental Authority for the protection of the environment (including air, water, soil and natural resources) (the "Environmental Law") and (ii) asbestos-containing building materials previously removed from any Property in compliance with Environmental Law, no hazardous materials have been used or stored at any Property, and to JRI's knowledge there has been no material release of Hazardous Materials in, on or under any Property. Except as set forth in the Environmental Reports, no Property Owner has received any written notice from any Governmental Authority asserting that a condition exists at the Property that constitutes or has resulted in a violation of any Environmental Law, or that any claim is being asserted against such Property Owner by reason of any such violation. Except as set forth in the Environmental Reports, Weston Management has not received any written notice from any Governmental Authority asserting that a condition exists at any property that was at the time or at any prior time to which such notice relates managed by Weston Management that constitutes or has resulted in a violation of any Environmental Law, or that any claim is being asserted against Weston Management by reason of any such violation.

     (p) Insurance. Schedule 8.2(p) contains a true, correct and complete list of all casualty, commercial liability, employment, professional liability and crime insurance policies maintained by the Jacobs-Managed Property Owners with respect to the Properties and all such insurance policies maintained by Weston Management with respect to any properties managed by it. To the knowledge of JRI, these policies are in full force and effect.

     (q) Purchase Options. Except as set forth in the Anchor Documents, and except for the Permitted Exceptions, no Property Owner has granted any existing options to purchase any of its Properties.

     (r) Financial Statements. The financial statements for each Property Owner as of and for the year ended December 31, 1999, and as of and for the six-month period ended June 30, 2000 (the "Financial Statements"), which were previously made available to CBL, were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects and in accordance with applicable accounting principles the financial position and results of operations of such Property Owner at or as of the date or period specified therein. Since June 30, 2000, each Property Owner has, to JRI's knowledge, conducted its business in the ordinary course consistent in all material respects with past practice. The financial statements for Weston Management as of and for the year ended December 31, 1999, which were previously made available to CBL, were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects and in accordance with applicable accounting principles the financial position and results of operations of Weston Management at or as of the date or period specified therein. Since December 31, 1999, Weston Management has conducted its business in the ordinary course consistent in all material respects with past practice.

     (s) No Other Liabilities. None of the Property Owners has incurred any material liability, whether absolute, accrued, contingent or otherwise, except
(i) liabilities reflected in the Financial Statements or separately disclosed on
Schedule 8.2(s) or elsewhere in the Schedules to this Agreement and (ii) liabilities that were incurred by a Property Owner after June 30, 2000 in the ordinary course of business or were incurred before June 30, 2000, but are not required by generally accepted accounting principles to be reflected on such statements and, in either event, could not reasonably be expected to have a Property Material Adverse Effect. Except as set forth in Schedule 8.2(s) and other than pursuant to the Management Contracts and the Leasing Contracts, Weston Management is not subject to any material liability, whether absolute, accrued, contingent or otherwise, except as set forth in the financial statements for Weston Management, which were previously made available to CBL, and except for liabilities incurred in the ordinary course of business or that are not required by generally accepted accounting principles consistently applied to be reflected on such financial statements.

     (t) Employees. None of Weston Management or any Property Owner has any employees or maintains any "employee benefit plan" as that term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, none of the Property Owners has ever had any employees or maintained any "employee benefit plan" as so defined, and Weston Management has had no employees since January 1, 1997.

     (u) No Foreign Owners. None of the Jacobs Parties or New Entities or New Entity Subsidiaries is or will become, directly or indirectly, a Foreign Owner (as hereinafter defined) in the Operating Partnership as a result of the transactions contemplated by this Agreement. "Foreign Owner" as used herein, means a foreign person or a person that is directly or indirectly owned, in whole or in part, by a foreign person as determined in accordance with Section 897(h)(4) of the Code and the regulations promulgated thereunder.

     (v) Section 708(b)(1)(B) Terminations. The transfers of the interests in the Partial Properties described in Section 2.1(c) hereof will not, taking into account solely transfers to be made pursuant to Section 2.1(c) hereof, result in a termination of the Partial Property Owners under Section 708(b)(1)(B) of the Code for federal income tax purposes.

     (w) No Private Restrictions on Use. Other than Permitted Exceptions, there are no unrecorded agreements restricting the use of any Property as a regional shopping center in a manner that could reasonably be expected to have a Property Material Adverse Effect.

     (x) Private Offering. None of the Jacobs Parties nor any person acting on their behalf has taken, or will prior to the applicable Closing Date take, any action that could reasonably be expected to subject the SCUs issued on such Closing Date, or the issuance of REIT Stock or Common Units in exchange for any such SCUs, to the registration requirements of Section 5 of the Securities Act.

     (y) Partnership Status; Ownership of Corporations. All of the Property Owners are treated as partnerships for federal income tax purposes. Except as separately disclosed on Schedule 8.2(y), none of the Property Owners owns any of the stock of any entity that is treated as a corporation or an association taxed as a corporation for federal income tax purposes. The stock described in
Schedule 8.2(y), if any, does not represent more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described in Schedule 8.2(y). The parties agree that this representation shall not be treated as breached or having been breached if any listing of additional stock is added to
Schedule 8.2(y) after the date of signing of this document, so long as the stock described in Schedule 8.2(y) at Closing does not represent, at the time of Closing, more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described in Schedule 8.2(y).

     (z) Cary Note. Other than the Cary Note itself and the First Amended and Restated Cary Venture Limited Partnership Agreement of Limited Partnership, dated March 11, 1993, true, correct and complete copies of which have previously been delivered to CBL, there is no agreement to which the Property Owner of Cary Towne Center or any Jacobs Party is a party modifying or supplementing the terms of the indebtedness evidenced by the Cary Note. The original principal balance of the Cary Note was $27,801,293.53, of which $6,114,942.84 remained outstanding as of August 31, 2000. As of the date hereof neither Cary Venture Limited Partnership nor JG Cary Joint Venture is in default with respect to the indebtedness evidenced by the Cary Note. JG Cary Joint Venture owns the Cary Note free and clear of all rights, liens, claims and encumbrances.

     (aa) Disclaimer; Limitation on Scope of Representations Relating to Kentucky Oaks Mall. No Jacobs Party directly or indirectly manages or controls Kentucky Oaks Mall Company, the owner of Kentucky Oaks Mall, and accordingly, except for the representation in Section 8.2(b)(i) with respect to the ownership by the Contributors of the Interests in Kentucky Oaks Mall Company and the representation in the last sentence of this Section 8.2(aa), JRI is not making any representation or warranty about Kentucky Oaks Mall or Kentucky Oaks Mall Company in this Agreement. In furtherance of the foregoing, as used in this
Section 8.2, the terms Property and Partial Property are specially defined to exclude Kentucky Oaks Mall and the terms Property Owner and Partial Property Owner are specially defined to exclude Kentucky Oaks Mall Company. Notwithstanding the foregoing, JRI represents to CBL that to its knowledge no circumstances exist that would cause any of the foregoing representations and warranties to be incorrect with respect to Kentucky Oaks Mall or Kentucky Oaks Mall Company if the foregoing exclusions had not been made to this Section 8.2. The parties agree that if JRI is unable to remake the foregoing representation at the Closing in which Kentucky Oaks Mall is proposed for inclusion (other than (1) because JRI had actual knowledge as of the date hereof that such representation was not accurate and failed to disclose the inaccuracy to CBL or
(2) because of an affirmative action taken by JRI in contravention of its obligations pursuant to this Agreement that caused the representation to no longer be accurate), JRI's inability will not constitute a basis for a failure of a condition precedent to CBL's obligation to accept the Interests in Kentucky Oaks Mall.

     (bb) JRI's Knowledge. As used in this Agreement, the words "to the knowledge of JRI", "to JRI's knowledge", and other words of similar tenor mean only the current, actual, conscious (and not constructive, imputed or implied) knowledge of the following designees of JRI, without having made a review of files or other inquiry: Richard E. Jacobs, Martin Cleary, Anthony Weigand, Judson Smith and David Pancoast. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, and any other agreements, documents or instruments related thereto or contemplated hereunder or thereunder or any of the representations made by JRI being or becoming untrue, inaccurate or incomplete in any respect.

     8.3 General Provisions.

     (a) JRI's Right to Amend Representations. JRI shall have the right from time to time prior to the Principal Closing or any Deferred Closing by notice to the Operating Partnership, and without liability therefor, to amend or supplement its qualifications to the representations and warranties in Section 8.2, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or to correct any immaterial factual inaccuracies; provided, however, that any such amendment or supplement, taken alone or together with all other amendments or supplements, if sufficiently adverse to the Operating Partnership, may constitute the nonfulfillment of the condition set forth in Section 7.1(b).

     (b) Contributor's Representations Deemed Modified. To the extent that CBL actually knows at or prior to the Principal Closing or any Deferred Closing that any of JRI's or the Contributors' representations and warranties that are required to be made on such Closing Date are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect CBL's knowledge; provided, however, that any such modification, taken alone or together with all other amendments, supplements or modifications, if sufficiently adverse to the Operating Partnership, may constitute the nonfulfillment of the condition set forth in Section 7.1(b). Except with respect to Property-Specific Monetizable Claims, which are addressed in Section 8.3(c) below, JRI shall not have any liability for a breach of representation or warranty pursuant to Section 9.2 by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by JRI to CBL in writing or otherwise is actually known by CBL at the time of the applicable Closing and CBL elects, nevertheless, to consummate such Closing. For purposes of this Agreement, CBL shall be deemed to actually know that a representation or warranty is untrue, inaccurate or incorrect if and to the extent that this Agreement, any exhibit or Schedule attached hereto, any estoppel certificate executed by any tenant of the Property and delivered to CBL, or any study, test, report, or analyses delivered to or prepared by or for CBL or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "CBL's Representatives") or otherwise obtained by CBL or CBL's Representatives contains information which is inconsistent with such representation or warranty.

     (c) Notice of Breach; JRI's Right to Cure; Survival of Claims for Property-Specific Monetizable Claims . If, after the date hereof and prior to the Principal Closing or any Deferred Closing, CBL becomes aware or is deemed to know that any of the representations or warranties made herein by JRI and required to be made again by JRI at such Closing are untrue, inaccurate or incorrect in any material respect (other than as a result of receipt of written notice thereof from JRI pursuant to the requirement of the next sentence), CBL shall give JRI written notice thereof promptly after obtaining such knowledge. If, at or prior to the Principal Closing or any Deferred Closing, JRI actually knows that any of the representations or warranties made herein by JRI and required to be made again by JRI at such Closing is untrue, inaccurate or incorrect in any material respect, JRI will give CBL written notice thereof promptly after obtaining such knowledge. In either such event, if such breach or inaccuracy arising out of facts or circumstances relating to any Property Owner or the related Property, and all other breaches or inaccuracies relating to such Property Owner and/or Property, can be cured or corrected by payment in the aggregate of $50,000 or less, then all such breaches and/or inaccuracies shall be deemed to have been waived and the provisions of Section 7.1(b) shall be deemed to have been satisfied without the payment by the Jacobs Parties of any such amounts, provided, that, if the aggregate amount waived pursuant to this sentence in respect of such breaches and inaccuracies for all Properties exceeds $500,000, CBL will be entitled to bring post-closing claims against JRI for the breaches relating to the amounts that exceed $500,000 pursuant to Section 9.2. In the event that any such breaches or inaccuracies are not deemed immaterial and therefore are not waived by operation of the preceding sentence, JRI will have the right to cure or correct the underlying circumstances as necessary to eliminate the adverse effect on CBL of the breaches and/or inaccuracies. JRI agrees to notify CBL in writing within ten (10) Business Days after JRI's or CBL's receipt of a notice of such breach or inaccuracy pursuant to this Section
8.3 or sooner if the relevant Closing is scheduled to occur sooner whether or not JRI intends to cure or correct the circumstances giving rise thereto, and JRI's failure to provide such notice will be deemed notice to CBL that JRI does not intend to attempt any cure.

Notwithstanding the foregoing or any other provisions of this Agreement or any Interest Contribution Agreement or Deed Contribution Agreement to the contrary, if any of the representations or warranties made by JRI in Section 8.2 with respect to any particular Property is determined to have been inaccurate in any material respect (either when made or when remade at a Closing) and the inaccuracy is of a nature that it can be cured by the payment of money in an amount that is readily determinable (any such claim, a "Property-Specific Monetizable Claim", and the dollar amount that would be necessary to cure, the "Cure Amount"), and either:

          (i) the total Cure Amount for all Property-Specific Monetizable Claims relating to that Property exceeds $50,000 (the first $50,000 of any such Cure Amount, the "De Minimis Cure Amount", and the excess Cure Amount above $50,000, if any, the "Excess Cure Amount") but the sum of (1) the Excess Cure Amount for that Property and all other Excess Cure Amounts arising in connection with the other Properties to be included in that Closing and not cured by JRI at or prior to the Closing, (2) the aggregate of any uncured Excess Cure Amounts relating to any Properties that were subject to prior Closings and (3) the excess of (I) the aggregate of all De Minimis Cure Amounts not cured by JRI at or prior to the Closing in question and all prior Closings over (II) $500,000 (such sum, the "Aggregate Excess Cure Amount"), does not exceed $3 million, or

          (ii) the De Minimis Cure Amount for the Property Specific Monetizable Claims at that Property and the other Properties to be included in the Closing in question, when taken together with all De Minimis Cure Amounts not cured by JRI in connection with all prior Closings, exceeds $500,000, but the Aggregate Excess Cure Amount, does not exceed $3 million, then, in either case, the existence of the Property-Specific Monetizable Claims in respect of that Property will not entitle CBL to raise the Property-Specific Monetizable Claims relating to that Property as a failure of any condition precedent to CBL's obligation to accept the contribution of the affected Property, but instead CBL will be entitled to bring a post-Closing claim against JRI pursuant to Section 9.2 (and subject to the limitations in Section 9.3) for the aggregate Excess Cure Amount for that Property and/or for the portion of the De Minimis Cure Amount for that Property in excess of the $500,000 maximum aggregate De Minimis Cure Amount.

If, on the other hand, either (A) the Cure Amount for the Property-Specific Monetizable Claims at any Property proposed for inclusion in a particular Closing exceeds $50,000 and the Aggregate Excess Cure Amount exceeds $3 million or (B) the De Minimis Cure Amount for the Property Specific Monetizable Claims at that Property, when taken together with all De Minimis Cure Amounts not cured by JRI and relating to the Properties that have been the subject of a prior Closing and the Properties proposed for inclusion in the Closing in question exceeds $500,000 and the Aggregate Cure Amount exceeds $3 million, then, in either case, the existence of the Property-Specific Monetizable Claim for that Property, if not cured by JRI, will constitute a failure of a condition precedent to CBL's obligation to accept the contribution of that Property at the Closing in question.

     (d) CBL's Right to Amend Representations. CBL shall have the right from time to time prior to the Principal Closing or any Deferred Closing by notice to JRI, and without liability therefor, to amend or supplement its qualifications to the representations and warranties in Section 8.1, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or to correct any immaterial factual inaccuracies; provided, however, that any such amendment or supplement, taken alone or together with all other amendments or supplements, if sufficiently adverse to the Jacobs Parties, may constitute the nonfulfillment of the condition set forth in Section 7.2(c).

     (e) CBL's Representations Deemed Modified. To the extent that JRI actually knows at or prior to the Principal Closing or any Deferred Closing that any of CBL's representations and warranties that are required to be made on such Closing Date are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect JRI's knowledge. CBL shall not have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by CBL to JRI in writing or otherwise is actually known by JRI at the time of the applicable Closing and JRI elects, nevertheless, to consummate such Closing. For purposes of this Agreement, JRI shall be deemed to actually know that a representation or warranty is untrue, inaccurate or incorrect if and to the extent that this Agreement or any Exhibit or Schedule attached hereto contains information that is inconsistent with such representation or warranty.

     8.4 Survival. The representations and warranties in this Article VIII shall survive the applicable Closing, subject to the limitations set forth in Article IX.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Obligation of CBL to Indemnify. CBL hereby agrees to indemnify, defend and hold harmless each of the Jacobs Parties and each of the other Contributors and their respective affiliates from and against all costs, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by any of them by reason of any (i) breach or inaccuracy of any representation or warranty of CBL contained in Section 8.1, as such representation or warranty may have been modified or deemed modified by
Section 8.3(e) or in any certificate delivered pursuant to Section 6.3 or (ii) breach of any covenant of CBL contained herein or in any Interest Contribution Agreement or Deed Contribution Agreement, if applicable. The Jacobs Parties acknowledge that the indemnification provisions in this Section 9.1 are the sole and exclusive remedies available to them with respect to any and all claims arising from any breach of any representation or warranty in Section 8.1 of this Agreement; provided, that, the foregoing limitation will not be interpreted as interfering with either party's right to recover the Expense Reimbursement following a termination as provided in Article X.

     9.2 Obligation of JRI to Indemnify. JRI hereby agrees to indemnify, defend and hold harmless CBL from and against all costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL by reason of any (i) breach or inaccuracy of any representation or warranty of JRI contained in Section 8.2, as such representation or warranty may have been modified or deemed modified by Section 8.3(b) or in any certificate delivered by JRI pursuant to Section 6.2, or (ii) breach of any covenant of JRI contained herein which covenant is required to be performed or observed after the Principal Closing or any Deferred Closing, as applicable. CBL acknowledges that the indemnification and other provisions in this Section 9.2 are the sole and exclusive remedies available to CBL with respect to any and all claims arising from any breach of any representation or warranty in Section 8.2 of this Agreement; provided, that, the foregoing limitation will not be interpreted as interfering with either party's right to recover the Expense Reimbursement following a termination as provided in Article X.

     9.3 Limitations on Recovery. (a) Notwithstanding anything to the contrary in this Article IX, it is expressly understood and agreed by the parties that, without limiting or affecting any other obligation of either party to defend and indemnify contained in this Article IX or otherwise in this Agreement, CBL shall not be entitled to any claim for indemnification pursuant to Section 9.2(i), (x) if the breach or inaccuracy of representation or warranty in question results from or is based on a condition, state of facts or other matter that was actually known to CBL prior to the applicable Closing, except in the case of a Property-Specific Monetizable Claim to the extent provided in Section 8.3(c) hereof, (y) unless the valid claims of CBL for all such breaches collectively aggregate more than $200,000, it being understood and agreed that CBL shall only be entitled to indemnification for amounts in excess of the foregoing threshold, and (z) unless CBL has given JRI written notice of such claim (stating the representation or warranty alleged to have been breached, an explanation in reasonable detail of the circumstances giving rise to the claim, and CBL's good faith estimate of the total dollar amount of the harm suffered and likely to be suffered as a result of the alleged breach) on or prior to the 270th day following the Principal Closing Date (or, if the claim in question relates to the Interests in a Property Owner or the related Property that were included in a Deferred Closing, the 270th day following the Deferred Closing Date relating thereto), it being understood and agreed that JRI shall have no further liability under or in respect of such warranties and representations after the 270th day following the applicable Closing Date, except to the extent of any breach thereof of which CBL gives JRI written notice on or prior to such 270th day. Accordingly, on the 271st day following the applicable Closing Date, JRI shall be fully discharged and released (without the need for any separate release or other documentation) from any and all liability or obligation to CBL or any successor or assign with respect to Claims arising out of JRI's representations and warranties, except solely for those matters that are then the subject of a pending notice of claim delivered by CBL to JRI on or prior to such date. Any claim that CBL may have at any time against JRI for a breach of any representation or warranty, whether known or unknown, with respect to which a notice of claim has been delivered to JRI within the applicable survival period established above may only be the subject of subsequent litigation brought by CBL against JRI if such litigation is commenced against JRI on or prior to the last Business Day of the 18th calendar month following the applicable Closing Date. Accordingly, on the day following the last Business Day of the 18th calendar month following the applicable Closing Date, JRI shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to

CBL and/or its successors and assigns with respect to any Claims CBL may have against JRI for a breach of any representation or warranty contained herein or in any certificate delivered by JRI at the relevant Closing pursuant to Section 6.2, except solely for those matters that are the subject of a litigation by CBL (or its successor or assign) against JRI that is pending on the last Business Day of the 18th calendar month following the applicable Closing Date. Notwithstanding anything to the contrary contained herein, in no event shall JRI be liable under Section 9.2 for any amount in excess of $3,000,000 in the aggregate for all claims for indemnification thereunder.

     (b) In the case of any claim asserted by a third party against CBL, including without limitation, any claim by a Governmental Authority and any request by such Governmental Authority to audit or otherwise inquire into or examine (an "Inquiry") any matters as to which a claim might arise hereunder, CBL shall notify JRI for the purpose of representing their collective interests in the event of a claim against CBL promptly after CBL has actual knowledge of any claim as to which indemnity may be sought or as to any such Inquiry, and CBL shall permit JRI to assume the defense of any claim or any litigation resulting therefrom or administer such Inquiry, provided, that, (i) counsel to JRI, who shall conduct the defense of such claim or litigation or the administration of such Inquiry, shall be reasonably satisfactory to CBL, and CBL may participate in such defense at CBL's expense, and (ii) the omission by CBL to give notice as provided herein shall not relieve JRI of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to JRI and JRI is materially damaged as a result of such failure to give notice. JRI, in the defense of any such claim or litigation, shall not, except with the consent of CBL (x) consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting CBL or that does not include as a term thereof the giving by the claimant or plaintiff to CBL of an unconditional release from all liability with respect to such claim or litigation or (y) pursue any course of defense of any claim subject to indemnification hereunder, if CBL shall reasonably and in good faith determine that the conduct of such defense might be expected to affect adversely CBL's tax liability or ability to conduct its business or adversely affect the use of the Properties in any material respect. In the event that CBL shall reasonably and in good faith determine that any proposed settlement of any claim subject to indemnification hereunder by JRI might be expected to affect adversely CBL's tax liability or ability to conduct its business or that CBL may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to JRI in respect of such claims or litigation relating thereto, CBL shall have the right at all times to take over and assume control over the settlement, negotiations and litigation relating to any such claim at the sole cost of JRI, provided, that, if CBL does so take over and assume control, CBL shall not settle such claim or litigation without the written consent of JRI, such consent not to be unreasonably withheld, and the liability of JRI with respect to such claim or litigation shall in no event exceed the amount JRI would have paid in settlement thereof, and provided, further, that the provisions of clause (x) above shall control with respect to the defense of any claim arising out of any tax audit or assessment. In the event that JRI does not accept the defense of any matter as above provided, CBL shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. In any event, JRI and CBL shall cooperate in the defense of any action or claim subject to this Agreement and the records of each shall be available to the other with respect to such defense. Acceptance of the defense of any claim or litigation or of the administration of any Inquiry by JRI shall be without prejudice to JRI's right to assert at any time before or after accepting such defense or administration that they are not obligated to provide indemnity, either in whole or in part, with respect to such claim or litigation for which such defense is accepted or which might subsequently arise from such Inquiry.

     9.4 Indemnification for Certain Historical Liabilities. (a) In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all direct costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL as a result of: (i) any entity-level liability (including, without limitation, liabilities of the types identified in sub-clauses (1) through (4) of clause (ii) below), other than an Excluded Liability, that accrued to a Property Owner the Interests of which were contributed to CBL as contemplated in
Article I above prior to the Closing at which the Interests in that Property Owner were contributed to CBL (i.e., where the specific event or circumstances upon which the claim is based occurred prior to that Closing), whether arising from the Property owned by that Property Owner or from any other assets or activities of that Property Owner (but expressly excluding any portion of such costs, liabilities, damages or expenses that are incurred or suffered by CBL in respect of interests in any Partial Property Owner or Partial Property acquired pursuant to any transactions other than the transactions contemplated in this Agreement) and (ii) in the case of any Property that is contributed to CBL by way of a Deed Contribution Agreement, any liabilities that accrued in respect of that Property prior to the applicable Closing in the nature of any of the following (to the extent not accounted for in the post-Closing apportionment process): (1) percentage rent overcharges or common area maintenance overcharges, (2) claims by tenants, Anchors or other Persons set forth in any estoppel certificates obtained in connection with the transactions contemplated in this Agreement that the contributing Property Owner breached any contractual obligations relating to the Property, (3) contingent interests that accrued on any Continuing Loans or New Loans prior to the applicable Closing and (4) entity-level liabilities (including, without limitation, any litigation or claims pending and any tax liabilities) that accrued to the contributing Property Owner prior to the applicable Closing. The indemnification set forth in this clause (a) is in addition to the indemnification set forth in Section 9.2 and is not subject to the limitations set forth in Section 9.3. In lieu of the limitations in Section 9.3, however, CBL agrees that the indemnity is subject to the limitations in Section 9.4(c), that the indemnity is being given only on a Property-by-

Property basis and that in no event will JRI be liable pursuant to this indemnification for any amounts in excess of $3 million in the aggregate with respect to any one Property and its related Property Owner. As used herein, the term "Excluded Liability" means any cost, liability, damage or expense (including, without limitation, any attorneys' fees or expenses) owing by any Property Owner, Weston Management or any affiliate of any of the foregoing consisting of, arising out of or relating to (i) any environmental matter (including, without limitation, any liabilities or obligations relating to Hazardous Materials located at, on, under, in or adjacent to any Property or migrating from any Property) (it being understood that JRI is providing separate indemnification for certain such matters, to the extent they constitute a breach of a representation by JRI, in Section 9.2 above, and for the matters identified on Schedule 9.5 hereof in Section 9.5 below), (ii) any leasing fees or commissions owed by any Property Owner to Weston Management and (iii) any transfer, recording or other taxes (including state and local taxes) owing as a result of the transactions contemplated in this Agreement (it being understood that such taxes are to be paid as described in Section 4.13).

     (b) In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all direct costs, liabilities, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment award, decree, settlement payment or otherwise) or suffered by CBL, (1) with respect to any Property or related Property Owner, as a result of any claim by any Associate or Outside Partner against CBL arising out of the Consent Solicitation Documentation relating thereto or the Jacobs Parties' handling of the consent solicitation process relating thereto as contemplated in Section 4.14(b), other than any such claim based on an action taken by CBL or an allegation that information provided by CBL for inclusion therein included any untrue statement of a material fact or omitted to state a material fact required to be stated therein to make the statement therein, in the light of the circumstances under which they were made, not misleading and (2) as a result of the improper discharge, if any, of perchloroethylene or any Hazardous Material currently or historically used in dry cleaning processes, including, without limitation, perchloroethylene, and any compound resulting from the degradation thereof, by Burnette's Cleaners or any predecessor or successor in interest thereto on or under the real property comprising Columbia Mall. The indemnification set forth in this clause (b) is in addition to the indemnification set forth in Section 9.2 and is not subject to the limitations set forth in Section 9.3. In lieu of the limitations in Section 9.3, however, CBL agrees that the indemnity is subject to the limitations in
Section 9.4(c).

     (c) The indemnity in clauses (a) and (b) above will only survive the Principal Closing until the fifth (5th) anniversary of the Principal Closing Date and, with respect to any written claim delivered to JRI within such five
(5) year period, until final unappealable adjudication or settlement thereof, provided litigation is, or adjudication proceedings are, instituted within six
(6) months following JRI's receipt of CBL's written notice of the claim under this indemnity. In addition, it is expressly agreed that (x) CBL shall not be entitled to any claim for indemnification pursuant to
Section 9.4(b)(2) unless the aggregate of all valid claims under that clause collectively exceed $25,000, it being understood and agreed that CBL will only be entitled to indemnification for amounts collectively in excess of $25,000, and (y) in no event shall JRI be liable pursuant to Section 9.5(b)(2) for any amounts collectively in excess of $475,000. For the avoidance of doubt, on the day following the fifth (5th) anniversary of the Principal Closing Date JRI will be fully discharged and released (without the need for any separate release or other documentation) from any and all liability or obligation to CBL and any other Person with respect to claims arising out of the foregoing indemnity, whether known or unknown, with respect to which a notice of claim was not delivered to JRI on or before that date. Any claim that CBL may have at any time against JRI arising out of the foregoing indemnity with respect to which notice of claim under this indemnity has been delivered to JRI on or before the fifth
(5th) anniversary of the Principal Closing Date may only be subject to subsequent litigation or other adjudication proceedings by CBL against JRI if the litigation or other proceeding is commenced against JRI on or prior to the last Business Day of the sixth (6th) month following the fifth (5th) anniversary of the Principal Closing Date. All of the provisions of Section 9.3(b) of this Agreement apply equally to the indemnity provided in this Section 9.4.

     9.5 Indemnification for Matters Relating to Weston Management and for Certain Known Claims. In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL or any entity in which it holds any direct or indirect ownership interest (i) as a result of the existence of any entity-level liability whatsoever that accrued to Weston Management prior to the Principal Closing Date (i.e., where the specific event or circumstances upon which the claim is based occurred prior to that Closing) and was not taken into account in the closing apportionments relating to the contributions of the partnership interests in Weston Management or the apportionments relating to any contributed Property, (ii) resulting from or otherwise relating to any of the pending actions or claims described on Schedule 9.5 hereto or the underlying subject matter of any such actions or claims or (iii) as a result of the failure by Weston Management or any Property Owner the Interests of which were contributed to CBL, prior to the Closing in which such Interests were contributed to CBL, to have filed any tax returns or made any payments in respect of outstanding tax liabilities when due. JRI further agrees that the foregoing indemnity obligation is not subject to any limitation in amount or duration set forth in this Article IX or elsewhere in this Agreement.

     9.6 Covenant to Maintain Net Assets. JRI covenants to CBL that from the Principal Closing Date through the fifth (5th) anniversary thereof it will at all times maintain consolidated net worth (determined by taking into account the current market values of its assets at the time of any determination of its net worth) of at least $25 million.

                                    ARTICLE X

                                   TERMINATION

     10.1 Termination Rights. JRI will be entitled to terminate this Agreement pursuant to the terms of Section 3.2(d) above. In addition, each of CBL and JRI may terminate this Agreement by paying the other party a non-accountable expense reimbursement payment (such payment, the "Expense Reimbursement") and thereafter no party to this Agreement shall have any further rights or obligations hereunder except pursuant to those provisions of this Agreement that provide, by their terms, that they survive termination. The amount of the Expense Reimbursement payable will be determined as follows:

     (a) General Termination Right. If the terminating party gives notice of termination at any time during (x) the first 45 days following the date of this Agreement or (y) such shorter period of at least 14 days from the date of this Agreement as JRI shall elect in its sole and absolute discretion by delivering written notice of such election to CBL (the "Initial Period"), the Expense Reimbursement will be $2.5 million. If the termination occurs after the Initial Period but before the Principal Closing, the Expense Reimbursement will be $15 million, unless the circumstances set forth in either of clauses (b) or (c) below exist. If the termination occurs after the Principal Closing, the Expense Reimbursement will be $25 million minus the product of (x) $1,428,571.43 multiplied by (y) the sum of (i) the number of Properties in excess of fourteen
(14) contributed to CBL at the Principal Closing and (ii) the number of Excluded Properties that have been contributed to CBL through the date of determination. If the Expense Reimbursement is payable to CBL, it shall be payable over a period not to exceed five (5) years as follows: the portion payable each year shall equal the amount that CBL may receive without violating the REIT requirements set forth in Section 856 of the Code, less $1 million. On December 20 of each year in such five (5) year period, CBL's independent public accountants shall certify to JRI the amount payable for such year, and JRI shall pay such amount to CBL by December 31 of such year. Any portion of the Expense Reimbursement not paid by the end of the fifth (5th) year shall be forfeited and JRI will have no further obligation to pay such Expense Reimbursement.

     (b) Negative Shareholder Vote. Notwithstanding the provisions of clause (a) above, if despite the REIT and its board of directors having (w) fulfilled their obligations under Section 4.15 hereof and (x) convened a meeting of the

REIT's stockholders to consider the SCU Issuance Proposal and the Share Ownership Limitation Amendments, and (y) achieved participation at that meeting by proxy and/or in person by a sufficient number of stockholders to constitute a quorum, a majority of the shares of the REIT voted against the issuance of the SCUs comprising the SCU component of the Consideration or the REIT was unable to obtain the affirmative vote of the holders of at least a majority of the shares of stock represented at that meeting, then either of JRI or CBL will be entitled to terminate this Agreement by written notice to the other and upon such termination CBL will only be required to pay the Jacobs Parties an Expense Reimbursement of $2.5 million.

     (c) TIAA's Consent. Notwithstanding the provisions of clause (a) above, if CBL has given JRI the Ready to Mail Notice and, on or before the forty-fifth
(45th) day following the date JRI receives CBL's notice, JRI has not received the consent from Teachers Insurance and Annuity Association of America ("TIAA") to the transactions contemplated by this Agreement and JRI has used its commercially reasonable efforts to obtain the same as required under this Agreement, then CBL will have the right, exercisable by delivering written notice to JRI at any time following that forty-fifth (45th) day, to terminate this Agreement and upon such termination JRI will only be required to pay CBL an Expense Reimbursement of $2.5 million.

     10.2 Termination upon Default or a Failure of a Condition Precedent. (a) In addition to and without limiting the termination rights set forth in Section 10.1, if either CBL, on the one hand, or any of the Jacobs Parties, on the other hand (such party, the "Defaulting Party"), has defaulted in any material respect in the fulfilment of any of its covenant obligations herein or has not satisfied all of the conditions precedent to the other party's obligation to participate in the Principal Closing on or before the Initial Scheduled Principal Closing Date (or, if either of CBL or JRI has exercised an extension right as permitted in Section 6.1, the Subsequent Scheduled Principal Closing Date established as a result of such exercise) and the non-defaulting party is unwilling to waive the default or unmet conditions, the non-defaulting party's sole and exclusive remedy will be to terminate this Agreement, and upon such termination JRI (if any Jacobs Party is the Defaulting Party) or the Operating Partnership (if CBL is the Defaulting Party) will be required to pay the non-defaulting party the Expense Reimbursement of $15 million, and thereafter no party to this Agreement will have any further rights or obligations hereunder other than any arising under any section herein that expressly provides that it survives the termination of this Agreement. Notwithstanding the foregoing, (x) if CBL elects to terminate this Agreement pursuant to the preceding sentence of this Section 10.2(a), and the CBL termination right arises because, among other things, despite commercially reasonable efforts JRI was not able to obtain TIAA's consent to one or more of the transactions contemplated by this Agreement, then the Expense Reimbursement payable by JRI will only be $2.5 million, and (y) if both of CBL and the Jacobs Parties have defaulted in any material respect in the fulfilment of covenant obligations in this Agreement or have not satisfied all of the conditions precedent to the other's obligation to participate in the Principal Closing on or before April 30, 2001, or any combination of the foregoing, and either of them is unwilling to waive the other's defaults and unmet conditions, then each of them will be entitled to terminate this Agreement, and upon such termination neither party will be required to pay the other any Expense Reimbursement.

     (b) In addition, if a Defaulting Party has defaulted in any material respect in the fulfillment of any of its covenant obligations herein or has not satisfied all of the Closing conditions precedent to the other party's obligation to participate in a Deferred Closing on or prior to the applicable Cure Cutoff Date, then the Defaulting Party shall pay the non-Defaulting Party an Expense Reimbursement in the amount of $25 million minus the product of (x) $1,428,571.43 multiplied by (y) the sum of (i) the number of Properties in excess of fourteen (14) contributed to CBL at the Principal Closing and (ii) the number of Excluded Properties that have been contributed to CBL through the date of determination; provided, however, that if, after using commercially reasonable efforts, JRI fails to obtain or cure any of items (1) through (4) set forth in Section 6.4(a) with respect to any Excluded Property, JRI shall not be required to pay the Expense Reimbursement to CBL for failing to satisfy all of the conditions precedent to CBL's obligation to participate in a Deferred Closing with respect to such Excluded Property. Notwithstanding anything herein to the contrary, no party hereunder shall be required to pay an Expense Reimbursement more than once.

     (c) For certainty, each of CBL and each Jacobs Party agrees that the foregoing provisions (a) and (b) set forth the only remedy available for default under this Agreement prior to the Principal Closing and any Deferred Closing and more particularly that, except as necessary to enforce its right to collect the applicable Expense Reimbursement as set forth above, no party shall be entitled to bring any claim for damages or specific performance or any other remedy at law or in equity against the other for any breach or violation of this agreement. Each of CBL, on the one hand, and the Jacobs Parties, on the other hand, confirms that it was represented by counsel that explained, at the time this Agreement was made, the consequences of the liquidated damages provisions contained in this Article X.

     (d) Notwithstanding anything herein to the contrary, if a Defaulting Party has defaulted in any material respect in the fulfillment of any of its covenant obligations for an ICOA Option Closing contained in any Interest Contribution and Option Agreement or has not satisfied all of the closing conditions precedent to the other Party's obligations to participate in an ICOA Option Closing on or prior to the applicable ICOA Option Closing Date, the non-Defaulting Party shall be entitled to sue for specific performance and, if for any reason specific performance is not available to such non-

Defaulting Party, the Defaulting Party shall pay the non-Defaulting Party an Expense Reimbursement in the amount of $15 million.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Broker. JRI and CBL expressly acknowledge that Goldman, Sachs & Co. has acted as JRI's exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement, and that JRI shall pay any brokerage commission due to Goldman, Sachs & Co. in accordance with the separate agreement between JRI and Goldman, Sachs & Co. JRI and CBL expressly acknowledge that Merrill Lynch & Co., Inc. has acted as CBL's exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement, and that CBL shall pay any brokerage commission due to Merrill Lynch & Co., Inc. in accordance with the separate agreement between CBL and Merrill Lynch & Co., Inc. Each of JRI and CBL represents and warrants to the other that it has not dealt with any other broker in this transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this Section. The provisions of this Section 11.1 shall survive the Principal Closing and any Deferred Closing.

     11.2 Expenses. JRI hereby acknowledges and agrees that it will be responsible for paying any severance payments to its employees and any fees payable to Goldman, Sachs & Co. or any other consultant retained by it in connection with the contributions contemplated herein. In addition, JRI agrees to pay (except as specifically set forth herein) any prepayment penalties or premiums or other payments to lenders, ground lessors, outside investors or other third parties in connection with refinancing any indebtedness secured by any of the Properties at or prior to the applicable Closing or obtaining any Required Consents.

     11.3 Further Assurances. The Jacobs Parties and CBL agree, at any time and from time to time after the Principal Closing, to execute, acknowledge where appropriate and deliver such further instruments and documents and to take such other action as the other party may reasonably request in order to carry out the intent and purpose of this Agreement, at the expense of the party making such request, provided, however, that neither the Jacobs Parties nor CBL shall, in connection with the foregoing, be obligated to incur any liabilities or obligations in addition to their respective liabilities or obligations otherwise contemplated in this Agreement. The provisions of this Section 11.3 shall survive the Closing.

     11.4 Payment of Expenses. Each party will pay the expenses provided for in this Agreement to be paid by it (including pursuant to Section 4.13 above) and the fees and disbursements of its attorneys, accountants and other professionals and experts incurred in connection with the negotiation of this Agreement and in preparation for any Closing (or any ICOA Option Closing).

     11.5 Notices. All notices, demands, consents, requests or other communications provided for or permitted to be given hereunder by a party hereto must be in writing and shall be deemed to have been properly given or served (x) on the fifth (5th) Business Day after deposit in the United States mail addressed to such party by registered or certified mail, postage prepaid, return receipt requested, (y) on the day after delivery to a reputable national overnight air courier service, prepaid and addressed to such party, or (z) if not deposited in the United States mail or delivered to a national overnight air courier service as aforesaid, shall be deemed to be properly given or served upon actual receipt (with rejection of delivery by addressee to constitute receipt), as follows:

     If to any of the Jacobs Parties:

           Jacobs Realty Investors Limited Partnership
           25425 Center Ridge Road
           Westlake, Ohio 44145
           Attention:  Richard E. Jacobs

     with a copy sent simultaneously to JRI's attorneys:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention:  Benjamin R. Weber

     and

           Thompson Hine & Flory LLP
           3900 Key Center
           127 Public Square
           Cleveland, Ohio 44114-1216
           Attention:  Donald H. Messinger

     If to CBL:

           CBL & Associates Properties, Inc.
           Watermill Center
           800 South Street, Suite 395
           Waltham, Massachusetts 02453
           Attention:  Stephen D. Lebovitz

     and

           CBL & Associates Properties, Inc.
           One Park Place
           6148 Lee Highway, Suite 300
           Chattanooga, Tennessee 37421
           Attention:  Charles B. Lebovitz and
                       H. Jay Wiseman, Jr.

     with a copy sent simultaneously to CBL's attorneys:

           Willkie Farr & Gallagher
           787 Seventh Avenue
           New York, New York 10019-6099
           Attention:  Eugene A. Pinover and
                       Yaacov M. Gross

     and

           Shumacker & Thompson, P.C.
           Suite 103, One Park Place
           6148 Lee Highway
           Chattanooga, Tennessee 37421
           Attention:  Jeffery V. Curry

Any of the aforementioned parties may change its address for the receipt of notices, demands, consents, requests and other communications by giving written notice to the others in the manner provided for above.

     11.6 Assignment. None of the parties to this Agreement shall have the right to assign, transfer, convey and/or otherwise sell (or enter into any agreement to do the same), directly or indirectly, any interest it may have in or under this Agreement without first having obtained the written consent of the other parties, which consent may be withheld in such party's sole and absolute discretion.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, but shall not inure to the benefit of, or be enforceable by, the Title Company or (unless otherwise expressly provided herein) any other Person.

     11.7 Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought or, in the case of a default, by the non-defaulting party or parties.

     11.8 Incorporation of Recitals and Schedules. The Recitals to this Agreement and the Exhibits and Schedules attached hereto are hereby incorporated by reference into the body of this Agreement and made a part hereof.

     11.9 Confidentiality; Press Releases.

     (a) Agreement. Each of CBL and the Jacobs Parties agrees that it will not disclose the contents of this Agreement to any third parties or issue any press release with respect thereto or any Closing hereunder without the consent of the other parties, except (i) as may be required or, based on the advice of counsel, advisable to ensure compliance with any applicable laws, rules or regulations of any Governmental Authority having jurisdiction over such party, (ii) as is expressly authorized or required by the terms of this Agreement (e.g., in connection with soliciting any stockholder or partner consents or obtaining any required third-party consents or approvals) or (iii) if and to the extent such contents have already been placed in the public domain (other than by the party seeking to disclose and in a manner not permitted by this Section 11.9(a)). Nothing contained in this Section 11.9 shall be construed as prohibiting (x) the Jacobs Parties from disclosing the contents of this Agreement (A) on a confidential basis to the Jacobs Parties' counsel, accountants, consultants, property managers and other agents, or (B) (if necessary or appropriate in JRI's reasonable judgment) to regulatory authorities having jurisdiction over the Jacobs Parties (which authorities, by law, may not be bound by any confidentiality restrictions), or (C) to parties from which it is seeking financing or (y) CBL from disclosing the contents of this Agreement (A) on a confidential basis to its counsel, accountants, consultants, property managers and other agents, or (B) (if necessary or appropriate in CBL's reasonable judgment) to regulatory authorities having jurisdiction over CBL (which authorities, by law, may not be bound by any confidentiality restrictions), or
(C) to parties from which it seeks financing. The Jacobs Parties and CBL each agree (I) to consult with and cooperate with the other parties on the content and timing of all press releases and other public announcements relating to the transactions contemplated by this Agreement and (II) that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. Notwithstanding the foregoing, in connection with the disposition of the remaining retail shopping center properties owned by the Jacobs Parties and their affiliates (the "Remaining Portfolio"), the Jacobs Parties may disclose the contents of this Agreement with any potential buyer of the Remaining Portfolio, provided such potential buyer agrees to keep the same confidential on terms similar to the terms contained herein.

     (b) Property Information. In the event this Agreement is terminated, CBL and CBL's representatives shall promptly deliver to the Jacobs Parties all originals and copies of the information relating to the Interests and the Properties supplied by, or at the direction of, the Jacobs Parties in the possession of CBL and CBL's representatives. In addition to the foregoing, CBL shall remain obligated and bound pursuant to the terms and provisions of that certain Confidentiality Agreement by and between The Richard E. Jacobs Group, Inc. and the REIT, dated January 4, 2000, except to the extent that the requirements of that agreement are inconsistent with the provisions of this
Section 11.9.

     11.10 Merger. Subject to the last sentence of Section 11.9(b) above, all understandings and agreements heretofore had between the parties hereto are merged in this Agreement and the instruments and documents referred to herein, which fully and completely express their agreements with respect to the transactions contemplated herein, and supersede all prior agreements, written or oral, with respect thereto.

     11.11 GOVERNING LAW. AS PERMITTED BY SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11.12 Jurisdiction. Each of the Jacobs Parties and CBL hereby irrevocably and unconditionally submits to the jurisdiction of any New York State Court or Federal Court of the United States of America sitting in the borough of Manhattan, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be brought in and may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. Each of JRI and CBL agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Jacobs Parties and CBL hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State Court or Federal Court sitting in the borough of Manhattan. Each of the Jacobs Parties and CBL hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Nothing contained in this Section 11.12 shall be construed as preventing any of the Jacobs Parties and CBL, or any of their respective affiliates, from
(i) objecting to the jurisdiction of any New York State Court on the ground that the matter involved exceeds the statutory jurisdiction of such court or (ii) from seeking to remove any suit, action or proceeding from a New York State Court to a Federal Court sitting in the borough of Manhattan, or vice versa.

     11.13 Captions. The captions and Article headings included in this Agreement and the table of contents are for convenience only, do not constitute part of this Agreement and shall not be considered or referred to in interpreting the provisions of this Agreement.

     11.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an "original" signature page for purposes of this Agreement so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Agreement.

     11.15 Severability. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

     11.16 Prior Negotiations; Construction. No negotiations concerning or modifications made to prior drafts of this Agreement shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the parties under this Agreement or to restrict or expand the meaning of any of the provisions of this Agreement or to construe any of the provisions of this Agreement in any party's favor. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

     11.17 Litigation Expenses. In the event that either the Jacobs Parties or CBL is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees and expenses, incurred in connection with such litigation.

     11.18 No Recordation. The Jacobs Parties and CBL each agree that neither this Agreement nor any memorandum or notice hereof shall be recorded and CBL agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by CBL in connection with CBL's enforcement of its rights hereunder) against any of the Properties or any portion thereof in connection herewith and (b) to indemnify the Jacobs Parties against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Jacobs Parties by reason of the filing by CBL of such notice of pendency or other instrument.

     11.19 Competitive Activities. Nothing herein shall be construed as restricting or limiting in any way the Jacobs Parties, their principals, affiliates, or any partner, member or shareholder of any of them, from engaging in activities that may be deemed to be competitive with the Properties or any other business activities currently conducted or to be conducted by CBL or any of their affiliates on or after the date hereof. This Section 11.19 shall not, however, be construed as releasing Richard Jacobs from the provisions of the Non-Competition Agreement.

     11.20 No Obligations of Property Owners. It is expressly acknowledged that none of the Property Owners shall have any obligations whatsoever under this Agreement or under the terms of any Interest Contribution Agreement or Deed Contribution Agreement to which they are not a party, and each Property Owner shall only be bound by the terms and provisions of the applicable Interest Contribution Agreement or Deed Contribution Agreement relating to its Property if, as and when fully executed and delivered and not otherwise.

     11.21 WAIVER OF TRIAL BY JURY. THE JACOBS PARTIES AND CBL HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY THE JACOBS PARTIES OR CBL, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH RIGHT OR CLAIM RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY DOCUMENTATION RELATED THERETO, OR ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER HAS BEEN AGREED TO AFTER CONSULTATION WITH LEGAL COUNSEL SELECTED BY CBL AND THE JACOBS PARTIES.

     11.22 Relationship of JRI to the Jacobs Parties. Each Jacobs Party agrees (and CBL acknowledges) that JRI alone will represent and act on behalf of all of the Jacobs Parties for the purpose of giving any required notice or consent hereunder and for the purpose of determining whether the conditions precedent to the Jacobs Parties' obligations hereunder have been satisfied.

     11.23 General Limitation on Liabilities. The parties acknowledge and agree that (i) neither the Jacobs Trusts nor any other owner of interests in or affiliate of JRI will have any liability to CBL for any breach by JRI of any of its representations, warranties, covenants or other obligations contained in or pursuant to this Agreement, and (ii) no stockholder of the REIT and no holder of limited partnership interests in the Operating Partnership will have any liability to the Jacobs Parties for any breach by the REIT or the Operating Partnership of any of its representations, warranties, covenants or other obligations contained in or pursuant to this Agreement, provided, however, that the foregoing shall not preclude the Jacobs Parties or CBL from making any claims against any direct or indirect partner, member or other equity owner of the other pursuant to
Section 17-607 of the Delaware Revised Uniform Limited Partnership Act to the extent the partner, member or other equity owner has received a distribution or other payment in violation of that Section or other similar law to which such Person is subject.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        JRI:

                                        JACOBS REALTY INVESTORS LIMITED
                                        PARTNERSHIP

                                        By: JG Realty Investors Corp.

                                        By: /s/ Martin J. Cleary
                                            ------------------------------
                                            Name:  Martin J. Cleary
                                            Title: President


                                        JACOBS TRUSTS:

                                        solely with respect to its express
                                        obligations pursuant to Section 1.1(a),
                                        Article IV and Article XI hereof,

                                        By: /s/ Richard E. Jacobs
                                            ------------------------------
                                            Richard E. Jacobs, solely as trustee
                                            for the Richard E. Jacobs Revocable
                                            Living Trust


                                        solely with respect to its express
                                        obligations pursuant to Section 1.1(a),
                                        Article IV and Article XI hereof,


                                        By: /s/ Richard E. Jacobs
                                            ------------------------------
                                            Richard E. Jacobs, solely as trustee
                                            for the David H. Jacobs Marital
                                            Trust

                                        OPERATING PARTNERSHIP:

                                        CBL & ASSOCIATES LIMITED PARTNERSHIP

                                        By: CBL Holdings I, Inc.

                                        By: /s/ Charles B. Lebovitz
                                            ------------------------------
                                            Name:  Charles B. Lebovitz
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


                                        REIT:

                                        CBL & ASSOCIATES PROPERTIES, INC.


                                        By: /s/ Charles B. Lebovitz
                                            ------------------------------
                                            Name: Charles B. Lebovitz
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer